UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              SMARTIRE SYSTEMS INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Yukon Territory                                 3714                                    n/a
----------------------------------------    --------------------------------------    --------------------------------
       State or jurisdiction of                 (Primary Standard Industrial                 (I.R.S. Employer
     incorporation or organization               Classification Code Number)                Identification No.)


           150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1
                                 (604) 276-9884
--------------------------------------------------------------------------------
   (Address and telephone number of registrant's principal executive offices)


                        Robert Rudman, President and CEO
           150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1
                                 (604) 276-9884
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                           Copy of communications to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                             1065 Avenue of Americas

                               New York, NY 10018
                             Telephone: 212-930-9700
                             Facsimile: 212-930-9725

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
    Title of each class                             Proposed maximum       Proposed maximum
    of securities to be         Amount to be         offering price       aggregate offering          Amount of
       registered(1)             registered              per share                price          registration fee(2)
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common stock                   90,000,000(3)             $0.094              $8,460,000.00            $1,071.88
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common stock                    3,605,769(4)             $0.094               $338,942.29              $42.94
---------------------------- ------------------------------------------------------------------ ----------------------
Total Registration Fee                                                                                $1,114.82
---------------------------- ------------------------------------------------------------------ ----------------------

(1) In the event of a stock split, stock dividend, or similar transactions involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee and based upon the average quotation of the high and low price of our common stock on May 28, 2004, as reported on the OTC Bulletin Board.

(3) Represents shares of common stock issuable pursuant to a Standby Equity Distribution Agreement dated May 19, 2004 between our company and Cornell Capital Partners, LP. The Standby Equity Distribution Agreement contemplates the potential future issuance and sale of up to $15.0 million of our common stock to Cornell Capital Partners, LP, subject to certain restrictions and other obligations. Under this arrangement, we, at our sole discretion, may draw down on this facility, sometimes termed an equity line, from time to time over a period of twenty four months after the effective date of this registration statement or until Cornell Capital Partners, LP purchases $15.0 million worth of shares of our common stock, whichever comes first. (See "The Standby Equity Distribution Agreement" beginning on page 30.) Given our company's current capital needs and the market price of our common stock, we presently have no intention of drawing down the entire $15.0 million amount. Accordingly, our company's good faith estimate of the number of shares that we will issue pursuant to the equity line is 90,000,000 shares. However, if our circumstances change and we have no other source of financing, we may ultimately have to draw down the entire $15.0 million assuming that we will then be in a position to meet all of the conditions to effect draw downs under this facility.

(4) Represents shares of common stock issuable as a commitment fee and placement agent fee pursuant to the Standby Equity Distribution Agreement dated May 19, 2004 between our company and Cornell Capital Partners, LP.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                                                           Subject to Completion
                                                                   June __, 2004


                              SMARTIRE SYSTEMS INC.
                               A YUKON CORPORATION

           93,605,769 SHARES OF COMMON STOCK OF SMARTIRE SYSTEMS INC.
                        _________________________________

         This prospectus relates to the resale by Cornell Capital Partners, LP Limited, a Delaware limited partnership, of up to 90,000,000 shares of common stock that may be issued through a Standby Equity Distribution Agreement between us and Cornell Capital Partners, LP dated May 19, 2004, as further described in this prospectus. See "The Standby Equity Distribution Agreement" beginning on page 30.

         Cornell Capital Partners, LP may resell the shares issued to it under the Standby Equity Distribution Agreement using this prospectus. We will not receive any proceeds from the resale of shares of our common stock by Cornell Capital Partners, LP, but will bear the costs relating to the registration of the shares.

         Newbridge Securities Corporation, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, was instrumental in arranging for the $15.0 million equity line of credit facility provided by Cornell Capital Partners, LP pursuant to the Standby Equity Distribution Agreement. With the exception of Cornell Capital Partners, LP and Newbridge Securities Corporation, each of which will be an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of our common stock under the equity line of credit facility, no underwriter or any other person has been engaged to facilitate the sale of shares of common stock in this offering.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "SMTR.OB". On May 25, 2004 the closing bid price for one share of our common stock was $0.094. We do not have any securities that are currently traded on any other exchange or quotation system.

         Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 9 before investing in our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

         The information in this prospectus is not complete and may be changed. The selling stockholder may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         The date of this prospectus is June __, 2004.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

                                                                                                    PAGE NUMBER
                                                                                                    -----------
PROSPECTUS SUMMARY                                                                                       7

RISK FACTORS                                                                                             10

RISKS RELATED TO SOME OF OUR OUTSTANDING SECURITIES

We have issued convertible debentures and share purchase warrants, and our obligations under the convertible debentures and the warrants pose risks to the price of our common stock and
our continuing operations.                                                                               10

The holders of the discounted and 8% convertible debentures have the option of converting the convertible debentures into shares of our common stock, and we may elect to make the monthly redemption payments under the discounted convertible debentures in shares of our common stock.  The holders of the convertible debentures may also exercise their common share purchase warrants.  If the convertible debentures are converted or the warrants are
exercised, there will be dilution of your shares of our common stock.                                    10

The convertible debentures provide for various events of default that would entitle the holders to require us to immediately repay 120% of the outstanding principal amount, plus accrued and unpaid interest, in cash.  If an event of default occurs, we may be unable to immediately repay the amount owed, and any repayment may leave us with little or no working
capital in our business.                                                                                 12


There are a large number of shares  underlying our standby  equity  distribution agreement  that are being  registered in this  prospectus  and the sale of these shares may depress the market price of our common stock,  cause  dilution to the
existing stockholders and may result in a change of control.                                             13

Under the standby equity distribution  agreement,  Cornell Capital Partners will pay less than the  then-prevailing  market  price of our  common  stock and this
discounted sale could cause the price of our common stock to decline.                                    13

Assuming the issuance of 90,000,000 shares of our common stock pursuant to our equity line of credit facility at an issue price of $0.094 per share, the effective price paid for each share would exceed the net tangible book value of each share as at January 31, 2004 by
$0.03, representing a dilution factor of 32.4%.                                                          14

The sale of our stock under our equity line could encourage short sales by third
parties, which could contribute to the future decline of our stock price.                                14

Trading on the OTC Bulletin Board may be sporadic because it is not a stock exchange, and
stockholders may have difficulty reselling their shares.                                                 15

                                                                                                    PAGE NUMBER
                                                                                                    -----------
RISKS RELATED TO OUR BUSINESS AND COMPANY                                                                15

We require additional financing in order to continue in business as a going concern, the availability of which is uncertain.  We may be forced by business and economic conditions to accept financing terms which will require us to issue our securities at a discount, which
could result in further dilution to our existing stockholders.                                           15

Our Standby Equity Distribution Agreement with Cornell Capital Partners, LP limits the number of shares of common stock that we can require Cornell Capital Partners, LP to purchase to not more than 9.99% of our then issued and outstanding shares of common stock in connection with each draw down, which may further limit our ability to draw down amounts that we request and which may cause us to significantly curtail the scope of our operations
and alter our business plan.                                                                             15

We have a history of operating losses and fluctuating operating results, which raise
substantial doubt about our ability to continue as a going concern.                                      16

We may experience significant and rapid growth if we are able to capitalize on the expansion of the tire monitoring market.  If we are unable to hire and train staff to handle sales and marketing of our products and manage our operations, such growth could materially and
adversely affect us.                                                                                     16

Technological changes in our industry could render our products non-competitive or obsolete
and consequently affect our ability to generate revenues.                                                16

We do carry a reasonable amount of product liability insurance . However there can be no assurance that our existing insurance coverage would be adequate in term and scope to
protect us against material financial effects in the event of a successful claim.                        16

Substantially all of our assets and a majority of our directors and officers are outside the
United States, with the result that it may be difficult for investors to enforce within the
United States any judgments obtained against us or any of our directors or officers.                     17

The loss of any one of our three major customers would materially and adversely affect us.               17

We may experience difficulty in obtaining components and raw materials, and we could be
materially and adversely affected as a result.                                                           17

The loss of any of our contract manufacturers would materially and adversely affect us.                  17

We depend to a significant extent on certain key personnel, the loss of any of whom may
materially and adversely affect our company.                                                             17

FORWARD-LOOKING STATEMENTS                                                                               18

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE                                                    18

THE OFFERING                                                                                             18

DILUTION                                                                                                 18

USE OF PROCEEDS                                                                                          19

SELLING STOCKHOLDER                                                                                      21

PLAN OF DISTRIBUTION                                                                                     23

THE STANDBY EQUITY DISTRIBUTION AGREEMENT                                                                26

LEGAL PROCEEDINGS                                                                                        29

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                                             29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                                           32

DESCRIPTION OF COMMON STOCK                                                                              34

LEGAL MATTERS                                                                                            34

                                                                                                    PAGE NUMBER
                                                                                                    -----------
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE                     35

INTEREST OF NAMED EXPERTS AND COUNSEL                                                                    35

EXPERTS                                                                                                  35

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES                             35

DESCRIPTION OF BUSINESS                                                                                  36

MANAGEMENT'S DISCUSSION AND ANALYSIS                                                                     47

LIQUIDITY AND CAPITAL RESOURCES                                                                          58

APPLICATION OF CRITICAL ACCOUNTING POLICIES                                                              64

DESCRIPTION OF PROPERTY                                                                                  66

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                           66

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                                                 66

DIVIDEND POLICY                                                                                          67

EXECUTIVE COMPENSATION                                                                                   67

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS                                                         72

FINANCIAL STATEMENTS                                                                                     74

WHERE YOU CAN FIND MORE INFORMATION                                                                     130


         As used in this prospectus, the terms "we", "us", "our", and "SmarTire" mean SmarTire Systems Inc. and its subsidiaries, unless otherwise indicated.

         All dollar amounts refer to US dollars unless otherwise indicated.

                               PROSPECTUS SUMMARY

                                  Our Business

         We (together with our subsidiaries) are engaged in the development and marketing of tire monitoring systems designed for improved vehicle safety, performance, reliability and fuel efficiency. During the fiscal years ended July 31, 2003 and July 31, 2002, we earned revenues primarily from the sale of tire monitoring systems for passenger cars. Our principal executive offices are located at #150 - 13151 Vanier Place, Richmond, British Columbia, Canada, V6V 2J1. We were incorporated under the laws of the Province of British Columbia on September 8, 1987, and were continued under the laws of the Yukon Territory to become a Yukon corporation effective February 6, 2003. Our telephone number is
(604) 276-9884.

         We have three wholly-owned subsidiaries: SmarTire Technologies Inc., SmarTire USA Inc. and SmarTire Europe Limited. SmarTire Technologies Inc. was incorporated on June 3, 1988 under the laws of the Province of British Columbia, and was the original developer of our patented technology. SmarTire USA Inc., a Delaware corporation incorporated on May 16, 1997, is our exclusive marketing agency for SmarTire in North America. SmarTire Europe Limited, a United Kingdom corporation incorporated on February 25, 1998, is our exclusive sales and distribution operation for Europe. SmarTire Europe's head office is located at Park 34, Southmead Industrial Park, Didcot, Oxfordshire, England, OX11 7WB.

                         Number of Shares Being Offered

         This prospectus covers the resale by Cornell Capital Partners, LP of up to 90,000,000 shares of common stock issuable pursuant to a Standby Equity Distribution Agreement dated May 19, 2004 between our company and Cornell Capital Partners, LP. The Standby Equity Distribution Agreement contemplates the potential future issuance and sale of up to $15.0 million of our common stock to Cornell Capital Partners, LP, subject to restrictions and other obligations that are described throughout this prospectus. Under this arrangement, we, at our sole discretion, may draw down on this facility, sometimes termed an equity line, from time to time over a period of twenty-four months after the effective date of this registration statement or until Cornell Capital Partners, LP purchases $15.0 million worth of shares of our common stock, whichever comes first. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest closing bid price of our common stock on the Over-The-Counter Bulletin Board for the five trading days immediately following the notice date. The amount of each advance is subject to a maximum of $500,000 per advance, with a minimum of seven trading days between advances. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners will receive 3,509,615 shares of common stock as a one-time commitment fee, which will be available for resale pursuant to this prospectus.

         We have engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation is owed a fee of 96,154 shares of our common stock. This prospectus also relates to the resale by Newbridge Securities Corporation of these shares of common stock.

         There is no cap on the number of shares that can be issued under the Standby Equity Distribution Agreement. Given our company's current capital needs and the market price of our common stock, we presently have no intention of drawing down the entire $15.0 million amount. Accordingly, our company's good faith estimate of the number of shares that we will issue pursuant to the equity line is 90,000,000 shares. However, if our circumstances change and we have no other source of financing, we may ultimately have to draw down the entire $15.0 million assuming that we will then be in a position to meet all of the conditions to effect draw downs under this facility

         There is a large number of shares of common stock underlying the Standby Equity Distribution Agreement that will be available for future sale and the sale of these shares will cause dilution to our existing shareholders.

         We are limited with respect to how often we can exercise a draw down and the amount of each draw down. For more details on the equity line, see "The Standby Equity Distribution Agreement" elsewhere in this prospectus.

         Brokers  or  dealers   effecting   transactions  in  the  shares  being
registered in this offering should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

         The selling stockholders may sell the shares of common stock in the public market or through privately negotiated transactions or otherwise. Cornell Capital Partners, LP may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution".

                          Number of Shares Outstanding

         There were 89,013,091 shares of our common stock issued and outstanding as at May 25, 2004.

                                 Use of Proceeds

         We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling stockholder. We will, however, incur all costs associated with this registration statement and prospectus.

                            Summary of Financial Data

         The summarized financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended July 31, 2003 and July 31, 2002, and our unaudited consolidated financial statements for the six-month period ended January 31, 2004, (in each case including the notes to those financial statements) which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis" beginning on page 48 of this prospectus

-------------------------------------------------- ------------------------ -------------------------
                                                       For the 6-month          For the 6-month
                                                        period ended              period ended
                                                      January 31, 2004          January 31, 2003
                                                         (unaudited)               (unaudited)
-------------------------------------------------- ------------------------ -------------------------
Revenue                                                   $857,717                 $544,351
-------------------------------------------------- ------------------------ -------------------------
Net Loss for the Period                                 $(5,168,322)             $(4,200,245)
-------------------------------------------------- ------------------------ -------------------------

Loss Per Share - basic and diluted                        $(0.08)                   $(0.21)
-------------------------------------------------- ------------------------ -------------------------

                                                           As at                     As at
                                                      January 31, 2004         January 31, 2003
                                                        (unaudited)               (unaudited)
-------------------------------------------------- ------------------------ -------------------------
Working Capital (Deficiency)                             $3,852,457               $(693,461)
-------------------------------------------------- ------------------------ -------------------------
Total Assets                                             $9,412,369               $6,074,827
-------------------------------------------------- ------------------------ -------------------------
Total Share Capital                                     $53,188,932               $45,432,055
-------------------------------------------------- ------------------------ -------------------------
Deficit                                                $(53,199,552)             $(42,316,846)
-------------------------------------------------- ------------------------ -------------------------

Total Stockholders' Equity                               $7,477,654               $3,409,073
-------------------------------------------------- ------------------------ -------------------------

--------------------------------------- ------------------------ ------------------------ --------------------------
                                                                   For the year ended        For the year ended
                                          For the year ended
                                             July 31, 2003            July 31, 2002             July 31, 2001
--------------------------------------- ------------------------ ------------------------ --------------------------
Revenue                                       $1,802,596               $1,012,344                 $779,611
--------------------------------------- ------------------------ ------------------------ --------------------------

Net Loss for the Period                      $(9,914,629)             $(6,829,176)              $(5,507,019)
--------------------------------------- ------------------------ ------------------------ --------------------------

Loss Per Share - basic and diluted             $(0.37)                  $(0.41)                   $(0.39)
--------------------------------------- ------------------------ ------------------------ --------------------------

--------------------------------------------------- ----------------------- -------------------------
                                                            As at                    As at
                                                        July 31, 2003            July 31, 2002
--------------------------------------------------- ----------------------- -------------------------
Working Capital (Deficiency)                             $2,423,932                $(93,609)
--------------------------------------------------- ----------------------- -------------------------
Total Assets                                             $7,085,592               $6,749,601
--------------------------------------------------- ----------------------- -------------------------
Total Share Capital                                      $48,204,995              $42,514,482
--------------------------------------------------- ----------------------- -------------------------
Deficit                                                 $(48,031,230)            $(38,116,601)
--------------------------------------------------- ----------------------- -------------------------
Total Stockholders' Equity                               $6,287,304               $4,289,046
--------------------------------------------------- ----------------------- -------------------------

                                  RISK FACTORS

         An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

               RISKS RELATED TO SOME OF OUR OUTSTANDING SECURITIES

We have issued convertible debentures and share purchase warrants, and our obligations under the convertible debentures and the warrants pose risks to the price of our common stock and our continuing operations.

         We have issued discounted convertible debentures, in the aggregate principal amount of $3,493,590, maturing on April 1, 2006 of which amount $2,911,325 remain outstanding as at May 19, 2004. In addition to the discounted convertible debentures, we have also issued 8% convertible debentures in the aggregate principal amount of $1,700,000 maturing July 16, 2006, of which amount $325,000 remain outstanding as at May 19, 2004. The discounted and 8% convertible debentures provide that in certain circumstances the holder of the debentures may convert the outstanding principal and, in the case of the 8% convertible debentures, accrued interest, into shares of our common stock. The purchasers of the discounted convertible debentures and 8% convertible debentures also hold an aggregate of 32,536,131 warrants.

         The terms and conditions of the convertible debentures and the warrants pose unique and special risks to our continuing operations and the price of our common stock. Some of those risks are outlined below.

The holders of the discounted and 8% convertible debentures have the option of converting the convertible debentures into shares of our common stock, and we may elect to make the monthly redemption payments under the discounted convertible debentures in shares of our common stock . The holders of the convertible debentures may also exercise their common share purchase warrants. If the convertible debentures are converted or the warrants are exercised, there will be dilution of your shares of our common stock.

         The issuance of shares of our common stock upon conversion or redemption of the discounted convertible debentures, and upon the conversion of the 8% convertible debentures, will result in dilution to the interests of other holders of our common stock, since the holders of the convertible debentures may sell all of the resulting shares into the public market.

         The principal amount of the discounted convertible debentures may be converted at the option of the holders into shares of our common stock at a set price of $0.22 per share, subject to adjustment pursuant to the anti-dilution provisions as set forth in the convertible debentures. In addition, we may elect to make the monthly redemption payments in shares of our common stock at a conversion price equal to the lesser of (a) the set price of $0.22 per share (subject to adjustment pursuant to the anti-dilution provisions contained in the debentures), and (b) 85% of the average of the 20 closing prices of our common stock.

         As at May 19, 2004, we had issued 4,545,271 shares of our common stock for monthly payments on our discounted convertible debenture and holders of 8% convertible debentures had converted a total of $1,401,420 of principal, and related interest, resulting in the issuance of 10,989,635 shares of our common stock. The balance of the 8% convertible debentures in the aggregate amount of $325,000 may be converted at a conversion price of $0.104 per share, subject to adjustment as set forth in the convertible debentures. Accrued interest on any principal amount that is so converted will be converted into shares of our common stock at a conversion price equal to 90% of the 20-day average closing bid price.

         The purchasers of the discounted convertible debentures received warrants to acquire up to an aggregate of 7,939,978 shares of our common stock, exercisable for a period of two years.

         The purchasers of the 8% convertible debentures received warrants to acquire up to an aggregate of 13,076,922 shares of our common stock, exercisable for a period of five years. They also hold additional warrants to acquire up to an aggregate of 10,269,231 shares of our common stock, exercisable for a period of five years.

         Each convertible debenture and each warrant is subject to anti-dilution protection upon the occurrence of certain events. If, among other things, we or any of our subsidiaries offers, sells or otherwise disposes of or issues any of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at an effective price per share that is less than the conversion price of the convertible debenture or the exercise price of the warrant, the conversion price or the exercise price of the warrant will be reduced to equal such effective price.

         The following table sets forth the number and percentage of shares of our common stock that would be issuable if:

         -- the entire principal amount of the discounted convertible debentures of $2,911,325 is converted or redeemed at the set price of $0.22 and the 8% convertible debentures are converted at $.104

         --       the  entire   principal   amount  of  the  discounted  and  8%
                  convertible debentures of $3,236,325 is converted or redeemed at $0.104


--------------------------------------- ----------------- ------------------ ------------------- -------------------
                                           Number of
                                        Shares Issuable
                                         on Conversion/
                                         Redemption of    Shares Issued or
                                         Discounted and      Issuable on
                                         8% Convertible      Exercise of                           Percentage of
             Description                 Debentures(1)        Warrants          Total Shares        Class(2)(3)
--------------------------------------- ----------------- ------------------ ------------------- -------------------
Scenario 1:

Debentures      in     the
aggregate principal amount
of     $2,911,325      are
converted/redeemed   at  a
conversion price of $0.22,
and   debentures   in  the
aggregate principal amount
of $325,000 are  converted
at a
conversion price of $0.104.                16,358,295        32,536,131          48,894,426            35.45%
--------------------------------------- ----------------- ------------------ ------------------- -------------------

Scenario 2:

Debentures in the aggregate principal
amount of $3,236,325 are
converted/redeemed at a conversion
price of $0.104                            41,491,346        32,536,131          63,654,641            41.69%
--------------------------------------- ----------------- ------------------ ------------------- -------------------

(1) Represents the number of shares issuable if all of the outstanding principal under all of the discounted convertible debentures and the 8% convertible debentures were converted/redeemed at the indicated conversion price. For ease of reference, any shares of common stock that may be issued upon conversion of interest under the 8% convertible debentures have been excluded. The outstanding principal under the 8% convertible debentures bears interest at the rate of 8% per annum, calculated on the basis of a 360-day year.

(2) Based on 89,013,091 common shares issued and outstanding on May 25, 2004.

(3) Percentage of the total outstanding common stock represented by the shares issuable on conversion/redemption of the discounted convertible debentures and the 8% convertible debentures, and upon exercise of the warrants, without regard to any contractual or other restriction on the number of securities the selling stockholders may own at any point in time. The actual number of shares of common stock issued or issuable upon the conversion/redemption of the discounted convertible debentures is subject to adjustment pursuant to anti-dilution provisions contained in the debentures which may or may not be triggered, depending upon factors which cannot be predicted by us at this time.

The convertible debentures provide for various events of default that would entitle the holders to require us to immediately repay 120% of the outstanding principal amount, plus accrued and unpaid interest, in cash. If an event of default occurs, we may be unable to immediately repay the amount owed, and any repayment may leave us with little or no working capital in our business.

         We will be considered in default of the discounted convertible debentures and the 8% convertible debentures if any of the following events, among others, occurs:

         (a) we fail to pay any amount due under a convertible debenture within five days of any notice sent to us by the holder of the convertible debenture that we are in default of our obligation to pay the amount;

         (b) we fail to comply with any of the other agreements contained in the convertible debenture after we are given fifteen days written notice of such non-compliance;

         (c) we breach any of our obligations under the related securities purchase agreement or the related registration rights agreement and the breach is not cured by us within fifteen days after our receipt of written notice of such breach;

         (d) we or any of our subsidiaries become bankrupt or insolvent;

         (e) we breach any of our obligations under any other debt or credit agreements involving an amount exceeding $150,000, unless the breach is cured by us within fifteen days and the breach is waived by the other party to the debt or credit agreement;

         (f) our common stock ceases to be eligible for quotation on the principal market for our common stock (currently the OTC Bulletin Board), and fails to be quoted or listed for trading on another principal market (defined to mean the OTC Bulletin Board, the New York Stock Exchange, American Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market) within five trading days;

         (g) we agree to sell or dispose of more than 33% of our assets in one or more transactions, or we agree to redeem or repurchase more than an insignificant number of shares of our outstanding common stock or any other equity securities of our company; or

         (h) we fail to issue shares of our common stock to the holder within five trading days of the conversion date specified in any conversion notice delivered in respect of a convertible debenture by the holder.

         If an event of default occurs, the holder of a convertible debenture can elect to require us to pay a mandatory prepayment amount generally equal to 120% of the outstanding principal amount, plus all other accrued and unpaid amounts under the convertible debenture.

         Some of the events of default include matters over which we may have some, little or no control. If a default occurs and we cannot pay the amounts payable under the convertible debentures in cash (including any interest on such amounts and any applicable late fees under the convertible debentures), the holders of the debentures may protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained in the convertible debentures, in the related securities purchase agreement or in any document or instrument delivered in connection with or pursuant to the convertible debentures, or to enforce the payment of the outstanding convertible debentures or any other legal or equitable right or remedy. In addition, any repayment that we are required to make may leave us with little or no working capital in our business. This would have an adverse effect on our continuing operations.

RISKS RELATING TO OUR STANDBY EQUITY DISTRIBUTION AGREEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR STANDBY EQUITY DISTRIBUTION AGREEMENT THAT ARE BEING REGISTERED IN THIS PROSPECTUS AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK, CAUSE DILUTION TO THE EXISTING STOCKHOLDERS AND MAY RESULT IN A CHANGE OF CONTROL.

The issuance and sale of shares upon delivery of an advance by Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement in the amount up to $15,000,000 are likely to result in substantial dilution to the interests of other stockholders. There is no upper limit on the number of shares that we may be required to issue. This will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of our company. The following is an example of the amount of shares of our common stock that are issuable pursuant to the equity line, if we were to utilize $15,000,000 and $7,500,000 based on market prices 25%, 50% and 75% below the closing bid price, as of May 25, 2004 of $0.094.

$15,000,000:

                                                      Number           % of
% Below          Price Per     With Discount         of Shares      Outstanding
Market             Share           of 2%             Issuable         Stock
-----            --------      -------------       -------------    ---------
At Market         $0.094         $0.0921            162,866,450       64.66%
25%              $0.0705         $0.0691            212,765,957       70.50%
50%              $0.0470         $0.0461            319,148,936       78.19%
75%              $0.0235         $0.0235            638,297,872       87.76%

$7,500,000:

                                                      Number           % of
% Below          Price Per     With Discount         of Shares      Outstanding
Market             Share           of 2%             Issuable         Stock
-----            --------      -------------       -------------    ---------
At Market         $0.094         $0.0921             81,433,235          47.78%
25%              $0.0705         $0.0691            108,538,350          54.94%
50%              $0.0470         $0.0461            162,689,805          64.64%
75%              $0.0235         $0.0235            326,086,957          78.56%

UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT, CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK AND THIS DISCOUNTED SALE COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

The common stock to be issued under the equity line of credit will be issued at a 2% discount to the lowest closing bid price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE.

In many circumstances the provision of an equity line of credit for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if the company has not performed in such a manner to show that the equity funds raised will be used to grow the company. Such an event could place further downward pressure on the price of common stock. Under the terms of our equity line the company may request numerous draw downs pursuant to the terms of the equity line. Even if the company uses the equity line to grow its revenues and profits or invest in assets which are materially beneficial to the company the opportunity exists for short sellers and others to contribute to the future decline of our stock price. Although Cornell Capital has contractually agreed to refrain from short selling. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

Assuming the issuance of 90,000,000 shares of our common stock pursuant to our equity line of credit facility at an issue price of $0.094 per share, the effective price paid for each share would exceed the net tangible book value of each share as at January 31, 2004 by $0.03, representing a dilution factor of 32.4%.

         Assuming the issuance of 90,000,000 shares of our common stock pursuant to our equity line of credit facility with Cornell Capital Partners, LP at a discounted issue price of $0.094 per share, the effective price paid for each share would exceed the net tangible book value of each share as at January 31, 2004 by $0.03, representing a dilution factor of 32.4%. The following table sets forth the dilution for the common stock that will be issuable based upon the net tangible book value attributable to each share of our common stock as at January 31, 2004.

    Issue price                                                                                     $0.094(1)
    Net tangible book value before the issue of the common stock(2)                $0.039
    Increase in net tangible book value attributable to the issue of the
    common stock                                                                    0.025

    Net tangible book value after the issue of the common stock(3)                                    0.064
    Dilution per share                                                                               $0.030
    Percentage of dilution in relation to the net tangible book value per
    share prior to the issue of the common stock                                                      32.4%


(1) After taking into account the 2% discount that Cornell Capital Partners, LP is entitled to receive under the Standby Equity Distribution Agreement. It is assumed for illustrative purposes that the price of our common stock is $0.094 per share at all material times.

(2) As at January 31, 2004.

(3) Represents aggregate proceeds from the issue of the common stock, less the 5% fee paid to Cornell Capital Partners, LP.

Trading on the OTC Bulletin Board may be sporadic because it is not a stock exchange, and stockholders may have difficulty reselling their shares.

         Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterised by wide fluctuations in trading prices, due to many factors that may have little to do with the company's operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on the Nasdaq SmallCap. Accordingly, you may have difficulty reselling any of the shares you purchase from the selling stockholders. In addition, since our common stock was traded on the Nasdaq SmallCap Market until May 28, 2003, past trading activity in our common stock should not be relied upon as necessarily being indicative of future trading activity in our common stock.

                   RISKS RELATED TO OUR BUSINESS AND COMPANY

We require additional financing in order to continue in business as a going concern, the availability of which is uncertain. We may be forced by business and economic conditions to accept financing terms which will require us to issue our securities at a discount, which could result in further dilution to our existing stockholders.

         As discussed under the heading, "Management's Discussion and Analysis - Liquidity and Capital Resources," we require additional financing to fund our operations. We are taking the steps necessary to draw down amounts under the $15,000,000 equity line of credit facility that we have arranged with Cornell Capital Partners, LP. However, business and economic conditions may make it unfeasible or undesirable for us to draw down amounts under the equity line of credit at every opportunity,

         In conjunction with our investment bankers, Cornell Capital Partners, LP. , we are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. In addition, any additional equity financing may involve substantial dilution to our stockholders. If we fail to raise sufficient financing to meet our immediate cash needs, we will be forced to scale down or perhaps even cease the operation of our business, which may result in the loss of some or all of your investment in our common stock.

         In addition, in seeking debt or equity private placement financing, we may be forced by business and economic conditions to accept terms which will require us to issue our securities at a discount from the prevailing market price or face amount, which could result in further dilution to our existing stockholders.

Our Standby Equity Distribution Agreement with Cornell Capital Partners, LP limits the number of shares of common stock that we can require Cornell Capital Partners, LP to purchase to not more than 9.99% of our then issued and outstanding shares of common stock in connection with each draw down, which may further limit our ability to draw down amounts that we request and which may cause us to significantly curtail the scope of our operations and alter our business plan.

         Our Standby Equity Distribution Agreement with Cornell Capital Partners, LP provides that we may not sell shares of our common stock pursuant to our draw down right under the agreement if the draw down would result in the issuance of more than 9.99% of our then issued and outstanding common stock to Cornell Capital Partners, LP. For example, on May 25, 2004, 89,013,091 shares of our common stock were issued and outstanding. Assuming that we would have otherwise been in a position to effect a draw down under the equity line of credit facility, the 9.99% restriction would have prevented us from selling more than 9,880,000 shares to Cornell Capital Partners, LP at that time. We would have realized net proceeds from the draw down of approximately $881,784, after deduction of 5% fee payable to Cornell Capital Partners, LP and a $500 escrow fee payable to the escrow agent.

         Since trading in stock quoted on the OTC Bulletin Board is often thin and characterised by wide fluctuations in trading prices, Cornell Capital Partners, LP may have difficulty reselling the shares that it purchases under the Standby Equity Distribution Agreement. For example, between October 1, 2003 and December 31, 2003, the average daily trading volume of our common stock on the OTC Bulletin Board was 1,418,460 shares, and the closing price of one share of our common stock during this period ranged from $0.179 to $0.265. This, in turn, may require that draw downs be delayed until Cornell Capital Partners, LP has sold a sufficient number of shares to stay within the 9.99% restriction. We may have to significantly curtail the scope of our operations and alter our business plan if, at the time of any draw down under the equity line, this 9.99% restriction results in our inability to draw down some or all of the amounts requested in any draw down notice.

We have a history of operating losses and fluctuating operating results, which raise substantial doubt about our ability to continue as a going concern.

         Since inception through January 31, 2004, we have incurred aggregate losses of $53,199,552. Our loss from operations for the six month period ended January 31, 2004 was $3,453,172; our loss from operations for the fiscal years ended July 31, 2003 and July 31, 2002 were, respectively, $6,387,160 and $6,726,454. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers' orders, the demand for our products, and the level of competition and general economic conditions.

         Although we are confident that revenues will increase, we also expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner.

We may experience significant and rapid growth if we are able to capitalize on the expansion of the tire monitoring market. If we are unable to hire and train staff to handle sales and marketing of our products and manage our operations, such growth could materially and adversely affect us.

         We intend to proceed with initiatives intended to capitalize on the expansion of the tire monitoring market that is occurring as a result of the enactment by the TREAD Act. This could potentially lead to significant and rapid growth in the scope and complexity of our business. Any inability on our part to manage such growth effectively will have a material adverse effect on our product development, business, financial condition and results of operations. Our ability to manage and sustain growth effectively will depend, in part, on the ability of our management to implement appropriate management, operational and financial systems and controls, and the ability of our management to successfully hire, train, motivate and manage employees.

Technological changes in our industry could render our products non-competitive or obsolete and consequently affect our ability to generate revenues.

         The markets in which we operate are subject to technological change, evolving industry standards and changes in customer demands. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable, including ours. Although we are confident that our tire monitoring systems (TMS) technology and products are technologically advanced and currently competitive, we believe that our long-term success will depend upon our ability to continuously develop new products and to enhance our current products and introduce them promptly into the market. If we are not able to develop and introduce new products, our business, financial condition and results of operations could be adversely affected.

We do carry a reasonable amount of product liability insurance. However there can be no assurance that our existing insurance coverage would be adequate in term and scope to protect us against material financial effects in the event of a successful claim.

         We could be subject to claims in connection with the products that we sell. There can be no assurance that we would have sufficient resources to satisfy any liability resulting from any such claim, or that we would be able to have our customers indemnify or insure us against any such liability. Although we have product and directors and officers liability insurance, there can be no assurance that our insurance coverage would be adequate in term and scope to protect us against material financial effects in the event of a successful claim. We currently do not carry commercial general liability insurance providing comprehensive product liability coverage in all instances. We may in the future obtain such insurance provided it can be obtained at reasonable prices. However, there can be no assurance that such coverage, if obtained, would be adequate in term and scope to protect us.

Substantially all of our assets and a majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

         Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

The loss of any one of our three major customers would materially and adversely affect us.

         During the year ended July 31, 2003, we earned 35% of our revenue from three major customers. Accordingly, the loss of one of these major customers would materially and adversely affect us. The loss of any major customer, or significant reductions by either of them in buying our products, or any inability on our part to collect accounts receivable from them, would materially and adversely affect our business and results of operations.

We may experience difficulty in obtaining components and raw materials, and we could be materially and adversely affected as a result.

         Our current products, and the products that we may provide in the future, embody new technologies. Certain of the components and raw materials used in our products are difficult to obtain and/or require purchase commitments to be made by us far in advance of the manufacturing date. The inability to obtain sufficient quantities of components or raw materials, or the inability to forecast purchase requirements accurately, could adversely affect our business and results of operations. Similarly, commitments to purchase components and raw materials in excess of customer demand for our products could materially and adversely affect our results of operations.

The loss of any of our contract manufacturers would materially and adversely affect us.

         We contract the manufacture of our products to third parties. In certain cases, we do not have an alternative source of manufacturing, and a suitable replacement would be time-consuming and expensive to obtain. If, for any reason, one of our third party manufacturers is unable or refuses to produce our products, our business, financial condition and results of operations would be materially and adversely affected.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

         Our success depends to a significant extent on the continued service of certain key management personnel, including Robert Rudman, our President and Chief Executive Officer, Al Kozak, our Chief Operating Officer, Jeff Finkelstein, our Chief Financial Officer, Erwin Bartz, our Director of Technical Operations, John Taylor-Wilson, our Vice-President of Marketing, and Shawn Lammers, our Vice-President, Engineering. The loss or interruption of services from one or more of these personnel, for whatever reason, could have a material adverse effect on us. In the event of the loss of services of such personnel, no assurances can be given that we will be able to obtain the services of adequate replacement personnel. We do not maintain key person insurance on the lives of any of our officers or employees.

         Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 9 to 20, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

         While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

              SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

         Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                  THE OFFERING

         This prospectus covers the resale by Cornell Capital Partners, LP, a Delaware limited partnership, of up to 90,000,000 shares of common stock that may be issued through a Standby Equity Distribution Agreement between us and Cornell Capital Partners, LP dated May 19, 2004, as further described in this prospectus. See "The Standby Equity Distribution Agreement" beginning on page
30. In addition, this prospectus relates to the resale by Newbridge Securities Corporation of up to 96,154 shares of common stock.

         Cornell Capital Partners, LP and our placement agent, Newbridge Securities Corporation, will each be an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of the common stock.

                                    DILUTION

         Assuming the issuance of 90,000,000 shares of our common stock pursuant to our equity line of credit facility with Cornell Capital Partners, LP at a discounted issue price of $0.094 per share, the effective price paid for each share would exceed the net tangible book value of each share as at January 31, 2004 by $0.03, representing a dilution factor of 32.4%. The following table sets forth the dilution for the common stock that will be issuable based upon the net tangible book value attributable to each share of our common stock as at January 31, 2004.

    Issue price                                                                                     $0.094(1)
    Net tangible book value before the issue of the common stock(2)                $0.039
    Increase in net tangible book value attributable to the issue of the
    common stock                                                                    0.025

    Net tangible book value after the issue of the common stock(3)                                    0.064
    Dilution per share                                                                               $0.030
    Percentage of dilution in relation to the net tangible book value per
    share prior to the issue of the common stock                                                      32.4%

The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following tables showing the dilution per share at various assumed offering prices:

                                                       DILUTION PER
                 ASSUMED         NO. OF SHARES TO      SHARE TO NEW
              OFFERING PRICE        BE ISSUED           INVESTORS
              --------------     ----------------      ------------
                $0.094              90,000,000(1)         $0.03
                $0.080              90,000,000(1)         $0.016
                $0.070              90,000,000(1)         $0.006
                $0.065              90,000,000(1)         $0.001

(1) This represents the maximum number of shares of common stock that will be registered under the equity line of credit.

                                                       Original       Original
                                                     Shareholders   Shareholders
                                     Revised Total      % Total          %
                        Shares       Outstanding      Outstanding      Dilution
                      -----------    -------------   ------------   -----------
Current Shareholders   89,013,091
Maximum Offering       90,000,000     179,013,091        49.72%        101.11%
50% issued             45,000,000     134,013,091        66.42%         50.55%
25% issued             22,500,000     111,513,091        79.82%         25.28%

Original shareholders % dilution is determined by dividing the various amounts of new shares issued by the current shareholders outstanding. The first example is under the maximum offering of 90,000,000 divided by current shareholders of 89,013,091 equals a dilution to original shareholders of 101.11%.

Maximum Offering of $15,000,000:

                                                                 Original       Original
                          Current                                 Revised     Shareholders   Shareholders
                          Shares           $        Issued        Shares        % Total           %
                        Outstanding    per Share    Shares      Outstanding    Outstanding    Dilution
                        -----------    ---------    ------      -----------   ------------   ------------
Current Shareholders     89,013,091
Issuing Share Price                    $0.050     300,000,000   389,013,091       22.9%        337.0%
                                       $0.070     214,285,714   303,298,805       29.3%        240.7%
                                       $0.094     159,574,468   248,587,559       35.8%        179.3%
                                       $0.120     125,000,000   214,013,091       41.6%        140.4%
                                       $0.150     100,000,000   189,013,091       47.1%        112.3%
                                       $0.200      75,000,000   164,013,091       54.3%         84.3%
                                       $0.250      60,000,000   149,013,091       59.7%         67.4%

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares by Cornell Capital Partners, LP that it has obtained under the Standby Equity Distribution Agreement. However, if we exercise, in our sole discretion, any draw downs under the equity line of credit, we will receive the net sale price of any common stock we sell to Cornell Capital Partners, LP under the terms of the Standby Equity Distribution Agreement described in this prospectus.

         Because we are not obligated to, and may decide not to, exercise any draw downs under the equity line of credit agreement, we may not receive any proceeds under the equity line of credit agreement.

         Given our  current  capital  needs and the  market  price of our common stock we presently have no intention of drawing down the entire $15.0 million equity line of credit. As described above under the heading "Risk Factors," our existing stockholders may face substantial dilution if we draw down amounts under the equity line of credit facility, and the number of shares that we will be required to issue under the equity line of credit will increase if the stock price decreases during the pricing period in respect of a draw down. Accordingly, if at all possible, our company's management would like to avoid effecting any draw downs under the equity line of credit, particularly if our stock price is low. However, as discussed under the heading, "Management's Discussion and Analysis - Liquidity and Capital Resources," we anticipate that we will require a minimum of $8.0 - $9.5 million in financing to fund our ongoing debt repayments, operating expenses and working capital requirements through July 31, 2005. If alternative sources of financing are not available to us, and assuming that we meet the various conditions to effect draw downs totalling $8.0 - $9.5 million under our equity line of credit facility, we intend to use the net proceeds from any sales of our common stock to Cornell Capital Partners, LP primarily for the continued development, manufacture and sale of our tire pressure monitoring products, advertising and marketing activities, and for general corporate purposes. Our management will have significant flexibility and discretion in applying the net proceeds of any common stock sold to Cornell Capital Partners, LP.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the equity line of credit.

GROSS PROCEEDS                        $10,000,000      $15,000,000

NET PROCEEDS                           $9,500,000 (1)  $14,250,000 (2)

USE OF PROCEEDS:                                 AMOUNT               AMOUNT
--------------------------------------------------------------------------------

Marketing                                      $ 1,750,000        $ 2,625,000
Engineering, research and development            1,600,000          2,400,000
General and administrative                       2,200,000          3,300,000
Capital Purchases                                  250,000            375,000
Debt repayment                                   3,537,924(3)       3,537,924(3)
General Working Capital                            162,076          2,012,076
                                               -----------        -----------
TOTAL                                          $ 9,500,000        $14,250,000
                                               ===========        ===========

(1) Assumes estimated offering expenses of $500,000 to be retained by Cornell Capital Partners. We cannot predict the total amount of proceeds to be raised under the equity line because we have not determined the total amount of the advances we intend to draw. Accordingly, there is no guarantee that we can receive the net proceeds amount provided in this section.

(2) Assumes estimated offering expenses of $750,000 to be retained by Cornell Capital Partners. We cannot predict the total amount of proceeds to be raised under the equity line because we have not determined the total amount of the advances we intend to draw. Accordingly, there is no guarantee that we can receive the net proceeds amount provided in this section.

(3) Assumes repayment of $2,911,325 of discounted convertible debentures in cash. The amount of cash used to redeem the discounted convertible debentures may be less than $2,911,325 as the debenture holders have the option, at any time, of converting the convertible debenture in whole or in part into shares of our common our common stock at $0.104 per share (subject to adjustment pursuant to the anti-dilution provisions contained in the debentures).

         Presently, our revenues are not sufficient to meet operating and capital expenses. Given the recent introduction of our low pressure tire monitoring systems (TPMS) for recreational vehicles , our second generation of motorcycle tire pressure monitoring systems (TPMS) for motorcycles and our planned release of high pressure tire monitoring systems (TPMS) for the recreational and commercial vehicle markets, it is extremely difficult for our management to predict what our revenues, and their timing, might be. We rely on our revenues to offset a portion of our expenses. In addition, our working capital requirements are impacted by our inventory needs which, in turn, will be dictated in part by market acceptance of our new products, which is extremely difficult to predict. Accordingly, it also difficult to predict how the net proceeds of any draw downs under our equity line of credit will be spent.

         If business and economic conditions require us to rely on the equity line of credit facility to provide all of the financing that we have estimated we might need to fund our ongoing operating expenses and working capital requirements through July 31, 2005, we may have to draw down a minimum of $8,613,000 under the equity line of credit. We would realize net proceeds of $8,000,090, after deduction of the 5% fee payable to Cornell Capital Partners in the amount of $430,650. For illustrative purposes, based on a price of $.094, we would sell 91,627,660 shares of our common stock to Cornell Capital Partners, LP, representing 51% of our issued and outstanding common stock (based on 89,013,091 shares of our common stock issued and outstanding on May 25, 2004). In the event that the current number of shares registered is insufficient, we will submit a new registration statement to register the additional shares required to draw down on the equity line.

                              SELLING STOCKHOLDERS

Overview

         The  following  table  presents   information   regarding  the  selling
stockholders. The selling stockholders have not held a position or office, or had any other material relationship, with us, except as follows:

         Cornell Capital Partners, L.P. is the investor under the equity line of credit. In addition, we will issue Cornell 3,509,615 shares of common stock as a one-time commitment fee for entering into this equity line of credit. All investment decisions of Cornell Capital Partners, L.P. are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Neither Cornell Capital Partners, L.P. or general partners are registered broker-dealers under the Securities Exchange Act, or affiliates of broker-dealers.

         Pursuant to the equity line of credit, dated as of May 19, 2004, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $15,000,000. The amount of each advance is subject to a maximum advance amount of $500,000. Cornell Capital Partners, L.P. will purchase the shares of common stock at a 2% discount to the lowest closing bid prices for the 5 trading days after an advance notice. In addition, Cornell Capital Partners will retain 5% of each advance under the equity line of credit. Cornell Capital Partners, L.P. intends to sell any shares purchased under the equity line of credit at the then prevailing market price. This prospectus relates to the shares of common stock to be issued and resold under the equity line of credit.

         Newbridge Securities Corporation, an unaffiliated third party with no prior relationship to us, is a registered-broker dealer and is controlled by Guy
S. Amico, its president.

         The common stock offered for resale under this prospectus constitutes 51% of our issued and outstanding common stock (based on 89,013,091 issued and outstanding shares of common stock as at May 25, 2004). The number of shares we are registering is based on our good faith estimate of the maximum number of shares we may issue to Cornell Capital Partners, LP under its Standby Equity Distribution Agreement with our company dated May 19, 2004. We are under no obligation to draw down any amounts under the Standby Equity Distribution Agreement, and to thereby require Cornell Capital Partners, LP to purchase any shares of our common stock. Accordingly, the number of shares we are registering for issuance under the Standby Equity Distribution Agreement may be higher than the number we actually issue under the Standby Equity Distribution Agreement.

         The following table sets forth certain information regarding the beneficial ownership of shares of common stock by Cornell Capital Partners, LP, as of May 19, 2004, and the number of shares of common stock covered by this prospectus. The numbers of shares in the table represents a good faith estimate of the number of shares of common stock to be offered by Cornell Capital Partners, LP.

------------------------------- ------------------ -------------------- --------------- ------------------------------
                                                   Number of
                                                   Shares
                                                   Issuable
                                Common             Under Standby
Name of Selling                 Shares Owned by    Equity
Stockholder and Position,       the Selling        Distribution                         Number of Shares Owned
Office or Material              Stockholder Not    Agreement and                        by Selling Stockholder After
Relationship with SmarTire      Part of This       Forming Part Of      Total Shares    Offering and Percent of Total
Systems Inc.                    Offering(1)        This Offering        Registered      Issued and Outstanding(2)
------------------------------- ------------------ -------------------- --------------- ---------------- -------------
                                                                                        # of             % of
                                                                                        Shares           Class(3)
------------------------------- ------------------ -------------------- --------------- ---------------- -------------
Cornell Capital Partners, LP(4) (5)Nil             (6)93,509,615        (6) 93,509,615  0                0%
------------------------------- ------------------ -------------------- --------------- ---------------- -------------
Newbridge Securities
Corporation                     Nil                96,154               96,154          0                0%
------------------------------- ------------------ -------------------- --------------- ---------------- -------------

(1) For these purposes, beneficial ownership is to be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. Beneficial ownership includes shares over which the named stockholder exercises voting control or investment power. Shares of common stock subject to options or warrants that are currently exercisable or will become exercisable within sixty days from May 19, 2004 are deemed outstanding for purposes of the ownership of the person holding the option or warrant, but are not deemed outstanding for purposes of computing the ownership percentage of any other person.

(2) Because Cornell Capital Partners, LP may offer all or only some portion of the 90,000,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by Cornell Capital Partners, LP upon termination of the offering. Accordingly, it is assumed that all of the shares of common stock offered pursuant to this prospectus will be sold.

(3) A total of 89,013,091 shares of common stock were issued and outstanding as of May 25, 2004.

(4) Other than its obligation to purchase common shares under its Standby Equity Distribution Agreement with us, Cornell Capital Partners, LP has no other commitments or arrangements to purchase or sell any of our securities. There are no business relationships between Cornell Capital Partners, LP and us other than as contemplated by the Standby Equity Distribution Agreement.

(5) Represents common stock that potentially may be issued to Cornell Capital Partners, LP pursuant to the $15.0 million equity line of credit facility provided for in the common stock agreement between our company and Cornell Capital Partners, LP dated May 19, 2004. Our Standby Equity Distribution Agreement with Cornell Capital Partners, LP provides that we may not sell shares of our common stock pursuant to our draw down right under the agreement if the draw down would result in the issuance of more than 9.99% of our then issued and outstanding common stock. For the purposes of this table, any contractual restriction on the number of securities the selling stockholder may own at any point in time has been disregarded. See "Description of Securities to be Registered" for further details.

                              PLAN OF DISTRIBUTION

General

         The selling stockholders are offering the common shares for their account as statutory underwriters, and not for our account. We will not receive any proceeds from the sale of common shares by the selling stockholders. The selling stockholders may be offering for sale up to 93,605,769 common shares. The selling stockholders are statutory underwriters within the meaning of the Securities Act of 1933 in connection with such sales of common shares and will be acting as underwriters in their resales of the common shares under this prospectus. The selling stockholders have agreed they will, whenever required by federal securities laws, deliver this prospectus to any purchaser of such common shares in such manner as is required under such laws. We will pay the costs of registering the shares under this prospectus, including legal fees.

         To permit the selling stockholders to resell the common shares issued to them under the stock purchase agreement, we agreed to register those shares and to maintain that registration. To that end, we have agreed with the selling stockholders that we will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act of 1933 and the rules and regulations promulgated thereunder, to keep it effective until the earliest of any of the following dates:

         o the date that all of the common shares held by the selling stockholders or their transferees that are covered by the registration statement have been sold by the selling stockholders or their transferees pursuant to such registration statement;

         o 360 days from the last date on which any common shares covered by the registration statement are issued; o the date that all of the common shares covered by the registration statement may be sold under the provisions of Rule 144 of the Securities Act of 1933;

         o the date after which all of the common shares held by the selling stockholders or their transferees that are covered by the registration statement may be sold without restriction under the Securities Act of 1933, and we have delivered a new certificate for such shares not bearing a restrictive legend; or

         o the date that all of the common shares covered by the registration statement may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act of 1933.

         In spite of the provisions of the registration rights agreement referred to in the third and fifth bulleted paragraphs immediately above, Rule 144 of the Securities Act of 1933 is not available to the selling stockholders to resell any of the shares covered by the registration statement since it is an underwriter.

         Shares of common stock offered through this prospectus may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successor in interest to the selling stockholders. We will supplement this prospectus to disclose the names of any pledges, donees, transferees, or other successors in interest that intend to offer common stock through this prospectus.

         Sales may be made on the OTC Bulletin Board or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods. The selling stockholders will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. We have been informed by the selling stockholders, through their counsel, that there are no existing arrangements between it and any other stockholder, broker, dealer, underwriter or agent relating to the distribution of this prospectus.

         The common shares may be sold in one or more of the following manners:

         o a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer for its account under this prospectus; or

         o ordinary brokerage transactions and transactions in which the broker solicits purchases.

         In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Except as disclosed in a supplement to this prospectus, no broker-dealer will be paid more than a customary brokerage commission in connection with any sale of the common shares by the selling stockholders. Brokers or dealers may receive commissions, discounts or other concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale. The compensation to a particular broker-dealer may be in excess of customary commissions. Profits on any resale of the common shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders, and, if they act as agent for the purchaser of such common shares, from such purchaser.

         Broker-dealers who acquire common shares as principal may thereafter resell such common shares from time to time in transactions, which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common shares commissions computed as described above. Brokers or dealers who acquire common shares as principal and any other participating brokers or dealers may be deemed to be underwriters in connection with resales of the common shares.

         The selling stockholders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, including without limitation, Rule 10b-5 thereunder. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of the common shares may not simultaneously purchase such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution. In addition, in connection with the transactions in the common shares, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations under that Act, including, without limitation, the rules set forth above. These restrictions may affect the marketability of the common shares.

         The selling stockholders will pay all commissions and their own expenses, if any, associated with the sale of the common shares, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, as the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under
Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are properly registered to sell securities. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will make copies of this prospectus available to the selling shareholders and we have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

Underwriting Compensation and Expenses

         The underwriting compensation for Cornell Capital Partners, L.P. will depend on the amount of financing that we are able to obtain under the Standby Equity Distribution Agreement. Our Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. contemplates the potential future issuance and sale of up to $15.0 million of our common stock to Cornell Capital Partners,
L.P., subject to restrictions and other obligations that are described throughout this prospectus. Upon receipt of a draw down notice from us, Cornell Capital Partners, L.P. is obligated to purchase shares of our common stock at a 2% discount and will remit to us 95% of the purchase price.

                    THE STANDBY EQUITY DISTRIBUTION AGREEMENT

         On May 19, 2004, we entered into a Standby Equity Distribution Agreement with Selling stockholder, a Delaware limited partnership, for the future issuance and purchase of shares of our common stock. This Standby Equity Distribution Agreement establishes what is sometimes termed an equity line of credit or an equity draw down facility.

         In general, the draw down facility operates like this: the investor, Selling stockholder, has committed to provide us up to $15.0 million as we request it over a 24-month period, in return for common stock that we will issue to Selling stockholder. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, Newbridge Securities Corporation will receive 96,154 shares of our common stock.

         We are under no obligation to request a draw down during any period. In determining whether we will request a draw down, our company's management intends to primarily take into account our company's working capital requirements, and whether we have access to other sources of working capital. As described above under the heading "Risk Factors," our existing stockholders may face substantial dilution if we are compelled by circumstances to draw down amounts under the equity line of credit facility. Further, as described below and elsewhere in this prospectus, the number of shares that we will be required to issue under the equity line of credit will increase if the stock price decreases during the pricing period in respect of a draw down. Accordingly, if at all possible, our company's management would like to avoid effecting any draw downs under the equity line of credit, and particularly if our stock price is low. However, there can be no assurances in this regard, since our capital requirements may change dramatically.

         As discussed under the heading, "Management's Discussion and Analysis - Future Operations," our working capital requirements are impacted by our inventory requirements. Therefore, any increase in sales of our products will be accompanied not only by an increase in revenues, but also by an increase in our working capital requirements. Since our inventory needs will be dictated in part by market acceptance of our new products, which is extremely difficult to predict, our debt repayments, budgeted operating expenses and working capital requirements through July 31, 2005 range from $8,000,000 to $9,500,000.

         Pursuant to the equity line of credit, we may, at our discretion, periodically sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of up to $15,000,000. We may request an advance every 7 trading days. A closing will be held 6 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount. For each share of common stock purchased under the equity line of credit, Cornell Capital Partners, L.P. will pay 98% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners, L.P. is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners, L.P. will retain 5% of each advance under the equity line of credit. The issuance of these shares is conditioned upon us registering these shares with the Securities and Exchange Commission. We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners, L.P. has advanced $15,000,000 or two years after the effective date of the accompanying registration statement, whichever occurs first.

         We may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance or drawdown.

         The amount of each advance is subject to a maximum amount of $500,000 every 7 Trading days. The amount of capital available under the equity line of credit is not dependent on the price or volume of our common stock. Cornell Capital Partners, L.P. may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners, L.P. can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners, L.P. may receive under the equity line of credit.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. For example, we would need to issue 162,831,090 shares of common stock in order to raise the maximum amount under the equity line of credit at a purchase price of $.094.

         The issuance of shares under the equity line of credit may result in a change of control. That is, up to 90,000,000 shares of common stock could be issued under the equity line of credit (i.e., the maximum number of shares being registered in the accompanying registration statement for the equity line of credit). If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of us by electing its or their own directors. This could happen, for example, if Cornell Capital Partners, L.P. sold the shares purchased under the equity line of credit to the same purchaser.

         Proceeds used under the equity line of credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

         The amount of the discount that Selling stockholder is entitled to receive under our Standby Equity Distribution Agreement was determined in arms length negotiations between our company and Selling stockholder. In considering its acceptability, our management took into account, among other things, our negotiated right to designate a threshold price in our draw down notice as the lowest price at which we will sell the shares to Selling stockholder in connection with the draw down, and the lack of alternative sources of similar financing at the time of the negotiations.

         Our Standby Equity Distribution Agreement with Selling stockholder provides that we may not sell shares of our common stock pursuant to our draw down right under the agreement if the draw down would result in the issuance of more than 9.99% of our then issued and outstanding common stock. In such cases, we will not be permitted to issue the shares otherwise issuable pursuant to the draw down and Selling stockholder will not be obligated to purchase those shares.

Necessary Conditions Before Selling stockholder Is Obligated to Purchase Our Shares

         The following conditions must be satisfied before Selling stockholder is obligated to purchase any common shares under any draw down notice that we may deliver from time to time under our Standby Equity Distribution Agreement with Selling stockholder:

(a) a registration statement for the shares must be declared effective by the Securities and Exchange Commission and must remain effective and available as of the draw down settlement date for making resales of the common shares purchased by Selling stockholder;

(b) there must be no statute, rule, regulation, executive order, decree, ruling or injunction which would prohibit the consummation of any of the transactions contemplated by the Standby Equity Distribution Agreement;

(c) there must be no material action, suit or proceeding before any arbitrator or any governmental authority against us or any of our subsidiaries, or against any of the officers, directors or affiliates of our company or any of our subsidiaries, in respect of the Standby Equity Distribution Agreement or in respect of the transactions contemplated by the agreement;

(d) trading in our common stock must not have been suspended by the Securities and Exchange Commission or by the regulators of the principal market for our common stock (currently the OTC Bulletin Board); and

(e) the principal market for our common stock must not have instituted, or otherwise been made subject to, a general suspension or limitation on the trading of securities through its facilities at any time prior to delivery of our draw down notice.

Indemnification of Selling stockholder

         Selling stockholder, and each of directors, officers, shareholders, partners, employees and agents, is entitled to customary indemnification from us for any losses or liabilities suffered by any such person based upon material misstatements or omissions from the Standby Equity Distribution Agreement, registration statement and the prospectus, except as they relate to information supplied by Selling stockholder to us for inclusion in the registration statement and prospectus.

Governing Law of the Standby Equity Distribution Agreement

         The Standby Equity Distribution Agreement, and the related transaction documents, are governed by the internal laws of the State of New Jersey and all legal proceedings in connection with the Standby Equity Distribution Agreement must be commenced exclusively in the state and federal courts sitting in the City of Newark. Thus, all questions concerning the validity, enforcement and interpretation of the Standby Equity Distribution Agreement and the related transaction documents, will be determined by reference to New Jersey law.

                                LEGAL PROCEEDINGS

         We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

------------------------------ ---------------------------------------- ------- ------------------------------------
                                                                                            Date First
Name                               Position Held with the Company        Age           Elected or Appointed
------------------------------ ---------------------------------------- ------- ------------------------------------
John Bolegoh                   Director                                   58    Director since December 2, 1993.
------------------------------ ---------------------------------------- ------- ------------------------------------
William Cronin                 Director                                   55    Director since June 7, 2001.
------------------------------ ---------------------------------------- ------- ------------------------------------
Martin Gannon                  Director                                   50    Director since February 3, 2003.
------------------------------ ---------------------------------------- ------- ------------------------------------
Johnny Christiansen            Director                                   48    Director since August 14, 2003.
------------------------------ ---------------------------------------- ------- ------------------------------------
Robert Rudman                  Director, President, CEO and Chairman      56    Director since September 22, 1993,
                                                                                President and CEO since January
                                                                                19, 1996, and Chairman since June
                                                                                4, 1999.
------------------------------ ---------------------------------------- ------- ------------------------------------
Al Kozak                       Director, Chief Operating Officer          53    Director since November 20, 2002,
                                                                                and Chief Operating Officer since
                                                                                May 1, 2002.
------------------------------ ---------------------------------------- ------- ------------------------------------
Jeff Finkelstein               Chief Financial Officer                    43    Chief Financial Officer since
                                                                                October 23, 2002.
------------------------------ ---------------------------------------- ------- ------------------------------------
Erwin Bartz                    Director of Technical Operations           43    Vice President of Business
                                                                                Development since January 3, 2001.
------------------------------ ---------------------------------------- ------- ------------------------------------
Shawn Lammers                  Vice President, Engineering                36    Vice President, Engineering since
                                                                                January 1, 1997.
------------------------------ ---------------------------------------- ------- ------------------------------------
John Taylor-Wilson             Vice President Sales and Marketing         47    Vice President Sales and Marketing
                                                                                since August 11, 2003.
------------------------------ ---------------------------------------- ------- ------------------------------------

Business Experience

         The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

John Bolegoh:

         Mr. Bolegoh has held a number of positions with our company, and, until his recent appointment as our Commercial Product Manager, has served as our Technical Support Manager since August 1, 1999. Mr. Bolegoh has served as a director since 1993. Mr. Bolegoh has an extensive background in tire product engineering, including twenty years with Michelin Technical Services Canada Limited in positions of increasing responsibility. Mr. Bolegoh joined our company in 1991. His responsibilities include defining necessary product capabilities and designs for entering various markets; establishing contacts to promote awareness of our technologies; locating and exploring business possibilities with potential distributors; and providing customer relations, problem solving, training and sales assistance.

William Cronin:

         Mr. Cronin has been a director since June, 2001 and previously served as a director from November 17, 1995 to April 25, 1998. Since 1986, Mr. Cronin has been the owner of Madison Financial Services, a registered investment adviser firm located in Madison, Connecticut, specializing in tax, pension investing planning strategies and portfolio management.

Martin Gannon

         Mr. Gannon joined our company as a director on February 3, 2003. Mr. Gannon has been a Certified Public Accountant since 1973. He has been a partner and the vice president of the accounting firm of Barron Gannon & Co., P.C. since 1982. In his advisory role to his clientele, he has assisted companies from their inception to maturity.

Johnny Christiansen

         Mr. Christiansen joined our company as a director on August 14, 2003. Mr. Christiansen resides in Norway. He has a strong knowledge of our business and industry as he served as the President of SensoNor asa from 1999-2002.
SensoNor is a Norwegian company and a leading provider of tire monitoring, airbag and rollover sensors for the automotive industry. During Mr. Christiansen's tenure as its President, SensoNor raised more than $100 million in financing and signed contracts for more than $400 million. Before 1999, Mr. Christiansen served as a director of various companies, including Davis AS, Kongsberg Norcontrol Systems, Norcontrol Training AS and Norcontrol Automation AS.

Robert Rudman:

         Mr. Rudman has been a director since September, 1993. Mr. Rudman joined our company in March, 1993 as the Chief Financial Officer after serving as an independent financial consultant for several months. He was appointed Chief Executive Officer of our company on January 19, 1996, and served as President from January 19, 1996 to June 4, 1999, when he was appointed Chairman of the Board. Mr. Rudman was reappointed President of our company effective April 1, 2000. He is a Chartered Accountant with 15 years of experience assisting public companies listed primarily on the Vancouver Stock Exchange (now the TSX Venture Exchange). Prior to joining our company, Mr. Rudman was manager of a California-based sales contract financing firm. Previously, he was a partner in a consulting firm providing professional assistance to publicly traded companies. Mr. Rudman became a Chartered Accountant in 1974 and worked with Laventhol & Horwath and Price Waterhouse & Co. in Winnipeg, Manitoba.

Jeff Finkelstein

         Mr. Finkelstein was formally appointed as our Chief Financial Officer in October 2002. He is a Chartered Accountant and is responsible for all financial and related functions for our company, including finance, treasury, accounting, taxation, legal, management information systems and administration. Mr. Finkelstein was promoted to Acting Chief Financial Officer of our company in May 2002, and served as our controller since February 22, 1999. From 1996 to 1999, he served as controller of Golden Knight Resources Inc., a Toronto Stock Exchange listed public company, and Silver Standard Resources, a Nasdaq listed public company. From 1993 to 1995, he served as controller of a private distribution company after eight years as a public accountant.

Erwin Bartz

         Mr. Bartz has recently been appointed Vice President of Business Development. He has overall responsibility for defining product strategies and roadmaps as well as developing strategic alliances. He was formerly our Director, Technical Operations since January 2001 with responsibility for overall technical operations including engineering and manufacturing. Mr. Bartz is a Professional Engineer with 19 years of engineering experience. Prior to joining our company, Mr. Bartz spent ten years as Manager of Engineering and Manufacturing at Finning (Canada), the Caterpillar dealer for British Columbia, Alberta, United Kingdom and Chile, with corporate responsibility for engineering, product review, heavy manufacturing and new equipment preparation. Previously, he held the Engineering Manager role at Weldco Beales, a custom attachment manufacturer for the mobile equipment market, and also worked as a design engineer for the Chapman Industries, a Hitachi distributor and general manufacturer of purpose-built machinery and equipment.

Al Kozak:

         Mr. Kozak joined us as Chief Operating Officer on May 1, 2002. He was subsequently appointed to our board of directors on November 20, 2002. Mr. Kozak is a seasoned executive with strong operational management and business development experience in fast-paced, high growth, technology companies. From May 2000 to April 2001, Mr. Kozak was the President and founder of Siwash Ventures where he assembled an advisory board of senior executives from the Vancouver area to analyze and recommend investment and business development strategies to technology companies. From 1992 to 1998 he held the position of President with Digital Courier International, Inc., an industry extranet that networked over 7,000 radio stations, 1500 advertising and 400 production facilities. Following the sale by Digital Courier International of its assets and technology to Digital Generations Systems Inc. in 1998, Mr. Kozak was appointed by Digital Generations Systems as its VP, Marketing and Business Development and served in that capacity for two years.

Shawn Lammers:

         Mr. Lammers has been with us since our inception. He currently serves as the Vice President Engineering and is responsible for the development of the patented remote sensing technology utilized in SmarTire's products. He has been the chief engineer in respect to the design, development and production of our passenger car tire monitoring system, the commercial vehicle tire monitoring system and the industrial equipment tire monitoring systems. He has developed software for MS-DOS, Windows, UNIX Workstations and Amiga platforms.

John Taylor-Wilson

         Mr. Taylor-Wilson joined us as Vice President Sales and Marketing on August 11, 2003. Mr. Taylor-Wilson is a seasoned executive with strong sales and marketing experience in start-up, turnaround and mature organizations focused on generating revenue and increasing profit performance. Mr. Taylor-Wilson has proven capabilities in building and managing sales and business development programs, distribution channels, strategic alliances and product marketing, planning and management on a worldwide basis. From September 1999 to June 2002, Mr. Wilson was the Director of Business Development and Strategic Alliances for Witness Systems. While working for Witness Systems, Mr. Taylor-Wilson was instrumental in developing and executing sales and marketing programs that helped grow the company from $6.5 million when he started to more than $70 million just two and one-half years later. From July, 1996 to August, 1999, Mr. Taylor-Wilson was Director Business Development & Business Alliances for NICE Systems, where he assumed all North American business development and key product marketing responsibilities and managed a sales team whose primary mission was to sell NICE products through a distribution relationship with Lucent Technologies. From March, 1998 to June, 1996, Mr. Wilson was the Director of Marketing at Dees Communications where he was responsible for the creation and implementation of business and product development programs that facilitated that company's acquisition by NICE Systems.

Family Relationships

         There are no family relationships between any of our company's directors or executive officers.

Involvement In Certain Legal Proceedings

         None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

         1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

         2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

         3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

         4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

         The following table sets forth, as of May 25, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

------------------------------------------------- --------------------------------- --------------------------------
                                                        Amount and Nature of                  Percentage
Name and Address of Beneficial Owner                    Beneficial Ownership                  of Class(1)
------------------------------------------------- --------------------------------- --------------------------------
John Bolegoh
5571 Moncton Street
Richmond, BC  V7E 3B2                                        193,404(2)                            *
------------------------------------------------- --------------------------------- --------------------------------

William Cronin
180 Concord Drive
Madison, Connecticut, USA  06443                             684,746(3)                            *
------------------------------------------------- --------------------------------- --------------------------------

Martin Gannon
1275 Post Road
Fairfield, Connecticut, USA  06824                           410,000(4)                            *
------------------------------------------------- --------------------------------- --------------------------------

Johnny Christiansen
Spurvestien 24
3189 Horten, Norway                                           250,000                              *
------------------------------------------------- --------------------------------- --------------------------------

Robert Rudman
#40 - 5740 Garrison Road
Richmond, BC   V7C 5E7                                      1,461,167(5)                         1.60%
------------------------------------------------- --------------------------------- --------------------------------

------------------------------------------------- --------------------------------- --------------------------------
                                                        Amount and Nature of                  Percentage
Name and Address of Beneficial Owner                    Beneficial Ownership                  of Class(1)
------------------------------------------------- --------------------------------- --------------------------------
Al Kozak
25841 116 Avenue
Maple Ridge, BC  V4R 1Z6                                     852,000(6)                            *
------------------------------------------------- --------------------------------- --------------------------------

Jeff Finkelstein
3460 Regent Street
Richmond, BC  V7E 2N1                                        397,751(7)                            *
------------------------------------------------- --------------------------------- --------------------------------

Erwin Bartz
21 Arrow-Wood Place
Port Moody, BC  V3H 4E9                                      536,666(8)                            *
------------------------------------------------- --------------------------------- --------------------------------

Shawn Lammers
3460 Regent Street
Richmond, BC  V7E 2N1                                        418,152(9)                            *
------------------------------------------------- --------------------------------- --------------------------------

John Taylor-Wilson
1545 Lodgepole Place
Coquitlam, BC V3E 2Z8                                       450,000(10)                            *
------------------------------------------------- --------------------------------- --------------------------------

Directors and Executive Officers as a Group         5,653,886 common shares(11)                  5.97%
------------------------------------------------- --------------------------------- --------------------------------


* Represents less than 1% of our company's outstanding stock

(1) Based on 89,013,091shares of common stock issued and outstanding as of May 25, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Includes 12,990 shares of common stock owned by Mr. Bolegoh's wife and children. Mr. Bolegoh has sole voting and dispositive power over such shares but disclaims beneficial ownership of such shares. Also includes stock options to purchase 156,800 shares of common stock exercisable within sixty days.

(3) Includes options to acquire up to 597,500 shares of common stock, exercisable within sixty days.

(4) Includes options to acquire up to 400,100 shares of common stock, exercisable within sixty days.

(5) Includes 10,257 shares of common stock owned by Mr. Rudman's wife. Mr. Rudman has sole voting and dispositive power over such shares. Includes options to acquire up to 1,429,500 shares of common stock, exercisable within sixty days.

(6) Consists of options to acquire up to 852,000 shares of common stock, exercisable within 60 days.

(7) Includes options to acquire up to 391,751 shares of common stock, exercisable within 60 days.

(8) Consists of options to acquire up to 536,666 shares of common stock, exercisable within 60 days.

(9) Includes options to acquire up to 416,633 shares of common stock, exercisable within 60 days.

(10) Includes options to acquire up to 450,000 shares of common stock, exercisable within 60 days.

(11) Includes options to acquire up to 5,480,450 shares of common stock, exercisable within 60 days.

Changes in Control

         We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of SmarTire, other than the conversion of our outstanding convertible debentures and the exercise of our outstanding warrants in certain circumstances.

                           DESCRIPTION OF COMMON STOCK

         Our authorized capital stock consists of 300,000,000 shares of common stock without par value, and 100,000 shares of preferred stock with a par value of CDN$1,000 per share. As of May 25, 2004, there are 89,013,091 shares of our common stock issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors.

         Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of SmarTire, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

         Stockholders do not have pre-emptive rights to subscribe for additional shares of common stock if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

         Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For the foreseeable future, our common stock will most likely continue to be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.

         The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered by the selling stockholders was passed upon by the law firm of Sichenzia Ross Friedman Ference LLP.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                     EXPERTS

         Our consolidated financial statements as at July 31, 2003 and 2002, and for each of the years in the three-year period ended July 31, 2003, filed with this prospectus and registration statement have been audited by KPMG LLP, independent chartered accountants, as set forth in their report accompanying the consolidated financial statements and are included herein in reliance upon the report, and upon the authority of the firm as experts in accounting and auditing. The audit report covering the July 31, 2003 consolidated financial statements includes additional comments for United States readers that states that conditions and events exist that cast substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Under our Bylaw, subject to the Business Corporations Act (Yukon Territory) and subject to court approval in certain circumstances, we must indemnify:

         (a) each of our current or former directors and officers,

         (b) any person who acts or has acted at our request as a director or officer of a corporation of which we are or were a shareholder or creditor, and

         (c) any such indemnified person's heirs and legal representatives,

against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of serving or having served as a director or officer of our company or such corporation, if: (i) he or she acted honestly and in good faith with a view to the best interests of our company; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

         Section 126 of the Business Corporations Act (Yukon Territory) provides that, in any event, any of the foregoing persons is entitled to be indemnified by us in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defence of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of our company or a corporation of which we are or were a shareholder or creditor, if he or she: (a) was substantially successful on the merits in his or her defence of the action or proceeding; (b) is fairly and reasonably entitled to indemnity, (c) acted honestly and in good faith with a view to the best interests of our company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

         Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                             DESCRIPTION OF BUSINESS

General Overview

         We (together with our subsidiaries) are engaged in the development and marketing of tire monitoring systems (TMS) designed for improved vehicle safety, performance, reliability and fuel efficiency. During the fiscal year ended July 31, 2003, we earned revenues primarily from the sale of tire monitoring systems
(TMS) for passenger cars. Our principal executive offices are located at #150 - 13151 Vanier Place, Richmond, British Columbia, Canada, V6V 2J1. We were incorporated under the laws of the Province of British Columbia on September 8, 1987, and were continued under the laws of the Yukon Territory to become a Yukon corporation effective February 6, 2003. Our telephone number is (604) 276-9884.

         We have three wholly owned subsidiaries: SmarTire Technologies Inc., SmarTire USA Inc. and SmarTire Europe Limited. SmarTire Technologies Inc. was incorporated on June 3, 1988 under the laws of the Province of British Columbia, and was the original developer of our patented technology. SmarTire USA Inc., a Delaware corporation incorporated on May 16, 1997, is our exclusive marketing agency for SmarTire in North America. SmarTire Europe Limited, a United Kingdom corporation incorporated on February 25, 1998, is our exclusive sales and distribution operation for Europe. SmarTire Europe's head office is located at Park 34, Southmead Industrial Park, Didcot, Oxfordshire, England, OX11 7WB.

         We are a "foreign private issuer", as such term is defined in Rule 3b-4 under the Securities Exchange Act of 1934. However, we have elected to file with the Securities and Exchange Commission the same reports that a domestic registrant would be required to file under section 13(a) of the Securities Exchange Act of 1934.

Corporate History

         We were incorporated under the laws of the Province of British Columbia as TTC/Truck Tech Corp. on September 8, 1987. We were formed to develop and market remote data sensing, transmission and processing products incorporating patented technologies to satisfy emerging market requirements in the transportation industry.

         Our company was continued under the Business Corporations Act (Yukon Territory) effective February 6, 2003. As a result, our Memorandum and Articles which constituted our constitutional documents while we were a British Columbia company have been superseded and replaced by Articles of Continuance filed with the Yukon Registrar of Corporations under section 190 of the Business Corporations Act (Yukon Territory) and By-law No. 1, being a by-law adopted by our board of directors relating generally to the transaction of the business and affairs of our company. Our continuance as a Yukon corporation was approved by special resolution adopted by our shareholders at the annual and extraordinary general meeting held on December 12, 2002.

         On July 29, 1988, we acquired all of the issued and outstanding shares of Delta Transportation Products Ltd., and subsequently caused it to change its name to SmarTire Technologies Inc. effective June 3, 1998. Our initial product, based on technology developed by Delta Transportation Products Ltd., consisted of a wireless tire monitoring systems (TMS) designed for large ore hauling trucks and wheeled loaders that are utilized in the mining industry.

         We completed our initial public offering on the Vancouver Stock Exchange (now the TSX Venture Exchange) on September 11, 1989. On April 13, 1995, we changed our name to UniComm Signal Inc. On December 24, 1997, we changed our name to SmarTire Systems Inc. and effected a reverse stock split pursuant to which our common stock was consolidated on a 1 for 8 basis. On December 16, 1998, our common stock commenced trading on the Nasdaq SmallCap Market. On March 12, 1999, we voluntarily delisted our common stock from trading on the Vancouver Stock Exchange. On May 28, 2003, our common stock ceased trading on the Nasdaq SmallCap Market and is now quoted on the OTC Bulletin Board.

         On December 6, 1996, we acquired the Low Tire Pressure Warning Division of EPIC Technologies, Inc. of Norwalk, Ohio. The assets that we acquired from EPIC included specialized testing equipment, patents and certain contractual rights, including the rights under a production program that EPIC had established with Ford Motor Company. Under that production program, the Low Tire Pressure Warning System that we acquired from EPIC was offered by Ford as an option on Lincoln Continentals until the end of December 2001 when that particular model was discontinued.

         Our acquisition of EPIC's Low Tire Pressure Warning Division accelerated our entry into the passenger car market. Recognizing the emerging demand for tire monitoring systems (TMS) in passenger cars and light trucks, we modified the new car version of the technology that we had acquired from EPIC for use in existing vehicles. This product was launched into the automotive aftermarket in June 1997 to support the market introduction of run-flat tires. Automotive aftermarket products are sold as optional add-on products for automobiles and are produced by third-party suppliers such as our company. The aftermarket consists of retailers including tire retailers, automotive electronic stores and accessory shops, which sell products directly to consumers. Aftermarket products are distinguishable from original equipment manufacturers - or so-called "OEM" - products which are sold as options offered directly by or through the manufacturer of the automobile. OEM products may be produced by third party suppliers as well, but are sold to automobile manufacturers rather than to end-users. The tire monitoring systems (TMS) that we supplied to Ford for use on Lincoln Continentals is an example of an OEM product.

         During 1997, Goodyear, Michelin and Bridgestone/Firestone approved our company's first generation tire monitoring systems (TMS) for sale with run-flat or extended mobility tires. Run-flat tires allow drivers to drive up to 50 miles on a tire that has lost all of its air pressure. These tires perform so well without any air pressure that an approved tire monitoring systems (TMS) is required with the purchase of each set. Otherwise the operator may unknowingly drive on the tire until it fails or is no longer repairable. Tire monitoring systems (TMS) for both run-flat and conventional tires are distributed as aftermarket products, primarily through independent tire dealers and distributors and automobile service centers.

         Our acquisition of EPIC's Low Tire Pressure Warning Division also facilitated our entry into the motorsport market. Originally developed by EPIC and Penske Racing, our motorsport tire monitoring systems (TMS) was distributed exclusively by Pi Research of Cambridge, England. It is widely used by Indy racing teams. We do not anticipate further sales of our motorsport tire monitoring systems (TMS) to Pi Research as they now manufacture and market their own system.

         On April 20, 1998, we established a strategic alliance with TRW Inc., a large U.S.-based automotive parts supplier. The strategic alliance was founded on four agreements between the parties: an Equity Agreement, a Cooperation Engineering Agreement, an Original Equipment Manufacturer License Agreement and a Manufacturing Agreement. The agreements provided for joint engineering and development activities between the parties, and TRW was granted exclusive marketing and distribution rights for some of our company's products. In addition, TRW had exclusive rights in the original equipment market for any tire monitoring products that it developed jointly with us and we had exclusive rights in the automotive aftermarket.

         Effective August 31, 2001, we restructured our strategic alliance with TRW. As a result of the restructuring, most of the agreements that we had entered into with TRW in 1998 were cancelled. However, TRW retained its equity position in our company. By ending our collaboration with TRW in product development and by providing that neither we nor TRW will have exclusive rights to any products, the restructuring effectively provided us with immediate access to all levels of the global automotive and transportation industries.

         During May 2002 we entered into a non-binding Memorandum of Understanding with Visteon Corporation, a global supplier of products to the automotive industry, to develop and market tire monitoring solutions for the OEM market. Our Memorandum of Understanding matured into a formal agreement dated December 10, 2002 which contemplated collaboration between our company and Visteon to develop and market more advanced tire monitoring systems (TMS) systems for passenger vehicles and light trucks, and to jointly explore other opportunities for tire monitoring products such as the commercial vehicle market. Under the agreement, we also granted Visteon rights to manufacture some of our products. On July 16, 2003, we formally ended our relationship with Visteon Corporation.

         On September 24, 2002, we and Pirelli Pneumatici signed a Supply Agreement for tire monitoring systems (TMS) that measure the pressure and temperature of car, truck and motorcycle tires. The tire monitoring systems
(TMS) are produced and tested by our company, and marketed and sold by Pirelli under the name X-PressureTM. The systems went on sale by the end of 2002 through Pirelli's tire distribution channels in Italy, Germany, United Kingdom, Spain and Switzerland. During October 2002, we made our first shipment to Pirelli under the Supply Agreement.

         In December 2002, we entered into an eight-year supply commitment letter for tire monitoring systems (TMS) to be offered as part of the OEM package on certain vehicles produced by Aston Martin. We are committed to supply the systems in response to purchase orders submitted by Aston Martin from time to time.

         We completed the development and launch of our second generation tire monitoring systems (TMS) for the passenger car and light truck market during the fiscal year ended July 31, 2001, and launched a tire monitoring system (TMS) for motorcycles during the quarter ended October 31, 2002. We introduced two low-pressure tire pressure monitoring systems (TPMS) for the recreational vehicle market during the quarter ended October 31, 2003, and are continuing the development of systems for the commercial and industrial vehicle markets. We shipped our second generation of motorcycle tire pressure monitoring system
(TPMS) to customers in May, 2004.

         On February 6, 2003, we signed a manufacturing, co-marketing and development agreement with Hyundai Autonet Company, Ltd., an established Korean automotive electronics supplier. Under this agreement, Hyundai Autonet and we will co-develop, manufacture and distribute tire monitoring products to Hyundai Autonet original equipment vehicle manufacturers and the automotive aftermarket in Korea. The agreement provides for the payment to us by Hyundai Autonet of a total of $300,000 in fees, to cover the cost to develop a receiver and transmitter that can be used in the Korean and Japanese markets. Initial payments totaling $165,000 were made by Hyundai Autonet upon execution of our agreement, and the balance of $135,000 is payable upon the attainment of certain milestones including the completion of validation testing of these products and the launch of these products in South Korea. We expect to receive an ongoing revenue stream through the sales of proprietary components to Hyundai Autonet beginning in early 2004.

         On September 8, 2003, we entered into an agreement in principle appointing Beijing Boom Technology Co. Ltd. as the Master Distributor of our tire pressure monitoring systems (TPMS) in mainland China. The agreement in principle led to a formal Master Distributor Agreement between us and Beijing Boom Technology dated October 17, 2003, which provides for an initial two year term ending on October 9, 2005 and automatic renewal for successive one-year terms subject to termination by either party on giving 90 days' advance notice in writing. Beijing Boom Technology has agreed to purchase over $1.5 million in aftermarket passenger car tire pressure monitoring systems (TPMS) at fixed intervals during the first year of the agreement. Beijing Boom Technology must submit purchase orders to us for these products in accordance with a fixed delivery schedule covering the first year of the agreement, and must pay for each shipment before the products are shipped until March, 2004. Beijing Boom Technology may return products to us, but any products which are returned without our prior written consent are subject to a charge equal to 50% of the invoiced value of such products.

         In order to maintain its status as our Master Distributor in China, Beijing Boom Technology must also purchase approximately $3.9 million in additional aftermarket passenger car tire pressure monitoring systems (TPMS) during the second year of the agreement. Beijing Boom Technology must also establish a network of certified dealers in all provinces of China by May 1, 2004; it has met its first milestone of establishing certified dealers in at least eleven specified provinces or municipalities of mainland China by December 31, 2003. Subject to Beijing Boom Technology meeting these milestones, we have agreed not to appoint any other master distributor for mainland China during the initial two-year term of the Master Distributor Agreement.

Government Regulations

         Our products are subject to regulation by the government agencies responsible for radio frequencies in each country that our tire monitoring systems (TMS) will be sold. For example, in the United States approval must be received from the Federal Communications Commission for each product. Some countries require additional governmental approvals in certain circumstances. For example, in the United Kingdom, all electronic equipment to be installed in emergency and police vehicles must be approved by the Vehicle Installation Development Group, a governmental body. And, as a practical matter, certain non-governmental approvals may be necessary for market acceptance of our products in certain countries. For example, the approval of TUV (an independent testing company) is considered necessary to market our tire monitoring systems
(TMS) in Germany.

         We believe that we have all of the necessary governmental approvals for our current tire monitoring systems (TMS) in our intended market countries. As each new tire monitoring systems (TMS) product is introduced to the market, we intend to apply for the necessary approvals.

         During our fiscal year ended July 31, 2001, the United States Government enacted the Transportation Recall Enhancement, Accountability, and Documentation Act of 2000, commonly known as the TREAD Act. The TREAD Act was implemented to address perceived safety concerns resulting from poor tire maintenance, tread separation and tire blowouts. The TREAD Act, among other things, requires that the National Highway Traffic Safety Administration (NHTSA) develop rules and regulations which require all new passenger cars, light trucks and multipurpose passenger vans sold after November 1, 2003 to have tire monitoring systems (TMS) installed as standard equipment. The tire monitoring systems (TMS) must be capable of warning drivers if a tire is significantly under-inflated. The mandated rules and regulations were scheduled to be finalized in November 2001 for implementation in 2003.

         In July 2001, National Highway Traffic Safety Administration (commonly referred to by its acronym, NHTSA) published and circulated a Notice of Proposed Rule Making which included provisions related to the tire monitoring requirements of the TREAD Act. The Notice of Proposed Rule Making outlined the parameters of systems that the National Highway Traffic Safety Administration would consider compliant with the legislation and the proposed periods for complying with the regulations. Two forms of tire monitoring technologies were to be considered:

         1) Direct tire monitoring technologies are based on dedicated sensor / transmitters located within the cavity of the tire that are usually mounted on the wheel. The transmitter monitors and measures contained air pressure and temperature within each tire and transmits this information to a receiver located in or around the instrument panel of the vehicle. Our products are an example of a direct system.

         2) Indirect tire monitoring technologies typically work with the vehicle's anti-lock brake system. Most indirect tire monitoring systems
         (TMS) compare each wheel's rotational speed with the rotational speed of other wheels. If one tire becomes significantly under-inflated while the others remain at proper pressure, the indirect system eventually detects the problem because that wheel's rotational speed is on average slightly higher than that of other wheels.

         In the Notice of Proposed Rule Making, the National Highway Traffic Safety Administration concluded that direct measurement systems have major advantages over indirect systems as they:

         o actually measure the pressure in each tire and can detect when any tire or combination of tires is under-inflated, including when all tires are under-inflated,

         o        operate while the vehicle is stationary,

         o are highly accurate and can detect small pressure losses, some even as low as 1 pound per square inch,

         o provide full time monitoring even when the vehicle is driven on bumpy roads, has mismatched tires or has a tire out of balance or alignment,

         o do not need substantial time to calibrate the system and reduce the very real possibility for human error, and

         o        can alert the operator when tire is under-inflated.

         On May 31, 2002, the National Highway Traffic Safety Administration (NHTSA) issued part one of a two-part final rule. Part one established a new Federal Motor Vehicle Safety Standard that requires that tire pressure monitoring systems (TPMS) be installed in passenger vehicles and light trucks to warn the driver when a tire is below specified pressure levels. During the first year of the implementation schedule, beginning November 1, 2003, at least 10% of each auto manufacturer's total production must be equipped with tire pressure monitoring systems (TPMS). This requirement increases to 35% during the second year, 65% by the third and 100% after October 31, 2006.

         Part one of the National Highway Traffic Safety Administration's (NHTSA) final rule contemplated two compliance options during the period from November 1, 2003 to October 31, 2006. Under the first compliance option, a vehicle's tire pressure monitoring system (TPMS) must alert the driver if one or more tires, up to four tires, is 25% or more under-inflated. Under the second compliance option, a vehicle's tire pressure monitoring system (TPMS) must alert the driver if any of the vehicle's tires is 30% or more under-inflated. The second compliance option was adopted by National Highway Traffic Safety Administration (NHTSA) because indirect tire pressure monitoring systems (TPMS) are currently not capable of meeting the stricter four-tire, 25% requirement under the first compliance option, and it was deemed appropriate to permit manufacturers to continue to use current indirect tire pressure monitoring systems (TPMS) while they work to improve those systems.

         At the time that it issued the first part of its final rule, the National Highway Traffic Safety Administration (NHTSA) announced that it would be closely monitoring the performance of indirect measurement tire pressure monitoring systems (TPMS) under the second compliance option. We initially expected that the National Highway Traffic Safety Administration (NHTSA) would issue the second part of its final rule on or before March 1, 2005, and that it would, at that time, announce whether indirect tire pressure monitoring systems
(TPMS) based on anti-lock brake systems would be a permissible compliance option under the TREAD Act after October 31, 2006. However, due to the recent Court of Appeals ruling discussed below, we no longer hold these expectations as to the timing and content of the second part of the final rule.

         Three not-for-profit advocacy organizations, Public Citizen, Inc., New York Public Interest Research Group and The Center for Auto Safety subsequently filed a petition in United States Court of Appeals for the Second Circuit seeking review of the National Highway Traffic Safety Administration's (NHTSA) final rule. The Secretary of Transportation was named as the respondent in the matter, and Alliance of Automobile Manufacturers was an intervenor. On August 6, 2003, the United States Court of Appeals, Second Circuit, granted the petition for review, vacated the National Highway Traffic Safety Administration's (NHTSA) final rule, and remanded the matter to the National Highway Traffic Safety Administration (NHTSA) for further rulemaking proceedings in a manner consistent with the court decision.

         The petitioners had argued before the court that the final rule was contrary to the intent of Congress when it enacted the relevant provisions of the TREAD Act, and further that it was arbitrary and capricious under the federal Administrative Procedure Act. The court agreed, holding that National Highway Traffic Safety Administration's decision to adopt the second compliance option was both contrary to law and arbitrary, but that the adoption of the first compliance option and the three-year phase-in period was not. In coming to this conclusion, the court found that, according to the rule-making record, the one-tire, 30 percent under-inflation standard contemplated by the second compliance option would allow automakers to install indirect tire monitoring systems (TMS) that fail to warn drivers in approximately half of the instances in which tires are significantly under-inflated, and that the four-tire, 25 percent under-inflation standard contemplated by the first compliance option would prevent more injuries, save more lives and be more cost-effective.

         Our company's management anticipates that National Highway Traffic Safety Administration, in reformulating its final rule, will leave intact the four-tire, 25 percent under-inflation standard as well as the three-year implementation schedule mandated under the original rule. Our direct measurement tire monitoring systems (TMS) products meet this higher standard. We, together with our strategic partners such as Hyundai Autonet Co. Ltd., have developed a joint marketing program designed to exploit the significant product demand that is anticipated to be created by the TREAD Act.

Strategic Relationships

         Our strategy includes the establishment of alliances to assist in the development and marketing of our products and technologies. Key strategic alliances include:

(a) Hyundai Autonet Co. Ltd.

         On February 6, 2003, we signed an agreement with Hyundai Autonet, pursuant to which we and Hyundai Autonet have agreed to co-develop, manufacture and distribute tire monitoring systems (TMS) products to the OEM market and the automotive aftermarket in Korea. Originally founded in 1985 as Hyundai Automotive Electronics Division, Hyundai Autonet is a subsidiary of the Hyundai Auto Group, a large Korean conglomerate of companies. Hyundai Autonet has been contracted by its sister company, Hyundai Motor Corporation, to develop commercial vehicle tire monitoring systems (TMS).

         On October 17, 2003, we entered into a contract manufacturing services agreement with Hyundai Autonet, pursuant to which Hyundai Autonet has agreed to manufacture certain tire monitoring systems (TMS) and components to our specifications. Hyundai Autonet will manufacture and supply the products to us for sale and distribution in our various markets, in response to purchase orders that we will submit from time to time during the term of the agreement. The agreement provides for an initial 24-month term, subject to extension for an additional one year period.

(b) Alligator Ventilfabrik GmbH

         On December 10, 1999, we entered into an agreement to develop valve stem designs and tire monitoring electronic packaging for new market applications and new tire monitoring technologies with Alligator Ventilfabrik GmbH. Based in Giengen, Germany, Alligator Ventilfabrik GmbH is a producer of valve stems that allow the attachment of tire monitoring sensors inside the tire.

(c)      Transense Technologies plc

         On December 2, 1999, we entered into a licensing agreement with Transense Technologies of Oxfordshire, England, pursuant to which we were granted a non-exclusive, worldwide right to develop and market Transense's Surface Acoustic Wave technology for use in tire monitoring. Transense researches, develops and markets the use of its patented technology in the automotive industry.

Product Development

         Our technology provides drivers with real time information regarding tire pressure and temperature changes. This information provides the consumer and commercial markets with improved vehicle safety, performance and fuel economy. Our products have been engineered and designed for universal application. The sensor / transmitter can be installed on virtually any tire and wheel combination. Each sensor / transmitter contains a custom application specific integrated sensor (ASIS). A receiver unit mounted in the vehicle provides appropriate alarm indications with optional digital readout.

         The custom application specific integrated sensor (ASIS) is a single micro-electronic package containing pressure and temperature sensing elements and a digital logic state machine that functions as the brains of the sensor / transmitter. This chip is robust in design, optimizes battery life and provides various modes of sensing and communicating which ensure faster transmission of data when problems occur. Packaged on a miniaturized circuit board with the application specific integrated sensor (ASIS) are various components and our radio frequency technology. Using this wireless radio frequency technology, the data is transmitted through the tire to a remote receiver.

         Our company's products feature transmitter options providing different installation choices for various automotive applications. A strap-mounted transmitter attached to the wheel offers the most universal installation for a wide range of tire and wheel assemblies. A valve-mounted transmitter attached to the base of the valve offers an adjustable, secure in-tire installation for specific wheel / rim profiles. Once installed, the sensor / transmitters do not require ongoing maintenance. The sensor / transmitters communicate to remote receivers and the data is displayed inside the vehicle. We have developed three display options for the aftermarket (basic, integrated full function and remote full function) as well as telltale lights, switch blanks and digital displays for OEM and port of entry applications.

         We have recently developed OEM passenger car solutions to support the level of demand that our management anticipates from potential customers in this market sector. The OEM transmitter features a 50% size and weight reduction over our current generation transmitter, as well as innovative new mounting options including bonding directly to the wheel as well as a more innovative valve mount approach. We are currently marketing our existing products to small and medium sized original equipment manufacturers.

         We introduced our motorcycle tire pressure monitoring system (TPMS) for sale into the aftermarket in September 2002. We recently introduced a substantially improved second generation motorcycle tire pressure monitoring system (TPMS) at the Indy Motorcycle Dealers Show, held in Indianapolis, Indiana in mid-February 2004. During May, 2004 this product became commercially available and we began shipping it to our customers.

         On September 12, 2003 we entered into a development agreement with Vansco Ltd. This agreement provides for the merging of Vansco's vehicle communication expertise with SmarTire's proven radio frequency (RF) technology to create a high sensitivity, weatherproof, controller area network (CAN), chassis-mounted receiver. The controller area network (CAN) is the most widely used communication standard in vehicles today, allowing for multiplexing, receiving and transmitting of signals from various sources. When controller area network (CAN) technology is combined with our high pressure sensors, we anticipate that this joint development effort will result in a new tire pressure monitoring system (TPMS) targeted directly at OEMs of commercial trucks, buses, agricultural, construction and recreational vehicles. As our joint development objectives with Vansco have been on schedule, we anticipate launching the new CAN receiver before the end of our fiscal 2004 year. Pursuant to our agreement with Vansco, Vansco will market the product directly to its customers in the agricultural vehicle sector and on a case-by-case basis to the commercial truck, bus and construction industries. We will market the jointly developed product to the OEM commercial truck and recreational vehicle markets.

         We are in the final stages of development of a high pressure tire monitoring system (TPMS) for the commercial vehicle market that includes the recreational vehicle, tractor and trailer, bus, monorail, off-the-road and specialty vehicle markets. We have had some early sales to the recreational vehicle and monorail markets. We are also continuing development of future tire monitoring technologies, including development of concepts and prototypes for the OEM market and tire companies. In addition, we have continued to make progress on the development of transmitters that do not require batteries.

         On October 10, 2003 we entered into a Co-Marketing and Development agreement with Haldex Brake Products Ltd., and a related Supply Agreement with Haldex. Under the terms of this agreement, we will engage in a joint development program to integrate our tire pressure monitoring systems (TPMS) with Haldex's brake systems, with the view to creating commercial high pressure tire pressure monitoring systems (TPMS) for marketing and resale by Haldex. We anticipate that any new products that result from our collaboration with Haldex will be targeted at both OEM and aftermarket applications for trucks and trailers. Once development is complete, we plan to execute on the Supply Agreement with Haldex.

Marketing

         Our subsidiaries, SmarTire USA and SmarTire Europe, were established to market our tire monitoring systems (TMS) products. SmarTire USA and SmarTire Europe were initially mandated to establish a distribution network for the automotive aftermarket. Another objective of establishing this network has been to train and certify dealers and retailers to install our products in vehicles.

         As a result of the enactment of the TREAD Act and the restructuring of our strategic alliance with TRW, we have substantially changed our marketing strategy. We expect that, as tire monitoring systems (TMS) becomes standard equipment for new passenger vehicles in the United States over the next few years, demand for tire monitoring systems (TMS) will increase on a worldwide basis.

         With the implementation of the TREAD Act, we expect that demand for tire monitoring technology will be initiated by the big three United States automakers: General Motors, DaimlerChrysler and Ford. Some European automotive groups have already used tire monitoring as a means to add value and differentiate models. Due to the large volume of import vehicles to the United States, it is expected that the thirty different automakers in Europe plus the twelve from Asia will meet the TREAD Act requirements for North America. Adding tire monitoring to domestic European and Asian vehicles would trigger a much larger demand for tire monitoring systems (TMS) than was anticipated prior to introduction of the TREAD Act.

         Our company's current marketing strategy is to focus on sales of our tire monitoring systems (TMS) for OEM applications in all market sectors: passenger cars, light trucks, motorcycles, recreational vehicles, commercial and industrial applications. In approaching the OEM market, we expect to position ourselves as a complete system and associated technology provider. Our strategy is to provide high quality products to the OEM market which incorporate the highest level of technology possible, at a competitive price. Our strategy requires that, among other things, we minimize our manufacturing costs.

         We intend to achieve this in conjunction with Hyundai Autonet, a Tier One supplier of automotive parts in Korea. Tier One suppliers produce systems and subsystems for original equipment manufacturers. We believe that Hyundai Autonet possesses competitive world-class manufacturing capabilities which will directly complement our specialized technical know-how, and thereby help to give us an improved industry presence. We also hope to work closely together with Hyundai Autonet to secure Asian contracts with certain automobile manufacturers, for the supply of fully-integrated tire monitoring solutions for selected automobile platforms.

         While we expect that the greatest  demand for tire  monitoring  systems
(TMS) in the United States will be at the original equipment manufacturer level for passenger vehicles and commercial vehicles, we will continue to market our products through installation at either the new car dealer or port-of-entry level. We refer to this opportunity as car accessory programs and motorcycle accessory programs. These programs may be used to provide an OEM quality product that is not installed at the factory. Car and motorcycle accessory programs opportunities also exist in Europe due to the number and diversity of automakers.

         During the fiscal year ended July 31, 2001 we completed development of our second generation tire monitoring systems (TMS) and released our line of products for sale into the aftermarket. In September 2002, we introduced our motorcycle tire monitoring systems (TMS) for sale into the aftermarket. The aftermarket opportunity currently consists of a niche market in the enthusiast and high performance segment. To access this niche, we have worked to establish a wholesale distribution network in Europe, while in North America we have sought to work directly with major retail distributors.

Competition

         As a whole, the tire monitoring systems (TMS) industry is still in its early stages. There have been very few products available in the market. Tire monitoring products can generally be divided among two basic types, direct technology and indirect monitoring technologies. As described in the NHTSA's (National Highway Traffic Safety Administration) report, and discussed above under the heading "Business of our company - Government Regulations," direct tire monitoring technology such as that employed in our company's products currently provide substantial advantages over indirect monitoring technology. However, several of our competitors and potential competitors have long and established relationships with automobile OEMs and suppliers, which may make it difficult for us to compete in the OEM market. Additionally, automobile manufacturers may elect to develop their own tire monitoring systems (TMS) to comply with the TREAD Act.

         Our main  competitors  with respect to direct tire  monitoring  systems
(TMS) include the  following:

         o Schrader Bridgeport, claims to be the world's largest producer of tire valves and tire-pressure measurement equipment with over $140 million in annual sales. The tire monitoring systems
                  (TMS) developed by Schrader has been used on Chevrolet Corvettes since 1996. The Schrader tire monitoring systems
                  (TMS) was also used on the Plymouth Prowler during its five-year production run from 1997 to 2002. The product is being aggressively marketed at the OEM level. As a transmitter supplier, Schrader has teamed with receiver suppliers to recently win OEM contracts. In the aftermarket, Schrader has joined with Johnson Controls in the launch of their PSI-branded product.

         o German based BERU has acquired Doduco and its tire monitoring technology. That company is presently working with and approved by a consortium of five German vehicle manufacturers. To our knowledge, the system requires the use of transmitters attached to the valve stem (inside the tire / wheel assembly), receiving antennas at each of the wheel wells, wiring harness for conveying data to the receiver and some form of in-dash display. This system has been developed for the OEM market only.

         o Pacific Industrial Co. Ltd., a Japanese company, has developed a product that measures the air pressure in each tire and sends the data to a receiver mounted inside a vehicle. The products are available on a few Asian vehicles and, to date, are not commercially available in North America. We believe that the Pacific products resemble the BERU approach to tire monitoring with additional antennas and wiring harnesses. o TRW Automotive U.S. LLC is a producer of safety and security systems for the global automotive market. It supplies advanced technology products and services to the automotive markets. From December 1998 to August 2001, we and TRW jointly developed advanced tire monitoring technology and each has access to this technology, which encompasses our current products. During this period, we and TRW jointly developed a common application specific integrated sensor (ASIS) chip for existing products.

         o Siemens Automotive merged with Atecs Mannesmann AG to create Siemens Automotive AG, a large supplier of high-tech automotive electronic systems. The combined company's product portfolio focuses on electronic modules and systems including anti-lock brake system and airbag electronics. Siemens Automotive has entered the market, and offers direct tire monitoring systems (TMS) to OEMs.

         There are several indirect monitoring or anti-lock brake systems, either available on the market or in prototype stages. To the knowledge of our company's management, none of these prototype systems currently meet the proposed guidelines set out in the National Highway Traffic Safety Administration's Notice of Proposed Rule Making. Given the substantial advantages of direct monitoring technology and the recent decision of the United States Court of Appeals, Second Circuit, allowing a petition for review of National Highway Traffic Safety Administration's final rule under the TREAD Act, we do not believe that indirect monitoring technology will be a significant competitor in the short term. However, it is likely that the performance of indirect measurement tire monitoring systems (TMS) will continue to improve, and they will likely benefit from the fact that they are the least expensive way of complying with the tire monitoring systems (TMS) standard for vehicles already equipped with anti-lock braking systems.

         With respect to commercial vehicle tire monitoring systems (TMS), the major tire companies have been developing medium truck tires incorporating electronic chips in the sidewall to provide tire tracking information possibly including pressure, temperature and identification. Their disadvantage is the inability to provide real-time, dynamic values to the driver, which eliminates any early warning capability while operating the vehicle. Further, it seems that currently there are no additional functions that can be programmed into these static systems, limiting their integration into other fleet management programs.

         There are a number of companies that are marketing tire inflation systems into the commercial trailer market. While these systems do not provide tire monitoring systems (TMS) information to the driver, they utilize the air lines in the trailer to supply air pressure to a tire that is experiencing an air loss. This allows the driver to continue to operate the vehicle. This system is not available on the tractor or truck unit itself.

         One potential future development that could affect the market for both passenger car and commercial vehicle tire monitoring is the development of a "smart chip". This is a computer chip that could transmit data and would be manufactured into tires. We believe that Goodyear and Bridgestone / Firestone have both completed some development of such a computer chip.

Raw Materials and Principal Suppliers

         We contract the manufacture of our products to third parties, such as Hyundai Autonet. These manufacturers normally provide turnkey operations whereby the manufacturer is responsible for purchasing the component parts for our tire monitoring systems (TMS). Presently, we purchase component parts and deliver them to our contract manufacturers. However, Hyundai Autonet will be producing some of the plastic enclosures and using tooling supplied by or paid for by us. We also purchase component parts on our own account for engineering and prototype development purposes. Certain of the components and raw materials used in our products are difficult to obtain and/or require purchase commitments far in advance of the manufacturing date. At present, our relationships with our current suppliers are generally good and we expect that the suppliers will be able to meet the anticipated demand for our products through fiscal year 2004.

Dependence on Certain Customers

         Due to the early stage development of the tire monitoring systems (TMS) market in general and for our company's, we are still dependent on major customers. During the year ended July 31, 2003 we earned 35% of our revenue from three major customers. We expect that this dependence will be reduced as we start to realize sales through our relationships with new customers and through our strategic alliances, including our alliance with Hyundai Autonet.

         On September 8, 2003, we entered into an agreement in principle appointing Beijing Boom Technology Co. Ltd. as the Master Distributor of our tire pressure monitoring systems (TPMS) in mainland China. The agreement in principle led to a formal Master Distributor Agreement between us and Beijing Boom Technology dated October 17, 2003, which provides for an initial two year term ending on October 9, 2005 and automatic renewal for successive one-year terms subject to termination by either party on giving 90 days' advance notice in writing. Beijing Boom Technology has agreed to purchase over $1.5 million in aftermarket passenger car tire pressure monitoring systems (TPMS) at fixed intervals during the first year of the agreement. Beijing Boom Technology must submit purchase orders to us for these products in accordance with a fixed delivery schedule covering the first year of the agreement, and must pay for each shipment before the products are shipped until March, 2004. Beijing Boom Technology may return products to us, but any products which are returned without our prior written consent are subject to a charge equal to 50% of the invoiced value of such products.

         In order to maintain its status as our Master Distributor in China, Beijing Boom Technology must also purchase approximately $3.9 million in additional aftermarket passenger car tire pressure monitoring systems (TPMS) during the second year of the agreement. Beijing Boom Technology must also establish a network of certified dealers in all provinces of China by May 1, 2004; it has met its first milestone of establishing certified dealers in at least eleven specified provinces or municipalities of mainland China by December 31, 2003. Subject to Beijing Boom Technology meeting these milestones, we have agreed not to appoint any other master distributor for mainland China during the initial two-year term of the Master Distributor Agreement.

Proprietary Protection

         Our intellectual property is important to protecting our competitive advantage and expanding our tire monitoring systems (TMS) market share. We rely on a combination of patents, trade secret laws, confidentiality procedures and contractual provisions to protect our intellectual property.

         We hold several patents for our current technologies, which are listed below:

         o United States Patent 5,231,872 addresses the technology in our tire monitoring product. It was issued on August 3, 1993 and expires August 3, 2010.

         o United States Patent 5,285,189 addresses the technology in our abnormal tire condition warning system. It was issued on February 8, 1994 and expires February 8, 2011. We purchased this patent from EPIC Technologies, Inc. in December 1996.

         o United States Patent 5,335,540 addresses the technology in our tire monitoring product. It was issued on August 9, 1994 and expires August 9, 2011.

         o United States Patent 5,559,484 addresses certain technology in our data logging tire monitor with condition predictive capabilities and integrity checking. It was issued on September 24, 1996 and expires September 24, 2013. We purchased this patent from EPIC Technologies, Inc. in December 1996.

         o United States Patent 5,945,908 addresses certain other technology in our data logging tire monitor with condition predictive capabilities and integrity checking. It was issued on August 31, 1999 and expires on August 31, 2016. We purchased this patent from EPIC Technologies, Inc. in December 1996.

         o United States Patent 4,653,445 addresses the technology in an Engine Protection System product. It was issued on March 31, 1987 and expires March 31, 2004.

         o United States Patent 6,357,883 addresses the technology for a wheel component with a cavity for mounting a housing for measurement apparatus. It was issued on March 19, 2002 and expires March 19, 2019.

         In addition to our patents, we also have access to a number of other patents under our license agreements with Transense and TRW.

         TRW and our company entered into a license agreement on September 30, 1999 with Transense based in Oxfordshire, United Kingdom. Transense researches, develops and exploits the use of its patented Surface Acoustic Wave technology in the automotive industry. The license agreement grants SmarTire a non-exclusive, worldwide right to develop and market Transense's Surface Acoustic Wave technology for use in tire monitoring systems (TMS).

         As discussed elsewhere in this registration statement, we restructured our strategic alliance with TRW effective August 31, 2001. As part of the restructuring, we received a royalty-free license from TRW to utilize technology developed during the term of the Cooperative Engineering Agreement that is patented, now or in the future, by TRW. We have granted a parallel royalty-free license to TRW.

         The technology covered by one of the patents that we have licensed from TRW is used in our current and proposed tire monitoring systems (TMS). A clause of the license agreement states that our license shall automatically terminate if we breach any of our obligations under certain other agreements, including our promissory note to TRW Inc. dated August 31, 2001. During the year, we made two $250,000 payments to TRW Inc. under the promissory note and as a result of subsequent negotiations with TRW Automotive U.S. LLC, as assignee of TRW Inc., TRW Automotive agreed to accept $850,000 as full and final payment of all amounts due and owing under the promissory note, provided that it was paid on or before September 1, 2003. We have fully paid this amount to TRW Automotive.

Research and Development

         We spent the following amounts on engineering, research and development activities during the fiscal years ended July 31, 2003 and 2002:

         2003 - $1,177,935

         2002 - $1,727,606

         These expenses were incurred in the development of our second generation tire monitoring systems (TMS). We expect that our annual research and development expenses will continue to increase as we work to integrate our current products into automobile platforms of various OEMs seeking to satisfy the TREAD Act requirements, and as we complete work on other products that are currently in development.

Number of Total Employees and Number of Full-time Employees

         At May 25, 2004, we had 43 full-time employees, 14 of whom are in marketing, 20 of whom are in engineering, research and development and 9 of whom are administrative and executive personnel. There is no collective bargaining agreement in place. We also had one engineer on a contract basis.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion of our financial condition, changes in financial condition and results of operations for the three and six months ended January 31, 2004 and 2003 should be read in conjunction with our most recent audited annual financial statements for the financial year ended July 31, 2003, the unaudited interim financial statements included herein, and, in each case, the related notes.

         Our consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

         We carry on business directly and through our three wholly-owned subsidiaries: SmarTire USA Inc., SmarTire Europe Limited and SmarTire Technologies Inc. SmarTire Technologies Inc., formerly Delta Transportation Products Ltd., was incorporated under the laws of British Columbia on August 27, 1987, and is the original developer of our patented technology. We were continued (reincorporated) under the laws of the Yukon Territory, Canada, to become a Yukon corporation effective February 6, 2003.

         We are engaged in developing and marketing technically advanced tire monitoring systems designed for improved vehicle safety, performance, reliability and fuel efficiency. We currently earn revenues primarily from the sale of tire pressure monitoring systems (TPMS) for passenger cars. We are focused on developing and marketing technically advanced tire pressure monitoring systems (TPMS) for the transportation and automotive industries.

         Our products are subject to regulation by the government agencies responsible for radio frequencies in each country that our tire pressure monitoring systems (TPMS) will be sold. For example, in the United States approval must be received from the Federal Communications Commission for each product. Some countries require additional governmental approvals in certain circumstances. For example, in the United Kingdom, all electronic equipment to be installed in emergency and police vehicles must be approved by the Vehicle Installation Development Group, a governmental body. And, as a practical matter, certain non-governmental approvals may be necessary for market acceptance of our products in certain countries. For example, the approval of TUV (an independent testing company) is considered necessary to market our tire pressure monitoring systems (TPMS) in Germany.

         We believe that we have all of the necessary governmental approvals for our current tire pressure monitoring systems (TPMS) in our intended market countries. As each new tire pressure monitoring system (TPMS) is introduced to the market, we intend to apply for the necessary approvals.

         During our fiscal year ended July 31, 2001, the United States Government enacted the Transportation Recall Enhancement, Accountability, and Documentation Act of 2000, commonly known as the TREAD Act. The TREAD Act was implemented to address perceived safety concerns resulting from poor tire maintenance, tread separation and tire blowouts. The TREAD Act, among other things, requires that the National Highway Traffic Safety Administration, commonly referred to by its acronym, NHTSA, develop rules and regulations which require all new passenger cars, light trucks and multipurpose passenger vans sold after November 1, 2003 to have tire pressure monitoring systems (TPMS) installed as standard equipment. The TREAD Act requires that tire pressure monitoring systems (TPMS) must be capable of warning drivers if a tire is significantly under-inflated. The mandated rules and regulations were scheduled to be finalized in November 2001 for implementation in 2003.

         In July 2001, the National Highway Traffic Safety Administration (NHTSA) published and circulated a Notice of Proposed Rule Making which included provisions related to the tire monitoring requirements of the TREAD Act. The Notice of Proposed Rule Making outlined the parameters of systems that the National Highway Traffic Safety Administration (NHTSA) would consider compliant with the legislation and the proposed periods for complying with the regulations. Two forms of tire monitoring technologies were to be considered:

         1) Direct tire monitoring technologies are based on dedicated sensor / transmitters located within the cavity of the tire that are usually mounted on the wheel. The transmitter monitors and measures contained air pressure and temperature within each tire and transmits this information to a receiver located in or around the instrument panel of the vehicle. Our products are an example of a direct system.

         2)  Indirect  tire  monitoring  technologies  typically  work  with the vehicle's anti-lock brake system. Most indirect tire pressure monitoring systems (TPMS) compare each wheel's rotational speed with the rotational speed of other wheels. If one tire becomes significantly under-inflated while the others remain at proper pressure, the indirect system eventually detects the problem because that wheel's rotational speed is on average slightly higher than that of other wheels.

         In the Notice of Proposed Rule Making, the National Highway Traffic Safety Administration (NHTSA) concluded that direct measurement systems have major advantages over indirect systems as they:

         o actually measure the pressure in each tire and can detect when any tire or combination of tires is under-inflated, including when all tires are under-inflated;

         o        operate while the vehicle is stationary;

         o are highly accurate and can detect small pressure losses, some even as low as 1 pound per square inch;

         o provide full time monitoring even when the vehicle is driven on bumpy roads, has mismatched tires or has a tire out of balance or alignment;

         o do not need substantial time to calibrate the system and reduce the very real possibility for human error; and

         o        can tell the operator which tire is under-inflated.

         On May 31, 2002, the National Highway Traffic Safety Administration (NHTSA) issued part one of a two-part final rule. Part one established a new Federal Motor Vehicle Safety Standard that requires that tire pressure monitoring systems (TPMS) be installed in passenger vehicles and light trucks to warn the driver when a tire is below specified pressure levels. During the first year of the implementation schedule, beginning November 1, 2003, at least 10% of each auto manufacturer's total production must be equipped with tire pressure monitoring systems (TPMS). This requirement increases to 35% during the second year, 65% by the third and 100% after October 31, 2006.

         Part one of the National Highway Traffic Safety Administration's (NHTSA) final rule contemplated two compliance options during the period from November 1, 2003 to October 31, 2006. Under the first compliance option, a vehicle's tire pressure monitoring system (TPMS) must alert the driver if one or more tires, up to four tires, is 25% or more under-inflated. Under the second compliance option, a vehicle's tire pressure monitoring system (TPMS) must alert the driver if any of the vehicle's tires is 30% or more under-inflated. The second compliance option was adopted by National Highway Traffic Safety Administration (NHTSA) because indirect tire pressure monitoring systems (TPMS) are currently not capable of meeting the stricter four-tire, 25% requirement under the first compliance option, and it was deemed appropriate to permit manufacturers to continue to use current indirect tire pressure monitoring systems (TPMS) while they work to improve those systems.

         At the time that it issued the first part of its final rule, the National Highway Traffic Safety Administration (NHTSA) announced that it would be closely monitoring the performance of indirect measurement tire pressure monitoring systems (TPMS) under the second compliance option. We initially expected that the National Highway Traffic Safety Administration (NHTSA) would issue the second part of its final rule on or before March 1, 2005, and that it would, at that time, announce whether indirect tire pressure monitoring systems
(TPMS) based on anti-lock brake systems would be a permissible compliance option under the TREAD Act after October 31, 2006. However, due to the recent Court of Appeals ruling discussed below, we no longer hold these expectations as to the timing and content of the second part of the final rule.

         Three not-for-profit advocacy organizations, Public Citizen, Inc., New York Public Interest Research Group and The Center for Auto Safety filed a petition in United States Court of Appeals for the Second Circuit seeking review of the National Highway Traffic Safety Administration's (NHTSA) final rule. The Secretary of Transportation was named as the respondent in the matter, and Alliance of Automobile Manufacturers was an intervenor. On August 6, 2003, the United States Court of Appeals, Second Circuit, granted the petition for review, vacated the National Highway Traffic Safety Administration's (NHTSA) final rule, and remanded the matter to the National Highway Traffic Safety Administration (NHTSA) for further rulemaking proceedings in a manner consistent with the court decision.

         The court stated that the National Highway Traffic Safety Administration (NHTSA) decision to adopt the second compliance option was both contrary to law and arbitrary, but that the adoption of the first compliance option was appropriate. In coming to this conclusion, the court found that, according to the rule-making record, the one-tire, 30 percent under-inflation standard contemplated by the second compliance option would allow automakers to install indirect tire pressure monitoring systems (TPMS) that fail to warn drivers in approximately half of the instances in which tires are significantly under-inflated, and that the four-tire, 25 percent under-inflation standard contemplated by the first compliance option would prevent more injuries, save more lives and be more cost-effective.

         We anticipate that the National Highway Traffic Safety Administration (NHTSA), in reformulating its final rule, will leave intact the four-tire, 25 percent under-inflation standard as well as the three-year implementation schedule mandated under the original rule. Our direct measurement tire pressure monitoring systems (TPMS) meet this higher standard. Accordingly, we believe that the Court of Appeal decision will create additional opportunities to market our products to original equipment manufacturers, which are commonly referred to as OEMs, in the automobile industry. In addition, although the TREAD Act only applies to passenger automobiles, we believe that other motor vehicles, including medium and heavy trucks, buses and motorcycles will be impacted by this legislation in subsequent years. We also believe that compliance with the TREAD Act by European, Japanese, Chinese and other automakers will accelerate the adoption of tire pressure monitoring systems (TPMS) globally.

         It is difficult to predict the magnitude of the expected sales increase or the exact timing of the increase since our products will continue to face competition from other tire pressure monitoring systems (TPMS) manufactured by our competitors, and the timing of additional legislative initiatives on tire safety, if any, in the United States and abroad remains uncertain. Our management expects that, as tire pressure monitoring systems (TPMS) become standard equipment for new passenger vehicles, demand for tire pressure monitoring systems (TPMS) as dealer installed options and aftermarket products will gradually decline.

         Our current strategy involves generating short-term revenue from products available to meet today's demand for dealer-installed options and aftermarket tire pressure monitoring systems (TPMS) combined with the pursuit of OEM business. However, the pursuit of large OEM contracts will involve challenges for management, including overcoming existing relationships that certain of our competitors currently enjoy with automakers.

         We introduced our motorcycle tire pressure monitoring system (TPMS) for sale into the aftermarket in September 2002. We recently introduced a substantially improved second generation motorcycle tire pressure monitoring system (TPMS) at the Indy Motorcycle Dealers Show, held in Indianapolis, Indiana in mid-February 2004.

         In early October 2003, we announced the introduction of a low pressure tire monitoring system (TPMS) for the recreational vehicle market.

         We are in the final stages of development of a high pressure tire monitoring system (TPMS) for the commercial vehicle market that includes the recreational vehicle, tractor and trailer, bus, monorail, off-the-road and specialty vehicle markets. We are also continuing development of future tire monitoring technologies, including development of concepts and prototypes for the OEM market and tire companies. In addition, we have continued to make progress on the development of transmitters that do not require batteries.

         In February 2003, we signed a manufacturing, co-marketing and development agreement with Hyundai Autonet Company, Ltd., an established Korean automotive electronics supplier. Under this agreement, Hyundai Autonet and we will co-develop, manufacture and distribute tire monitoring products to Hyundai Autonet original equipment vehicle manufacturers and the automotive aftermarket in Korea. The agreement provides for the payment to us by Hyundai Autonet of a total of $300,000 in fees, to cover the cost to develop a receiver and transmitter that can be used in the Korean and Japanese markets. Initial payments totaling $165,000 were made by Hyundai Autonet upon execution of our agreement, and the balance of $135,000 is payable upon the attainment of certain milestones including the completion of validation testing of these products and the launch of these products in South Korea. During our 2004 fiscal year, we anticipate these milestones will be attained and expect to receive an ongoing revenue stream through the sales of proprietary components to Hyundai Autonet.

         On September 8, 2003, we entered into an agreement in principle appointing Beijing Boom Technology Co. Ltd. as the Master Distributor of our tire pressure monitoring systems (TPMS) in mainland China. The agreement in principle led to a formal Master Distributor Agreement between us and Beijing Boom Technology dated October 17, 2003, which provides for an initial two year term ending on October 9, 2005 and automatic renewal for successive one-year terms subject to termination by either party on giving 90 days' advance notice in writing. Beijing Boom Technology has agreed to purchase over $1.5 million in aftermarket passenger car tire pressure monitoring systems (TPMS) at fixed intervals during the first year of the agreement. Beijing Boom Technology must submit purchase orders to us for these products in accordance with a fixed delivery schedule covering the first year of the agreement, and must pay for each shipment before the products are shipped until March, 2004. Beijing Boom Technology may return products to us, but any products which are returned without our prior written consent are subject to a charge equal to 50% of the invoiced value of such products.

         In order to maintain its status as our Master Distributor in China, Beijing Boom Technology must also purchase approximately $3.9 million in additional aftermarket passenger car tire pressure monitoring systems (TPMS) during the second year of the agreement. Beijing Boom Technology must also establish a network of certified dealers in all provinces of China by May 1, 2004; it has met its first milestone of establishing certified dealers in at least eleven specified provinces or municipalities of mainland China by December 31, 2003. Subject to Beijing Boom Technology meeting these milestones, we have agreed not to appoint any other master distributor for mainland China during the initial two-year term of the Master Distributor Agreement.

         On September 12, 2003 we entered into a development agreement with Vansco Ltd. This agreement provides for the merging of Vansco's vehicle communication expertise with SmarTire's proven radio frequency (RF) technology to create a high sensitivity, weatherproof, controller area network (CAN), chassis-mounted receiver. The controller area network (CAN) is the most widely used communication standard in vehicles today, allowing for multiplexing, receiving and transmitting of signals from various sources. When controller area network (CAN) technology is combined with our high pressure sensors, we anticipate that this joint development effort will result in a new tire pressure monitoring system (TPMS) targeted directly at OEMs of commercial trucks, buses, agricultural, construction and recreational vehicles. If our joint development objectives with Vansco are achieved, we plan to launch the new tire pressure monitoring system (TPMS) during our fiscal 2004. Pursuant to our agreement with Vansco, Vansco will market the product directly to its customers in the agricultural vehicle sector and on a case-by-case basis to the commercial truck, bus and construction industries. We will market the jointly developed product to the OEM commercial truck and recreational vehicle markets.

         On October 10, 2003 we entered into a Co-Marketing and Development agreement with Haldex Brake Products Ltd., and a related Supply Agreement with Haldex. Under the terms of this agreement, we will engage in a joint development program to integrate our tire pressure monitoring systems (TPMS) with Haldex's brake systems, with the view to creating commercial high pressure tire pressure monitoring systems (TPMS) for marketing and resale by Haldex. We anticipate that any new products that result from our collaboration with Haldex will be targeted at both OEM and aftermarket applications for trucks and trailers. Once development is complete, we plan to execute on the Supply Agreement with Haldex.

RESULTS OF OPERATIONS

Quarter ended January 31, 2004 and January 31, 2003

Revenue

         Gross revenue for the quarter ended January 31, 2004 increased to $430,191 from $146,762 for the quarter ended January 31, 2003. The breakdown of the sources of our gross revenue is as follows:

         o Sales of aftermarket passenger car systems increased to $314,891 for the quarter ended January 31, 2004 from $115,784 for the quarter ended January 31, 2003.

         o Sales of OEM passenger car systems increased to $62,255 for the quarter ended January 31, 2004 from $27,377 for the quarter ended January 31, 2003.

         o Sales of aftermarket motorcycle systems were $1,332 for the six months ended January 31, 2004 compared to nil for the six months ended January 31, 2003. We anticipate a ramp up in sales of this product during the remainder of our fiscal year with the introduction of our second generation motorcycle system during our third quarter.

         o Sales of aftermarket recreational low pressure vehicle systems were $5,700 for the quarter ended January 31, 2004. The "RoadVoice" and "TrailerVoice", which represent the first tire monitoring systems targeted specifically at the recreational vehicle, towed vehicle and trailer markets was introduced in the quarter ended October 31, 2003.

         o Sales of off-the-road (OTR) tire monitoring systems were $nil for the quarter ended January 31, 2004 compared to $3,601 for the quarter ended January 31, 2003. Our off-the-road (OTR) tire pressure monitoring system (TPMS) utilizes a high-pressure transmitter and is designed primarily for off-the-road (OTR) heavy industrial applications and commercial applications. The system may potentially be used not only on large mining trucks, but also heavy mobile equipment (such as tractors, wheeled loaders, graders and the like). Sales of our off-the-road (OTR) tire monitoring systems to date have been limited to those systems which are designed for use on large mining trucks. We anticipate that an increase in sales of this product will follow if we are successful in commercializing the receiver that we are currently developing with Vansco, and in launching our high pressure transmitters which are in the final stages of development.

         o Revenue of $37,279 was recorded for engineering changes to modify our products pursuant to the Hyundai Autonet agreement for the quarter ended January 31, 2004 compared to $nil for the quarter ended January 31, 2003. Revenue from engineering services is recognized on services as they are rendered and pre-defined milestones are achieved.

         o Sales of miscellaneous products were $8,734 for the quarter ended January 31, 2004 compared to $nil for the quarter ended January 31, 2003.

         Gross Margin

         Gross margin on product sales increased to 12% for the quarter ended January 31, 2004 from 11% for the quarter ended January 31, 2003. We anticipate that our gross margin will begin to increase in our third quarter as we migrate the majority of our production to Hyundai Autonet.

Expenses

         Expenses increased to $1,709,413 for the quarter ended January 31, 2004 from $1,562,069 for the quarter ended January 31, 2003, as increases in marketing, engineering, research and development expenses and depreciation and amortization were partially offset by a decreases in general and administration expenses.

         Engineering, research and development expenses increased to $360,353 for the quarter ended January 31, 2004 from $260,519 for the quarter ended January 31, 2003. The increase was primarily attributed to an increase in both the number of engineering employees and engineering-related wages. The expenses were primarily incurred to advance the development of our second generation motorcycle product and commercial products.

         Marketing expenses increased to $418,363 for the quarter ended January 31, 2004 from $303,093 for the quarter ended January 31, 2003. The increase was primarily the result of both higher marketing-related wages, which increased as a result of the recruitment of a V.P. of Sales and Marketing in August, 2003 and an increase in travel.

         General and administrative expenses decreased to $571,159 for the quarter ended January 31, 2004 from $705,638 for the quarter ended January 31, 2003. The decrease was primarily attributed to the reversal of a compensation charge during the quarter ended October 31, 2003, a decrease in professional fees, lower travel expenses and lower administration wages. The compensation charge was originally recorded in our quarter ended October 31, 2003 as we recognize compensation expense as the majority of our employee stock options are accounted for as variable awards as the employee stock options are granted in US dollars, yet the majority of our employees are paid in Canadian dollars and Pounds Sterling and the functional currency of our Company is Canadian dollars. Administrative wages decreased as there were less administrative employees during the quarter ended January 31, 2004. The decrease was partially offset by an increase in investor relation costs.

         Depreciation and amortization expense increased to $359,538 for the quarter ended January 31, 2004 from $292,819 for the quarter ended January 31, 2003.

         Interest and finance charges decreased to $315,609 for the quarter ended January 31, 2004 from $620,884 for the quarter ended January 31, 2003. Interest and finance charges for the quarter ended January 31, 2004 included $308,591 in interest and finance charges on our 7% and 8% convertible debentures issued in fiscal 2003 and our discounted unsecured convertible debentures issued during the quarter ended January 31, 2003.

          Interest and finance charges for the quarter ended January 31, 2003 included $633,431 in interest and finance charges on our 10% redeemable convertible notes issued during the quarter ended January 31, 2003, $33,115 in interest on a promissory note created as part of the consideration for restructuring our strategic relationship with TRW Inc. and a reversal of $45,662 due to interest forgiven on the $500,000 non-recoverable development liability incurred with a key component supplier during the three months ended January 31, 2002.

Interest Income

         Interest income of $1,827 was earned for the quarter ended January 31, 2004 as compared to $336 for the quarter ended January 31, 2003 and was the result of higher average cash balances during the quarter ended January 31, 2004.

Foreign exchange gain

         A foreign exchange gain of $64,571 was incurred for the quarter ended January 31, 2004 as compared to a gain of $36,643 for the quarter ended January 31, 2003. Foreign exchange gains or losses are due to fluctuations in currency exchange rates and are impossible to predict.

Six months ended January 31, 2004 and January 31, 2003

Revenue

         Gross revenue for the six months ended January 31, 2004 increased to $857,717 from $544,351 for the six months ended January 31, 2003. The breakdown of the sources of our gross revenue is as follows:

         o Sales of aftermarket passenger car systems increased to $591,055 for the six months ended January 31, 2004 from $416,503 for the six months ended January 31, 2003.

o Sales of OEM passenger car systems increased to $98,903 for the six months ended January 31, 2004 from $68,180 for the six months ended January 31, 2003.

o Sales of the aftermarket motorcycle system were $1,555 for the six months ended January 31, 2004 compared to nil for the six months ended January 31, 2003. We anticipate a ramp up in sales of this product during the remainder of our fiscal year, as a result of the introduction of our second generation motorcycle system in mid-February 2004. However, it is difficult for us to predict what the volume of sales might be, as this will depend primarily on market acceptance of our second generation motorcycle system.

o Sales of aftermarket recreational low pressure vehicle systems were $16,037 for the six months ended January 31, 2004. The "RoadVoice" and "TrailerVoice", which represent the first tire monitoring systems targeted specifically at the recreational vehicle, towed vehicle and trailer markets was introduced in the six months ended October 31, 2003.

o Sales of OEM recreational low pressure vehicle systems were $10,682 for the six months ended January 31, 2004. This system was introduced in the six months ended January 31, 2004.

o Sales of the motorsport tire pressure monitoring system (TPMS) decreased to $nil for the six months ended January 31, 2004 from $44,739 for the six months ended January 31, 2003. We do not anticipate further sales of our motorsport tire pressure monitoring system (TPMS) as our exclusive motorsport distributor, Pi Research of Cambridge, England, now manufactures and markets their own system. Accordingly, we have discontinued production of our motorsport tire pressure monitoring system (TPMS).

o Sales of off-the-road (OTR) tire monitoring systems were $1,088 for the six months ended January 31, 2004 compared to $14,929 for the six months ended January 31, 2003. Our off-the-road (OTR) tire pressure monitoring system (TPMS) utilizes a high-pressure transmitter and is designed primarily for off-the-road (OTR) heavy industrial applications and commercial applications. The system may potentially be used not only on large mining trucks, but also heavy mobile equipment (such as tractors, wheeled loaders, graders and the like). Sales of our off-the-road (OTR) tire monitoring systems to date have been limited to those systems which are designed for use on large mining trucks. We anticipate an increase in sales of this product upon commercialization of the receiver currently under development with Vansco and the launch of our high pressure transmitters.

o Revenue of $96,079 was recorded for engineering changes to modify our products pursuant to the Hyundai Autonet agreement for the six months ended January 31, 2004 compared to $nil for the six months ended January 31, 2003. Revenue from engineering services is recognized on services as they are rendered and pre-defined milestones are achieved.

o Sales of miscellaneous products were $42,318 for the six months ended January 31, 2004 compared to $nil for the six months ended January 31, 2003.

         The miscellaneous products that accounted for $42,318 of our revenue during the six months ended January 31, 2004 consisted primarily of dataloggers, which are used to facilitate testing by our OEM customers.

Gross Margin

         Gross margin on product sales decreased to 13% for the six months ended January 31, 2004 from 18% for the six months ended January 31, 2003. The decrease occurred as the product mix of systems sold in the six months ended January 31, 2004 had lower gross margins than the product mix of systems sold in the six months ended January 31, 2003. As we have only recently shifted the majority of our production to Hyundai Autonet, we expect that our gross margin will increase in subsequent quarters.

Expenses

         Expenses increased to $3,563,739 for the six months ended January 31, 2004 from $3,548,916 for the six months ended January 31, 2003, as a decrease in general and administration expenses was partially offset by increases in marketing, engineering, research and development and depreciation and amortization expenses.

         Engineering, research and development expenses increased to $746,919 for the six months ended January 31, 2004 from $523,079 for the six months ended January 31, 2003. The increase was primarily attributed to higher prototype development costs, an increase in product testing on products that we plan to released in the current fiscal year and an increase in the number of engineering employees and engineering-related wages.

         Marketing expenses increased to $861,324 for the six months ended January 31, 2004 from $823,225 for the six months ended January 31, 2003. The increase was a primarily a result of an increase in travel and higher marketing-related wages, which increased as a result of the recruitment of a V.P. of Sales and Marketing. This increase was partially offset by lower tradeshow expenditures. Trade show expenses in the six months ended January 31, 2003 included the cost of attending the Automechanika show, which is held in Europe every two years. The six months ended January 31, 2003 also included expenses of $130,000 in connection with the termination of a management agreement; 50% of this amount or $65,000 was booked as marketing expenses and 50% was booked as general and administrative expenses.

         General and administrative expenses decreased to $1,281,006 for the six months ended January 31, 2004 from $1,615,362 for the six months ended January 31, 2003. The decrease was primarily attributed to lower investor relation costs, professional fees administration wages and travel expenses. Investor relation costs were higher during the six months ended January 31, 2003 as an expense of a non-refundable deposit on a public relations program that did not proceed and the expense of a non-refundable retainer paid to a financial advisory firm was incurred. Administrative wages decreased as there were less administrative employees during the six months ended January 31, 2004 and as explained above, our general and administrative expenses for the six months ended January 31, 2003 include $65,000 that was incurred in connection with the termination of a management contract. The decrease was partially offset by an increase in insurance costs.

         Depreciation and amortization expense increased to $674,490 for the six months ended January 31, 2004 from $587,250 for the six months ended January 31, 2003.

         Interest and finance charges increased to $1,746,053 for the six months ended January 31, 2004 from $811,782 for the six months ended January 31, 2003. The charges for the six months ended January 31, 2004 included $1,659,036 in interest and finance charges on our 7% and 8% convertible debentures, our discounted convertible debenture, plus an accrual for a payment in November 2003 of $75,355 to Palisades Master Fund, L.P. as an early participation bonus. As discussed below under the heading "Liquidity and Capital Resources," on October 27, 2003, in order to encourage early exercise of certain outstanding warrants by Palisades Master Fund and three additional warrant holders, we offered to reduce the exercise price of the warrants from $0.2645 per share to $0.20 per share. Palisades Master Fund elected to accept our offer, but on November 6, 2003, in order to encourage early exercise of the warrants by the remaining three warrant holders, we offered to reduce the exercise price of the remaining 7,478,635 warrants from $0.2645 per share to $0.1771 per share. As a result, we agreed to pay the $75,355 early participation bonus to Palisades Master Fund, being an amount equal to the difference between the aggregate exercise price that Palisades Master Fund paid upon the exercise of 3,290,596 outstanding warrants at $0.20 per share and the aggregate exercise price that Palisades Master Fund would have paid if it had the benefit of the reduced exercise price of $0.1771 per share. The fair value of this inducement is included in interest expense.

         Interest and finance charges for the six months ended January 31, 2003 included $745,826 in interest and finance charges on our 10% redeemable convertible notes issued during the six months ended January 31, 2003, $65,956 in interest on a promissory note created as part of the consideration for restructuring our strategic relationship with TRW Inc. and a reversal of $45,662 due to interest forgiven on the $500,000 non-recoverable development liability incurred with a key component supplier during the three months ended January 31, 2002.

Interest Income

         Interest income of $4,567 was earned for the six months ended January 31, 2004 as compared to $1,662 for the six months ended January 31, 2003 and was the result of higher average cash balances during the six months ended January 31, 2004.

Foreign exchange gain

         A foreign exchange gain of $26,336 was incurred for the six months ended January 31, 2004 as compared to a gain of $62,845 for the six months ended January 31, 2003. Foreign exchange gains or losses are due to fluctuations in currency exchange rates and are impossible to predict.

Fiscal Year Ended July 31, 2003 and Fiscal Year Ended July 31, 2002

Revenue

         Gross revenue for the fiscal year ended July 31, 2003 increased to $1,802,596 from $1,012,344 for the fiscal year ended July 31, 2002. This increase in revenue was a result of the following:

         o        Sales of  aftermarket  passenger car tire  monitoring  systems
                  (TMS) increased to $1,141,210 for fiscal 2003 from $791,217 for fiscal 2002.

         o Sales of OEM passenger car systems increased to $174,880 for fiscal 2003 from $164,588 for fiscal 2002. Fiscal 2002 included sales under the Lincoln Continental program of our company's first generation product that were discontinued by Ford Motor Company at the end of December 31, 2001. Without the sales of $43,711 under the Lincoln Continental program for fiscal 2002, sales for fiscal 2002 would have been $120,847.

         o        Sales  of  motorcycle  tire  monitoring   systems  (TMS)  were
                  $183,589 for fiscal 2003 compared to $nil for fiscal 2002.

         o Sales of off-the-road (OTR) tire monitoring systems (TMS) designed for mining vehicle applications were $58,395 for fiscal 2003 compared to $nil for fiscal 2002. These tire monitoring systems (TMS) are currently undergoing on-vehicle validation.

         o Revenue of $173,400 was recorded for engineering changes to modify our products pursuant to our Manufacturing, Co-Marketing and Development Agreement with Hyundai Autonet Co. Ltd. for fiscal 2003 compared to $nil for the fiscal 2002. Revenue is determined by the percentage of completion method.

         o Sales of the motorsport tire monitoring systems (TMS) decreased to $44,739 for fiscal 2003 from $56,539 for fiscal 2002. As indicated above, we do not anticipate further sales of our motorsport tire monitoring systems (TMS) as our exclusive motorsport distributor, Pi Research of Cambridge, England, now manufactures and markets their own system. Accordingly, we have discontinued production of our motorsport tire monitoring systems (TMS).

         o Sales of recreational vehicle products were $26,383 for fiscal 2003 compared to $nil for fiscal 2002. We expect sales of these products to increase in fiscal 2004 after the anticipated launch of our high pressure transmitter.

Gross Margin

         Gross margin on product sales decreased to 23% for the year ended July 31, 2003 from 31% for the year ended July 31, 2002. The decrease occurred as the product mix of systems sold in the year ended July 31, 2003 had lower gross margins than the product mix of systems sold in the year ended July 31, 2002. The gross margins continued to be affected by the reduction in carrying value of first generation product inventory in the 1999 fiscal year.

Expenses

         Expenses decreased to $6,802,391 for the year ended July 31, 2003 from $7,038,843 for the year ended July 31, 2002, as a result of decreases in engineering, research and development expenses and marketing expenses. Reductions in these expenses (discussed in greater detail below) were partially offset by higher general and administration expenses and depreciation and amortization expenses.

         Engineering, research and development expenses decreased to $1,177,935 for the year ended July 31, 2003 from $1,727,606 for the year ended July 31, 2002. The higher engineering, research and development expenses for fiscal 2002 were attributable primarily to a $500,000 expenditure for non-recoverable development costs incurred with a key component supplier for future product development activities in that fiscal year. This expenditure was a one-time expense with this supplier. The nature of our activities could result in other future non-recurring engineering, research and development expenditures. A decrease in prototype development expenses, lower travel costs and lower expenditures on patents and approvals also contributed to the decrease in engineering, research and development expenses between fiscal 2002 and fiscal 2003, although these cost savings were partially offset by an increase in engineering-related-wages due to an increase in the number of engineering employees.

         Marketing expenses decreased to $1,448,326 for the year ended July 31, 2003 from $1,527,644 for the year ended July 31, 2002. This decrease was mainly due to lower advertising and promotion costs, as well as lower travel costs. This decrease was partially offset by higher marketing-related wages and tradeshow expenditures. Wages were higher as we incurred expenses of $130,000 in connection with the termination of a management agreement; 50% of this amount, or $65,000, is included in the marketing expenses for the year ended July 31, 2003, and 50% was included in general and administrative expenses for the year. The balance of the increase in our marketing expenses was a result of trade show expenses, including the cost of attending the Automechanika show, which is held in Europe every two years.

         General and administrative expenses increased to $2,939,260 for the year ended July 31, 2003 from $2,631,215 for the year ended July 31, 2002. The increase is attributable to an increase in professional fees, filing fees, insurance premiums and an expense of $315,044 to settle certain potential unquantified claims threatened by certain offshore investors against our company. Professional fees increased as a result of filing registration statements with the Securities and Exchange Commission. As explained above, general and administrative expenses include $65,000 that was incurred in connection with the termination of a management contract. The increase was partially offset by lower travel and capital expenses.

         Depreciation and amortization expense increased to $1,236,870 for the year ended July 31, 2003 from $1,152,378 for the year ended July 31, 2002. Depreciation and amortization expense is expected to remain at approximately its current level for the foreseeable future.

         Interest and finance charges of $3,722,505 were incurred during the year ended July 31, 2003, including $3,720,250 in interest and finance charges on 10%, 5%, 7% and 8% redeemable convertible debentures, a 12% promissory note and a $5 million equity line of credit issued during the year ended July 31, 2003.

         During the year ended July 31, 2003, we also purchased certain capital assets at an aggregate cost of $62,978.

Interest Income

         Interest income of $2,835 was earned for the year ended July 31, 2003 as compared to $18,735 for the year ended July 31, 2002. This decrease was due to lower average cash balances maintained and lower interest rates during the year ended July 31, 2003.

Foreign exchange gain

         A foreign exchange gain of $192,201 was earned for the year ended July 31, 2003 as compared to $24,015 for the year ended July 31, 2002. The increase was primarily due to the decrease in the value of the US dollar against the Canadian dollar during the year, which resulted in foreign exchange gains on the settlement of US dollar liabilities outstanding at July 31, 2002 during fiscal 2003.

Fiscal Year Ended July 31, 2002 vs. Fiscal Year Ended July 31, 2001

Revenue

         Gross revenue for the fiscal year ended July 31, 2002 increased to $1,012,344 from $779,611 for the fiscal year ended July 31, 2001. This increase in revenue was a result of the following:

         Sales of aftermarket passenger car systems increased to $791,217 for fiscal 2002 from $389,020 for fiscal 2001 due to sales of $633,846 of our second generation product that was launched at the end of fiscal 2001.

         Sales of original equipment manufacturer passenger car systems increased to $164,588 for fiscal 2002 from $143,788 for fiscal 2001 due to sales of $95,547 of our second generation product offset by reduced sales of our first generation product under the Lincoln Continental program. The Lincoln Continental program was discontinued by Ford at the end of December 31, 2001.

         Sales of the motorsport tire monitoring systems (TMS) decreased to $56,539 for fiscal 2002 from $246,803 for fiscal 2001. We do not anticipate further sales of our motorsport tire monitoring system as Pi Research, formerly our exclusive motorsport distributor, now manufactures this product.

         Despite the increase in sales for fiscal 2002, sales of our second generation products for fiscal 2002 were below management's expectations. Management believes that the primary cause for sales not meeting expectations relates to the delays by National Highway Traffic Safety Administration (NHTSA) in issuing its final rule under the TREAD Act, which was originally due in November 2001 but not actually issued until May 31, 2002. In particular, management believes that the delays in finalizing the regulations have had a significant negative impact on our aftermarket sales.

Gross Margin

         Gross margin on product sales decreased to 31% for fiscal 2002 from 50% for fiscal 2001. The decrease occurred as the product mix of systems sold in fiscal 2002 had lower gross margins than the product mix of systems sold in fiscal 2001. The gross margins continue to be affected by the reduction in carrying value of first generation product inventory in the 1999 fiscal year.

Expenses

         Expenses increased to $7,038,843 for fiscal 2002 from $6,377,595 for fiscal 2001 as increases in engineering, research and development expenses, and an increase in depreciation and amortization expense, were only partially offset by lower marketing, general and administrative expenses.

         Engineering, research and development expenses increased to $1,727,606 for fiscal 2002 from $1,485,874 for fiscal 2001. The increase was attributed primarily to the one-time $500,000 expenditure for non-recoverable development costs disclosed above, which was incurred with a key component supplier for future product development activities. The engineering, research and development expenses for fiscal 2002 included higher wage expenditures but lower expenditures on consulting fees and on product testing and prototype development due to completion of our second generation passenger car products in fiscal 2001.

         Marketing expenses decreased to $1,527,644 for fiscal 2002 from $1,744,004 for fiscal 2001. The decrease was a result of lower advertising and promotion expenditures as well as lower travel, consulting, and trade show expenditures. Trade show expenses decreased as we did not attend the SEMA trade show in fiscal 2002 as we did in fiscal 2001 and the expenses for fiscal 2001, included costs associated with attending the Automechanika trade show. This decrease was partially offset by the cost of market research associated with entry into the original equipment manufacturer automotive market.

         General and administrative expenses decreased to $2,631,215 for fiscal 2002 from $2,701,621 for fiscal 2001. The decrease was attributed to a recovery of a bad debt and lower travel, investor relations, computer and office costs. This decrease was partially offset by higher insurance premiums and wage expenditures.

         Depreciation and amortization expense increased to $1,152,378 for fiscal 2002 from $446,096 for fiscal 2001 due to the amortization of other assets acquired in December 2000 and August 2001.

         Interest expense of $145,472 was incurred during fiscal 2002 mainly due to interest on a promissory note created as part of the consideration for restructuring the strategic relationship with TRW as described under the heading "Liquidity and Capital Resources."

Interest Income

         We earned interest income of $18,735 for fiscal 2002 as compared to $359,799 for fiscal 2001. This decrease was due to lower average cash balances maintained and lower interest rates during fiscal 2002.

Foreign exchange gain

         A foreign exchange gain of $24,015 was earned for the year ended July 31, 2002 as compared to $117,063 for the year ended July 31, 2001.

LIQUIDITY AND CAPITAL RESOURCES

Six Months Ended January 31, 2004

         We have continued to finance our activities primarily through the issuance and sale of securities. We have incurred losses from operations in each year since inception. As at January 31, 2004, we had an accumulated deficit of $53,199,552. Our net loss for the quarter ended January 31, 2004 was $1,905,179 and for the six months ended January 31, 2004 was $5,168,322 compared to $2,129,872 for the quarter ended January 31, 2003 and $4,200,245 for the six months ended January 31, 2003. As of January 31, 2004, our stockholders' equity was $7,477,654 and we had working capital of $3,852,457.

         Our cash position at January 31, 2004 was $1,367,190 as compared to $1,843,694 at July 31, 2003. This decrease was due to the net cash used in operations partially offset by financing and investing activities, each as described below.

         Our net loss of $5,168,322 for the six months ended January 31, 2004 includes non-cash charges of $674,490 for depreciation and amortization, $1,659,036 for finance and interest expense and $82,838 for shares and warrants issued for services received. Decreases in non-cash working capital during this period amounted to $1,879,845. Non-cash working capital changes included decreases in receivables, inventory, prepaid expenses and accounts payable and accrued liabilities and a decrease in deferred revenue. An increase in inventory accounted for the most significant decrease in non-cash working capital, as it increased by $1,755,435. This was primarily due to the procurement of components for the production build at Hyundai Autonet.

         During the six months ended January 31, 2004, we realized aggregate gross cash proceeds of $2,725,000 from the placement of discounted unsecured convertible debentures, $2,007,385 from the exercise of warrants and $15,880 from the exercise of employee stock options as follows:

         o On October 27, 2003, in order to encourage early exercise of a total of 10,769,231 warrants issued to the purchasers of our 7% convertible debentures, we offered to reduce the exercise price of the warrants from $0.2645 per share to $0.20 per share. The offer was open for acceptance by the warrant holders until November 4, 2003. In consideration of the warrant holders' agreement to immediately exercise their respective warrants, we offered to issue to the participating warrant holders one additional warrant for each warrant that was exercised. One of the warrant holders, Palisades Master Fund, L.P. accepted our offer and exercised a total of 3,290,596 outstanding warrants at the reduced exercise price of $0.20 per share. On October 27, 2003, we issued a total of 3,290,596 five-year warrants to Palisades Master Fund, exercisable at an exercise price of $0.20 per share, resulting in gross proceeds of $658,119. The additional warrants were to be exercisable for a period of five years at an exercise price of $0.20 per share.

         o On October 27, 2003, our investment banker, HPC Capital Management, also agreed to immediately exercise 194,000 outstanding common stock purchase warrants dated May 16, 2003, in consideration of receiving one additional five-year warrant with an exercise price of $0.20 per share for each warrant so exercised. Of the 194,000 warrants exercised by HPC Capital Management under this arrangement, 180,000 were exercised at an exercise price of US$0.13 per share and 14,000 were exercised at an exercise price of US$0.10 per share, resulting in gross proceeds of $24,800.

         o On November 6, 2003, in order to encourage early exercise of the warrants by the remaining three warrant holders, we offered to reduce the exercise price of the remaining 7,478,635 warrants from $0.2645 per share to $0.1771 per share. The offer was open for acceptance by the warrant holders until November 19, 2003. In consideration of the warrant holders' agreement to immediately exercise their respective warrants, we offered to issue to the participating warrant holders one additional warrant for each warrant that is exercised. The additional warrants are exercisable for a period of five years at an exercise price of $0.1771 per share.

         o On November 10, 2003, all of the remaining warrant holders, Crescent International Ltd., Alpha Capital AG and Goldplate Investment Partners, accepted our offer and exercised a total of 7,478,635 outstanding warrants at the reduced exercise price of $0.1771 per share.

         o On December 24, 2004 we closed a private placement of discounted unsecured convertible debentures in the aggregate principal amount of $3,493,590 . We issued the convertible debentures at a 22% original issue discount from the face principal amount (based on a notional interest rate of 11% per annum for each year of the two-year term of the debentures), resulting in gross proceeds of $2,725,000, before the deduction of a $218,000 cash placement fee subsequently paid to HPC Capital Management and other expenses of the offering. The discounted convertible debentures do not otherwise bear interest, and will mature on April 1, 2006. The outstanding principal amount of each debenture may be converted at any time into shares of our common stock, in whole or in part, at the option of the holder of the debenture at a set price of $0.22 per share. The discounted convertible debentures are subject to mandatory redemption in equal monthly payments, payable in cash. We may elect to make the monthly redemption payments in shares of our common stock at a conversion price equal to the lesser of:

                  (a) the set price of $0.22 per share (subject to adjustment pursuant to the anti-dilution provisions contained in the debentures), and

                  (b) 85% of the average of the closing  prices of the Company's
                  common  stock  for  twenty  days  immediately   preceding  the
                  applicable monthly redemption date,

              provided that certain conditions are met, including the condition that the underlying shares of common stock shall have been registered under the Securities Act of 1933, as amended.

         o On February 5, 2004 we notified the holders of the discounted convertible debentures that we had elected to effect the first monthly redemption payment in shares, and that the election should continue for subsequent redemption periods until revised. One of the holders of the discounted convertible debentures exercised its right to receive its first monthly redemption payment, in the amount of $14,583, in cash.

         o On October 14, 2003 an employee exercised 79,400 employee stock options at $0.20 per stock option.

         The net proceeds realized by us from these transactions have and are to be used for working capital and the purchase of capital assets. In addition, we have applied $100,000 of the net proceeds to make the final two payments to SensoNor asa under our Memorandum of Agreement with SensoNor dated May 7, 2003, each in the amount of $50,000 and payable on, respectively, November 1, 2003 and December 1, 2003.

         During the six months ended January 31, 2004, we also purchased certain capital assets at an aggregate cost of $235,481. The majority of these capital assets were sent to Hyundai Autonet in Korea to facilitate production of our aftermarket tire pressure monitoring systems (TPMS) for passenger cars and motorcycles.

Year Ended July 31, 2003

         During the fiscal years ended July 31, 2003 and July 31, 2002, we financed our activities primarily through the issuance and sale of securities. As at July 31, 2003, we had an accumulated deficit of $48,031,230. Our net loss for the year ended July 31, 2003 was $9,914,629 compared to $6,829,176 for the year ended July 31, 2002. As of July 31, 2003, our stockholders' equity was $6,287,304 and we had working capital of $2,423,932.

         Our cash position at July 31, 2003 was $1,843,694 as compared to $525,968 at July 31, 2002. This increase was due to the net increase from our operating, financing and investing activities described below.

         Our net loss of $9,914,629 for the year ended July 31, 2003 includes non-cash charges of $1,236,870 for depreciation and amortization, $17,005 for compensation expense, $3,394,914 for finance and interest expense, $315,044 for administration expense that consisted of the issuance of 850,000 common shares, and the repricing of 4,614,286 warrants and $300,000 for common shares issued to pay commitment and placement fees incurred in connection with setting up a $5.0 million equity line of credit facility. Increases in non-cash working capital during this period amounted to $222,695. Non-cash working capital changes included decreases in receivables, accounts payable and accrued liabilities and deferred charges, and increases in inventory, deferred revenue, and prepaid expenses.

         During the year ended July 31, 2003, we realized aggregate gross cash proceeds of $8,328,000 as follows:

         o On September 26, 2002 and October 4, 2002, we closed two tranches of an offshore private placement of 10% redeemable convertible notes maturing December 20, 2002, and 150,000 share purchase warrants. We realized gross proceeds of $750,000 and aggregate net proceeds from this placement of $673,823. Additional details on the convertible notes are disclosed in note 8 to the consolidated financial statements for the year ended July 31, 2003.

         o On November 4, 2002, we effected a private placement of two million units at a price of $0.50 per unit. We realized gross cash proceeds of $250,000 from the private placement ($230,000 net of offering expenses); the balance of the aggregate purchase price for the units was applied in repayment of $750,000 of principal under the 10% redeemable convertible notes maturing December 20, 2002. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.50 per share until November 4, 2005. An additional 17,672 common shares were issued in payment of accrued interest under the Notes at a deemed price of $0.50 per share. In connection with these private placements we paid a placement fee of $80,000 plus 160,000 share purchase warrants exercisable at $0.50 per share.

         o On November 21, 2002, we closed the first tranche of a private placement of convertible debentures to Selling stockholder, an accredited investor, and we realized gross proceeds of $184,000 ($122,000 net of offering expenses). A single debenture having a face principal amount of $200,000 was issued at an 8% discount, bearing interest at 5% per annum, and was secured by a security interest granted by us in all of our present and after-acquired assets. This security interest was subordinated to the security interest granted by us to TRW Inc., and subsequently assigned to TRW Automotive U.S. LLC, in all of our present and after-acquired assets. On January 31, 2003, we closed the second tranche under the private placement and realized gross proceeds of $184,000 ($152,000 net of offering expenses). The second tranche also involved the sale of a debenture having a face principal amount of $200,000, and was issued at an 8% discount. A condition of the offering was that we file a registration statement under the Securities Act of 1933 to register for resale the shares of our common stock issuable upon conversion of these securities. The closing of the second tranche was subject to the condition that the United States Securities and Exchange Commission declare the registration statement effective, which it did on January 31, 2003. Post-effective amendments to the registration statement were filed with the Securities and Exchange Commission on March 14, 2003, April 17, 2003 and May 2, 2003.

o On December 20, 2002, we effected an equity private placement that involved the issuance of 750,000 units at $0.67 per unit and 1,000,000 units at $0.70 per unit. We realized gross cash proceeds of $1,200,000 from the private placement ($1,104,000 net of offering expenses). Each unit consists of one common share and one share warrant. 750,000 of the share purchase warrants entitle the holder to purchase one additional common share at an exercise price of $0.85 per share for a period of three years and 1,000,000 of the share purchase warrants entitle the holder to purchase one additional common share at an exercise price of $0.70 per share for a period of three years. In May 2003, the share purchase warrants were repriced to $0.10 issued and 850,000 shares were issued at a deemed price of $0.21 per share to an accredited investor in consideration of certain releases provided by the investors to our company in respect of certain potential unquantified claims threatened by the investors against our company. In connection with this private placement, we paid a placement fee of $96,000 plus 140,000 share purchase warrants, 60,000 exercisable at $0.67 per share and 80,000 exercisable at $0.70 per share.

o On February 14, 2003, we completed a private placement of 714,286 units at a price of $0.35 per unit. We realized gross cash proceeds of
         $250,000 ($230,000 net of offering expenses) from the private placement. Each unit consists of one common share and one share warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.42 per share until February 14, 2006. In connection with this private placement, we paid a placement fee of $20,000 and issued 57,143 share purchase warrants exercisable at $0.35 per share. In May 2003, the share purchase warrants were repriced to $0.10.

o On March 31, 2003, we completed a private placement of 3,500,000 units at a price of $0.10 per unit. We realized gross cash proceeds of
         $350,000 ($322,000 net of offering expenses) from the private placement. Each unit consists of one common share and one-half of a non-transferable share purchase warrant. Each whole warrant entitles the holder to purchase an additional share of our common stock at a price of $0.16 per share until March 31, 2005. In connection with this private placement, we paid a placement fee of $28,000 and issued 14,000 share purchase warrants exercisable at $0.10 per share.

o On April 23, 2003, we issued a secured short-term promissory note to an accredited investor in the principal amount of $250,000. The note plus interest at the rate of 12 percent per annum was recently repaid. We paid a placement fee of $40,000 in connection with the issuance of this note.

o On May 5, 2003, we issued 500,000 units at a price of $0.10 per unit in an offshore transaction pursuant to Regulation S under the Securities Act of 1933. We realized gross cash proceeds of $50,000 from this private placement. Each unit consists of one share of our common stock and two non-transferable share purchase warrants. Each whole warrant entitles the holder to purchase an additional share of our common stock at a price of $0.12 per share until April 30, 2004. In connection with this private placement, we paid a placement fee comprised of $4,000 in cash and 40,000 share purchase warrants exercisable at a price of $0.10 per share.

o On May 6, 2003, as referenced previously, we issued 850,000 shares at a deemed price of $0.21 per share to an accredited investor and we repriced 1,000,000 warrants previously issued to the investor on December 20, 2002, thereby reducing the exercise price of the warrant from $0.70 per share to $0.10 per share. An aggregate of 3,614,286 additional warrants previously issued to four other investors in connection with the offshore private placements effected by us on November 4, 2002, December 20, 2002 and February 14, 2003, were also repriced to have an exercise price of $0.10 per share. These transactions were all effected pursuant to Regulation S under the Securities Act of 1933, and were effected in consideration of certain releases provided by the investors to our company in respect of certain potential unquantified claims threatened by the investors against our company.

o        On May 16, 2003, we issued 500,000 shares of common stock to a non-U.S.
         person upon exercise of warrants previously granted to such person and we realized gross proceeds of $80,000 from the exercise price of the warrants. The shares were issued in an offshore transaction relying on Regulation S under the Securities Act of 1933. In connection with this exercise of warrants, we paid a placement fee of $3,200 in cash.

o On May 19, 2003, June 11, 2003, and June 17, 2003, we closed three tranches of a private placement of our 7% convertible debentures to four accredited investors pursuant to Rule 506 of Regulation D under the Securities Act of 1933, for gross proceeds of $2,800,000. The second tranche under the private placement, which we closed on June 11, 2003, was conditional upon our filing a registration statement with the Securities and Exchange Commission on Form SB-2, which we filed on June 4, 2003. The third tranche, which we closed on June 17, 2003, involved the sale to these investors of $1,000,000 in aggregate principal amount of convertible debentures. In connection with this private placement, we paid placement fees comprised of $269,000 in cash, 112,000 share purchase warrants exercisable at a price of $0.13 per share, and 100,000 share purchase warrants exercisable at a price of $0.135 per share. As of September 30, 2003, holders of the 7% convertible debentures had converted a total of $2,648,240 of principal and related interest, resulting in the issuance of 20,348,032 shares of our common stock. The balance of the principal under the 7% convertible debentures in the aggregate amount of $166,667 may be converted at a conversion price of $0.13 per share, and interest may be converted at a price per share equal to 90% of the average closing bid price of our common stock during the 20 trading days immediately preceding the conversion date. In addition to the convertible debentures, warrants to purchase up to an aggregate of 10,769,231 shares of our common stock were issued. Each convertible debenture and each warrant is subject to anti-dilution protection upon the occurrence of certain events. If, among other things, we or any of our subsidiaries offers, sells or otherwise disposes of or issues any of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at an effective price per share that is less than the conversion price of the convertible debenture or the exercise price of the warrant, the conversion price or the exercise price of the warrant will be reduced to equal such effective price. The warrants, as issued, are exercisable for five years at an exercise price of $0.2645 per share. On October 27, 2003, in order to encourage early exercise of the warrants by the warrant holders, we offered to reduce the exercise price of the warrants from $0.2645 per share to $0.20 per share, effective immediately. All other terms of the warrants, including their expiry date, are proposed to remain unchanged. As at October 27, 2003, one of the warrant holders accepted our offer, which remains open for acceptance until November 4, 2003, and immediately exercised a total of 3,290,596 warrants at the reduced exercise price. For further details on the three-tranche private placement of the 7% convertible debentures, please refer to note 8 (c) to the consolidated financial statements for the year ended July 31, 2003.

o On May 27, 2003, we issued 1,050,000 shares of common stock to a non-U.S. person upon exercise of warrants previously granted to such person and we realized gross proceeds of $105,000 from the exercise price of the warrants. The shares were issued in an offshore transaction relying on Regulation S under the Securities Act of 1933. In connection with this exercise of warrants, we paid a placement fee of $8,400 in cash, and we issued 84,000 share purchase warrants exercisable at $0.10 per share.

o On June 10, 2003, we issued 1,000,000 shares of common stock to a non-U.S. person upon exercise of warrants previously granted to such person and we realized gross proceeds of $100,000 from the exercise price of the warrants. The shares were issued in an offshore transaction relying on Regulation S under the Securities Act of 1933. In connection with this exercise of warrants, we paid a placement fee of $8,000 in cash, and we issued 80,000 share purchase warrants exercisable at $0.10 per share.

o On June 13, 2003, we issued 750,000 shares of common stock to a non-U.S. person upon exercise of warrants previously granted to such person and we realized gross proceeds of $75,000 from the exercise price of the warrants. The shares were issued in an offshore transaction relying on Regulation S under the Securities Act of 1933. In connection with this exercise of warrants, we paid a placement fee of $6,000 in cash, and we issued 60,000 share purchase warrants exercisable at $0.10 per share.

o On July 17, 2003, we closed the private placement of our discounted convertible debentures to four accredited investors pursuant to Rule 506 of Regulation D under the Securities Act of 1933, for gross proceeds of $1,700,000. In connection with this private placement, we issued to the purchasers of the discounted convertible debentures common warrants to purchase up to an aggregate of 13,076,922 shares of our common stock, exercisable until July 17, 2008 at an exercise price of $0.1771 per share. We paid a placement fee comprised of $136,000 in cash and 68,000 common share purchase warrants exercisable at $0.1771 per share. As of September 30, 2003, holders of discounted convertible debentures had converted a total of $333,776 of principal and related interest, resulting in the issuance of 2,564,075 shares of our common stock. The balance of the principal under the discounted convertible debentures in the aggregate amount of $639,000 may be converted at a conversion price of $0.13 per share, and interest may be converted at a price per share equal to 90% of the average closing bid price of our common stock during the 20 trading days immediately preceding the conversion date. Each convertible debenture and each warrant is subject to anti-dilution protection upon the occurrence of certain events. If, among other things, we or any of our subsidiaries offers, sells or otherwise disposes of or issues any of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at an effective price per share that is less than the conversion price of the convertible debenture or the exercise price of the warrant, the conversion price or the exercise price of the warrant will be reduced to equal such effective price.

         On May 2, 2003, we served Selling stockholder with 30-days' advance written notice of our intention to redeem the outstanding principal balance of $225,000 under convertible debentures issued to Cornell Capital on November 21, 2002 and January 31, 2003. However, Cornell Capital Partners fully converted the convertible debentures with our consent.

         The net proceeds realized by us from these transactions were used for working capital, and, as discussed below, to fully repay and discharge our obligations to TRW Automotive, as assignee of the $2.8 million promissory note issued by us to TRW Inc. in connection with the restructuring of the relationship between our two companies. We repaid the $250,000 short-term promissory note dated April 23, 2003 (discussed above in this section), plus accrued interest at the rate of 12% per annum.

         As a result of our negotiations with TRW Automotive U.S. LLC, as assignee of TRW Inc., TRW Automotive agreed to accept $850,000 as full and final payment of all amounts due and owing under the promissory note issued to TRW Inc. on August 31, 2001. We paid this amount out of the proceeds received from our 7% and discounted convertible debenture financings. As a result, the security interests granted to TRW Automotive in our assets and in the assets of our subsidiary, SmarTire (U.S.A.) Inc., have been discharged.

         In November 2002 we also arranged for a $5.0 million equity line of credit facility with an accredited investor. This facility, which was never drawn upon, was superseded and replaced with another $5.0 million equity line of credit facility with the same investor on February 19, 2003 primarily because we decided to appoint a new placement agent. Draw downs under the facility were subject to certain conditions and limitations, including the requirement that the underlying shares of common stock issuable to the investor under the facility shall have been registered on an appropriate registration form under the Securities Act of 1933. The term of the equity line of credit is 24 months. To date, we have not taken any steps to file the registration statement, and we have not drawn down any portion of this facility. Fees to arrange the equity line of credit were $300,000, $290,000 of which represented a commitment fee that we paid by the issuance of 446,154 shares of our common stock on December 4, 2002 and $10,000 of which represented a placement agent fee that we paid by the issuance of 32,258 shares of our common stock on February 24, 2003.

Future Operations

         Presently, our revenues are not sufficient to meet operating and capital expenses. We have incurred operating losses since inception, and this is likely to continue for the foreseeable future.

         Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual consolidated financial statements for the year ended July 31, 2003, our independent auditors included additional comments in their Auditors' report indicating concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         Our management projects that we will require a minimum of $8.0-$9.5 million to fund our debt repayment, ongoing operating expenses and working capital requirements through July 31, 2005.

         Our working capital requirements are impacted by our inventory requirements. Therefore, any increase in sales of our products will be accompanied not only by an increase in revenues, but also by an increase in our working capital requirements. Our new products, the market acceptance of which will impact on our inventory needs- and therefore will impact on our working capital requirements- include the following:

         o Our motorcycle tire pressure monitoring system (TPMS) was introduced for sale into the aftermarket in September 2002. We introduced a substantially improved second generation motorcycle tire pressure monitoring system (TPMS) in mid-February, 2004 and began delivery of this system to our customers in May 2004.

         o In the nine months ended April 30, 2004, we introduced low pressure tire monitoring systems (TPMS) for the recreational vehicle market. Marketed as "RoadVoiceTM" and "TrailerVoiceTM", they represent the first tire monitoring systems targeted specifically at the recreational vehicle, towed vehicle and trailer markets. We also plan to introduce high pressure tire monitoring systems (TPMS) for these markets during fiscal 2004.

         o In May, 2004 the Company completed the development of of a new receiver allowing for the manufacturing of its tire pressure monitoring systems (TPMS) for commercial vehicles to commence in July 2004.

         The continuation of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of our current products and any new products that we may introduce, the continuing successful development of our products and related technologies, and, finally, achieving a profitable level of operations.

         We plan to raise any additional capital required to meet the balance of our estimated funding requirements through July 31, 2004, primarily through the private placement of our securities (including shares of our common stock that are reserved for issuance upon the exercise of our outstanding warrants and our standy equity line). We are presently working with Selling stockholder. (`Cornell") on a plan to meet our financial capital requirements. Cornell has been instrumental in facilitating the recent unsecured promissory notes totalling $1.5M and the $15,000,000 equity line of credit with Selling stockholder.

         Under our Standby Equity Distribution Agreement with Cornell dated May 19, 2004, we may, in our discretion, draw down amounts under the facility from time to time, subject to various conditions and certain limitations. We are currently not in a position to draw down any amounts under the facility, as we have not met all of the conditions for a draw down.

         The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders.
Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

         Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Going Concern

         Our company requires additional financing to fund its operations. Our company has incurred recurring operating losses and has a deficit of $48,031,230 and working capital of $2,423,932 as at July 31, 2003. During the year ended July 31, 2003, our company used $4,428,101 cash in operating activities. Accordingly, during fiscal 2003, our company raised gross cash private placement proceeds of $8,078,000 to fund its operations. We also arranged the $15.0 million equity line of credit with Selling stockholder.

         We are taking the steps necessary to draw down amounts under the $15.0 million equity line which, as discussed elsewhere in this annual report, is subject to various conditions and limitations. We are also pursuing various financing alternatives to meet our immediate and long-term financial requirements in conjunction with our investment bankers, Selling stockholder. There can be no assurance that additional financing will be available to our company when needed or, if available, that it can be obtained on commercially reasonable terms. Our company's consolidated financial statements have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our company's assets will be realized and liabilities settled in the ordinary course of business. Accordingly, our company's consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should our company be unable to continue as a going concern.

Inventory

         Inventory is carried at the lower of cost, determined on a weighted average cost method, and net realizable value. The determination of net realizable value is based on several assumptions and estimates. We provide an allowance that we consider to be reasonable for non-moving or slow moving inventory items and for items with expected future realizable value lower than cost. These assumptions and estimates may be inaccurate and may be revised.

         The markets in which we compete are rapidly changing due to technological developments and increasing focus on automotive safety. Other companies offer products similar to those offered by us, and target the same customers as we do. Many of these companies have substantially greater financial, marketing and technical resources. We also anticipate that the competition within these markets will increase as demand for the products escalates. It is possible that new competitors or alliances among existing competitors may emerge and such competitors may rapidly acquire significant market share and make it difficult for us to sell our current inventory. All of these elements could reduce the net realizable value of our inventory.

Warranty Obligations

         On an ongoing basis, we record our best estimate of our warranty obligations and product returns related to products sold. These estimates are made after the consideration of contractual warranty obligations and historical experience. Unforeseen events, including increased technological difficulties with products, could occur that have not been anticipated in estimating the warranty provision. Additional costs or estimates will be recognized as determinable.

Revenue Recognition

         Our company recognizes revenue when there is persuasive evidence of an arrangement, goods are shipped and title passes, collection is probable, and the fee is fixed or determinable. Customer acceptance is used as the criterion for revenue recognition when the product sold does not have an established sales history to allow management to reasonably estimate returns and future provisions. Provisions are established for estimated product returns and warranty costs at the time the revenue is recognized. Our company records deferred revenue when cash is received in advance of the revenue recognition criteria being met. Revenue from engineering services is recognized on services as they are rendered and pre-defined milestones are achieved. Engineering services revenue for the year ended July 31, 2003 was $173,400 (2002 and 2001 - nil).

Other Assets

         Other assets are recorded at cost and are being amortized over five years on a straight line basis. Other assets are comprised of licenses to manufacture and sell tire monitoring systems (TMS) to the original equipment manufacturers. On an ongoing basis, management assesses whether the expected net recoverable amount of the licenses exceeds the book value of the licenses. The net recoverable amount is determined on a projected cash flow basis, discounted at an appropriate rate. In making our cash flow estimates, we consider recent market trends and transactions, as well as reasonable estimates of future events based on current economic characteristics. Although we expect to generate cash flow from sales to the original equipment manufacturer market place, it is possible that we will not generate cash flow from sales to the original equipment manufacturer marketplace in excess of net book value, or that we will generate cash flow from sales to the original equipment manufacturer market in future years after the other assets have been fully amortized.

                             DESCRIPTION OF PROPERTY

         Our principal executive offices are located at #150 - 13151 Vanier Place, Richmond, British Columbia, V6V 2J1. We leased this 15,364 square foot facility for a five year term ending August 31, 2005. This facility consists of an office and administration area, an engineering department, a prototype production facility and a warehouse.

         Our subsidiary, SmarTire Europe Limited, leases a 9,069 square foot facility at Park 34, Didcot, Oxfordshire, United Kingdom OX11 7WB for a 15 year term ending February 20, 2016. This facility consists of an office and administration area and a warehousing area.

         We expect that our current facilities will be sufficient for the foreseeable future. To the extent that we require additional space in the near future, we believe that we will be able to secure additional leased facilities at commercially reasonable rates.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

         Mr. Becerra, a director of our company until his resignation on March 17, 2003, is a principal of West Sussex Trading Inc. During the fiscal year ended July 31, 2003, we paid West Sussex Trading Inc. $215,108 for consulting and financial advisory services and have issued 621,143 share purchase warrants (224,000 at an exercise price of $0.10, 160,000 at an exercise price of $0.50, 60,000 at an exercise price of $0.67, 80,000 at an exercise price of $0.70, 57,143 at an exercise price of $0.35, and 40,000 at an exercise price of $0.10), which will expire on various dates between December 20, 2007 and July 24, 2008. During the year ended July 31, 2002, we paid West Sussex Trading Inc. $115,900 for consulting and financial advisory services and issued 46,900 share purchase warrants at an exercise price of $1.70, expiring on January 18, 2005. During the year ended July 31, 2001, we paid West Sussex Trading Inc. $78,510 for consulting and financial advisory services. Our Advisory Agreement with West Sussex Trading Inc. dated September 4, 2002 (filed with the Securities and Exchange Commission on October 25, 2002 as an exhibit to our annual report on Form 10-KSB for the year ended July 31, 2002) has been terminated effective March 17, 2003.

         Bernard Pinsky, a director of our company until July 11, 2002, is a partner in the law firm of Clark, Wilson and during the years ended July 31, 2002 and 2001, we paid to Clark, Wilson $98,752 and $79,858, respectively, for legal services.

         The promoters of our company are our directors and officers.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         On May 29, 2003, our common stock commenced quotation on the OTC Bulletin Board under the symbol "SMTR.OB".

         Until May 28, 2003, our common stock was quoted on the Nasdaq SmallCap Market under the symbol "SMTR". The following quotations obtained from Canada Stockwatch reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:

         ----------------------------------------------------------------------------------------------------

               Quarter Ended                       High                                 Low
         ----------------------------------------------------------------------------------------------------
               April 30, 2004                     $0.185                               $0.105
         ----------------------------------------------------------------------------------------------------
              January 31, 2004                    $0.243                               $0.165
         ----------------------------------------------------------------------------------------------------
              October 31, 2003                     $0.28                               $0.135
         ----------------------------------------------------------------------------------------------------
               July 31, 2003                       $0.39                               $0.135
         ----------------------------------------------------------------------------------------------------
               April 30, 2003                      $0.48                               $0.07
         ----------------------------------------------------------------------------------------------------
              January 31, 2003                     $0.83                               $0.31
         ----------------------------------------------------------------------------------------------------
              October 31, 2002                     $1.27                               $0.42
         ----------------------------------------------------------------------------------------------------
               July 31, 2002                       $2.16                               $0.88
         ----------------------------------------------------------------------------------------------------
               April 30, 2002                      $2.05                               $1.75
         ----------------------------------------------------------------------------------------------------
              January 31, 2002                     $2.33                               $1.81
         ----------------------------------------------------------------------------------------------------
              October 31, 2001                     $2.93                               $1.90
         ----------------------------------------------------------------------------------------------------
               July 31, 2001                       $2.73                               $1.70
         ----------------------------------------------------------------------------------------------------
               April 30, 2001                      $2.88                               $1.91
         ----------------------------------------------------------------------------------------------------
              January 31, 2001                     $4.75                               $1.75
         ----------------------------------------------------------------------------------------------------
              October 31, 2000                     $5.56                               $1.25
         ----------------------------------------------------------------------------------------------------

         Our common shares are issued in registered form. Pacific Corporate Trust Company (10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8 (telephone: (604) 689-9853, facsimile (604) 689-8144) is the registrar and transfer agent for our common shares.

         As of May 25, 2004, we had 89,013,091 shares of common stock outstanding and approximately 400 stockholders of record.

                                 DIVIDEND POLICY

         We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common shares other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

                             EXECUTIVE COMPENSATION

         Particulars of compensation awarded to, earned by or paid to:

         (a) our company's chief executive officer (the "CEO");

         (b) each of our company's four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; and

         (c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our company at the end of the most recently completed fiscal year;

(the "Named Executive Officers") are set out in the summary compensation table below.

         During the fiscal year ended July 31, 2003, six (6) individuals served as executive officers of our company at various times: Robert Rudman, Al Kozak, Jeff Finkelstein, Erwin Bartz, Shawn Lammers, and Ian Bateman. Mr. Finkelstein and Mr. Lammers each earned less than $100,000 in total salary and bonuses during fiscal 2003, and, therefore, neither of these individuals is considered a "Named Executive Officer."

=========================================================================================================================
                                               SUMMARY COMPENSATION TABLE
--------------------- -------- ---------------------------------- ----------------------------------------- -------------
                               Annual Compensation                Long Term Compensation
--------------------- -------- ------------ --------- ----------- ----------------------------- ----------- -------------
                                                                  Awards                        Payouts
--------------------- -------- ------------ --------- ----------- --------------- ------------- ----------- -------------
Name and Principal    Year     Salary       Bonus     Other       Securities      Restricted    LTIP        All Other
                                                                  Underlying      Shares or
                                                      Annual     oOptions/  SARs  Restricted
Position                                              Compen-sati Granted (#)     Share Units   Payouts     Compen-sation
--------------------- -------- ------------ --------- ----------- --------------- ------------- ----------- -------------
Robert Rudman          2003       $194,543    Nil        Nil             232,000      Nil          Nil          Nil
President, Chairman
and Chief Executive    2002       $185,377    Nil        Nil              90,000      Nil          Nil          Nil
Officer                2001       $191,058    Nil        Nil             150,000      Nil          Nil          Nil
--------------------- -------- ------------ --------- ----------- --------------- ------------- ----------- -------------
Ian Bateman            2003        $23,436    Nil        Nil              82,500      Nil          Nil      $136,873(2)
Managing Director
SmarTire Europe        2002       $103,222    Nil        Nil              40,000      Nil          Nil          Nil
Limited                2001       $102,810    Nil        Nil              35,000      Nil          Nil          Nil
--------------------- -------- ------------ --------- ----------- --------------- ------------- ----------- -------------
Al Kozak
Chief Operating
Officer                2003       $147,585    Nil        Nil             111,000      Nil          Nil          Nil
--------------------- -------- ------------ --------- ----------- --------------- ------------- ----------- -------------
Erwin Bartz
Vice-President,
Business Development   2003       $108,341    Nil        Nil              55,000      Nil          Nil       $5,826(3)
===================== ======== ============ ========= =========== =============== ============= =========== =============


         * The average of the closing foreign exchange rates for fiscal 2003, as calculated by using the reported daily rates posted by the Federal Reserve Bank of New York, was CDN$1.4964 to every US$1.00. For the purposes of this table, executive compensation paid in Canadian currency to the Named Executive Officers has been converted into United States currency at the rate of CDN$1.4964 to every US$1.00

         (1) The value of perquisites and other personal benefits, securities and property for the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

         (2) Mr. Bateman's employment was terminated effective October 15, 2002. Pursuant to a separation agreement Mr. Bateman was paid US$59,023 and 353,865 common shares at a deemed price of $0.17. When the shares were issued, the fair market value of each share was $0.22 with an aggregate value of $77,850.

         (3)      Mr. Bartz earned sales commissions of $5,826 in fiscal 2003.

         The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted to them during fiscal 2003. Our company has never issued stock appreciation rights. Our company grants options that generally vest over two years at an exercise price equal to the fair market value of a share of common stock as determined by its closing price on the OTC Bulletin Board. Until May 28, 2003, the exercise price was determined by its closing price on the Nasdaq SmallCap Market. The exercise price of options granted by our company that vest in subsequent periods are generally increased by 20% over the initial exercise price of the options. The term of each option granted is generally five years from the date of grant. Options may terminate before their expiration dates if the optionee's status as an employee is terminated or upon the optionee's death or disability.

                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

=================== ============== ============== ============== ==================
Name                Number of      % of Total
                    Securities     Options/
                    Underlying     SARs Granted
                    Options/       to Employees       Exercise
                    SARs           in Fiscal          Price
                    Granted (#)    Year               ($/Share)         Expiration Date
=================== =============  ==============      ==============   ==================
Robert Rudman       44,000         29.8%               $1.16            August 27, 2007
                    44,000         29.8%               $1.39            August 27, 2007
                    44,000         29.8%               $1.67            August 27, 2007
                    24,000         29.8%               $2.00            August 27, 2007
                    24,000         29.8%               $2.40            August 27, 2007
                    24,000         29.8%               $2.88            August 27, 2007
                    28,000         29.8%               $0.36            January 30, 2008
------------------- -------------  ------------------  ---------------  -------------------

                    18,000         10.6%               $1.16            May 3, 2003
                    18,000         10.6%               $1.39            May 3, 2003
                    18,000         10.6%               $1.67            May 3, 2003
                    9,500          10.6%               $2.00            May 3, 2003
                    9,500          10.6%               $2.40            May 3, 2003
Ian Bateman (1)     9,500          10.6%               $2.88            May 3, 2003
------------------- -------------  ------------------  ---------------  -------------------

                    15,667         11.9%               $1.16            August 27, 2007
                    15,667         11.9%               $1.39            August 27, 2007
                    15,666         11.9%               $1.67            August 27, 2007
                    8,334          11.9%               $2.00            August 27, 2007
                    8,333          11.9%               $2.40            August 27, 2007
                    8,333          11.9%               $2.88            August 27, 2007
Al Kozak            21,000         11.9%               $0.36            January 30, 2008
------------------- -------------  ------------------  ---------------  -------------------

                    12,000         8.3%                $1.16            August 27, 2007
                    12,000         8.3%                $1.39            August 27, 2007
                    12,000         8.3%                $1.67            August 27, 2007
                    9,500          8.3%                $2.00            August 27, 2007
                    9,500          8.3%                $2.40            August 27, 2007
Erwin Bartz         9,500          8.3%                $2.88            August 27, 2007
=================== =============  ==================  ===============  ===================


         (1) Mr. Bateman was terminated from our company effective October 15, 2002. Due to his termination, and the payment of the remainder of his severance in shares on April 3, 2003 his options expired on May 3, 2003. If he had not been terminated, the expiration date for his options would have been August 27, 2007.

         The following table sets forth for each Named Executive Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of July 31, 2003. The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of July 31, 2003 ($0.17 per share) and the exercise price of the individual's options. No Named Executive Officer exercised options during fiscal 2002.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

==================== ============= =========== ==================================== ===============================
Name                 Shares        Aggregate   Number of Securities Underlying      Value      of      Unexercised
                                               Unexercised Options/SARs at FY-End   In-the-Money  Options/SARs  at
                                   Value       (#)                                  FY-end ($)
                     Acquired  on  Realized
                     Exercise (#)  ($)         Exercisable / Unexercisable          Exercisable / Unexercisable
-------------------- ------------- ----------- ----------------- ------------------ --------------- ---------------
                                               Exercisable       Unexercisable      Exercisable     Unexercisable
-------------------- ------------- ----------- ----------------- ------------------ --------------- ---------------
 Robert Rudman        Nil           Nil         320,000           169,500            Nil             Nil

 Al Kozak             Nil           Nil         145,000             98,000           Nil             Nil

 Erwin Bartz          Nil           Nil         116,667             48,333           Nil             Nil
==================== ============= =========== ================= ================== =============== ===============

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

         Effective August 1, 1999, our Board of Directors approved a new management agreement with Robert Rudman, which calls for payment of a base salary of CDN$273,000 (approximately $200,000 at current exchange rates) per annum subject to increase from time to time plus incentive compensation as determined by our company's incentive compensation plan. Effective August 1, 2000, Mr. Rudman's salary was increased to CDN$290,000 (approximately $212,000) per annum. Our company's incentive compensation plan expired on July 31, 2002. The agreement with Mr. Rudman requires us to pay a termination allowance in the event of the termination of Mr. Rudman's employment other than for just cause. The termination allowance is equal to the annual salary.

         Effective August 1, 1999, our Board of Directors approved a new management agreement with Ian Bateman, which called for payment of a base salary of pounds sterling 67,000 (approximately $108,000) per annum subject to increase from time to time plus incentive compensation as determined by our company's incentive compensation plan. Effective August 1, 2000, Mr. Bateman's salary was increased to pounds sterling 71,000 (approximately $115,000) per annum. Our company's incentive compensation plan expired on July 31, 2002. The agreement with Mr. Bateman requires us to pay a termination allowance in the event of the termination of Mr. Bateman's employment other than for just cause. The termination allowance is equal to the annual salary. On October 15, 2002, we terminated Mr. Bateman's management agreement without cause and agreed to pay a termination allowance of pounds sterling 71,000 (approximately $115,000) over the next twelve months. On April 3, 2003, we issued to Mr. Bateman a total of 353,865 shares of our common stock at a deemed price of $0.17 per share, in payment of pounds sterling 38,098 (approximately $60,000) of the termination allowance. We agreed to pay the balance of the termination allowance, in the amount of pounds sterling 2,731, to Mr. Bateman in April 2003, and also to pay his benefits to October 15, 2003 in the aggregate amount of pounds sterling 3,771.

         Effective January 3, 2001, our Board of Directors approved a new management agreement with Erwin Bartz, which calls for payment of a base salary of CDN$150,000 (approximately $110,000) per annum subject to increase from time to time plus incentive compensation as determined by our company's incentive compensation plan. Effective August 1, 2001, Mr. Bartz's salary was increased to CDN$155,000 (approximately $113,000) per annum. Effective August 1, 2002, Mr. Bartz's salary was increased to CDN$161,500 (approximately $118,000) per annum plus a commission based on sales to and margins in the passenger car vehicle market. Our company's incentive compensation plan expired on July 31, 2002. The agreement with Mr. Bartz requires us to pay a termination allowance in the event of the termination of Mr. Bartz' employment other than for just cause. The termination allowance is equal to the annual salary.

         Effective August 1, 1999, our Board of Directors approved a new management agreement with Shawn Lammers, which calls for payment of a base salary of CDN$120,000 (approximately $88,000) per annum subject to increase from time to time plus incentive compensation as determined by our company's incentive compensation plan. Effective August 1, 2000, Mr. Lammers' salary was increased to CDN$127,200 (approximately $93,000) per annum. Effective August 1, 2001, Mr. Lammers' salary was increased to CDN$135,000 (approximately $99,000) per annum. Effective August 1, 2002, Mr. Lammers' salary was increased to CDN$141,000 (approximately $104,000) per annum. Effective August 1, 2003, Mr. Lammers' salary was increased to CDN$145,000 (approximately $106,000) per annum. Our company's incentive compensation plan expired on July 31, 2002. The agreement with Mr. Lammers requires us to pay a termination allowance in the event of the termination of Mr. Lammers' employment other than for just cause. The termination allowance is equal to the annual salary.

         Effective May 1, 2002, our Board of Directors approved a new management agreement with Al Kozak, which calls for payment of a base salary of CDN$220,000 (approximately $161,000) per annum subject to increase from time to time plus incentive compensation as determined by our company's incentive compensation plan. Our company's incentive compensation plan expired on July 31, 2002. The agreement with Mr. Kozak requires us to pay a termination allowance in the event of the termination of Mr. Kozak's employment except for just cause. The termination allowance is equal to the annual salary.

         Effective October 23, 2002, our Board of Directors approved a management agreement with Jeff Finkelstein, which calls for the payment of a base salary of CDN$120,000 (approximately $88,000) per annum subject to increase from time to time. Effective August 1, 2003, Mr. Finkelstein's salary was increased to CDN$130,000 (approximately $95,000) per annum. This agreement with Mr. Finkelstein requires us to pay a termination allowance in the event of the termination of Mr. Finkelstein other than for just cause. The termination allowance is as follows:

         o        three months salary if terminated before April 23, 2003,

         o six months salary if terminated between April 23, 2003 and October 23, 2003,

         o nine months salary if terminated between October 23, 2003 and October 23, 2004, and twelve months salary if terminated after October 23, 2004.

         Effective March 31, 2003, as a temporary measure to help preserve working capital for our company, each of the Named Executive Officers verbally agreed to a 20% reduction in the cash that he may receive as his base salary under his management agreement. We agreed to periodically issue shares of our common stock to each of the Named Executive Officers to make up the balance of the base salary that he would otherwise be entitled to receive in cash. On July 18, 2003, the 20% in salary that we had withheld since March 31, 2003 was paid in cash to the Named Executive Officers and the 20% reduction in cash was cancelled.

         Effective August 11, 2003, our Board of Directors approved a management agreement with John Taylor-Wilson, which calls for payment of a base salary of CDN$140,000 (approximately $103,000) per annum plus quarterly commissions ranging from 5% to 100% of the base salary amount if certain predetermined performance criteria in connection with his duties as Vice President Sales and Marketing are met. Mr. Taylor-Wilson may, with the approval of our compensation committee, elect to receive his salary, commission and termination allowance, if any, in such number of shares of our common stock as will be determined based on the five day average closing price for our common stock. Pursuant to the agreement, we also issued to Mr. Taylor-Wilson a total of 450,000 stock options pursuant to our 2002 Stock Incentive Plan (Non-U.S.), exercisable for five years at an exercise price equal to 115% of the 10 day average closing price for our common stock as at August 13, 2003. The agreement is subject to the following termination provisions:

         o if we terminate the agreement for any reason other than for just cause within three months, we will have no further obligations to Mr. Taylor-Wilson;

         o if we terminate the agreement for any reason other than for just cause after three months and within six months, we will be required to either continue to pay Mr. Taylor-Wilson his salary and to provide him with benefits for a period of three months from the date of termination or, at our option, to pay him three months' salary in lieu of notice;

         o if we terminate the agreement for any reason other than for just cause after six months and within twelve months, we will be required to either continue to pay Mr. Taylor-Wilson his salary and to provide him with benefits for a period of six months from the date of termination or, at our option, to pay him six months' salary in lieu of notice;

         o if we terminate the agreement for any reason other than for just cause after twelve months and within twenty-four months, we will be required to either continue to pay Mr. Taylor-Wilson his salary and to provide him with benefits for a period of nine months from the date of termination or, at our option, to pay him nine months' salary in lieu of notice; and

         o if we terminate the agreement for any reason other than for just cause after twenty-four months, we will be required to either continue to pay Mr. Taylor-Wilson his salary and to provide him with benefits for a period of twelve months from the date of termination or, at our option, to pay him twelve months' salary in lieu of notice.

         Other than as discussed above, our company has no plans or arrangements in respect of remuneration received or that may be received by Named Executive Officers of our company in fiscal 2003 to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $100,000 per Named Executive Officer.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Directors and executive officers receive, on an annual basis, incentive stock options to purchase shares of our common stock as awarded by our Board of Directors in consultation with the compensation committee.

         Effective January 30, 2003, we instituted a formal directors' compensation policy whereby directors are compensated for all meetings that they attend in person at the rate of $1,000 per day, and for all meetings that they participate by teleconference or other electronic means at the rate of $500 per day. Directors who participate in a meeting of any committee of the Board of Directors are entitled to compensation at the rate of $500 per day for attendance in person, and at the rate of $300 per day for participation by teleconference or other electronic means. Such fees are payable only if the meeting of the Board or of a committee of the Board, as the case may be, is more than one-half hour in duration. Directors are also entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors, as well as a per diem travel time allowance of $500 per day.

         Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated herein, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

         There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

         We have adopted eight formal stock incentive plans, two of which were approved by our shareholders at our 1998 Annual General Meeting, two of which were approved at our 2000 Annual General Meeting, two of which were adopted at our 2002 Annual General Meeting, and two of which were adopted by our board of directors on August 11, 2003. Four of the stock incentive plans provide for awards to eligible employees of our company or of any related entity who are resident in the United States and/or subject to taxation in the United States; the other four stock incentive plans provide for awards to all other eligible employees of our company or of any related entity.

         We had also adopted a formal incentive compensation plan, which was approved by our shareholders at our 2000 Annual and Extraordinary General Meeting, but it expired on December 31, 2002. This incentive compensation plan was intended to complement our existing stock incentive plans and any subsequent stock incentive plans that may be approved by our shareholders. In granting awards under this incentive compensation plan, our Board of Directors were required to follow certain guidelines which took into account after-tax operating profits after accounting for the cost of capital employed to create such profits, as suggested by an economic value added model developed by Stern, Stewart & Co., a global consulting firm. There are no incentive awards under this incentive compensation plan for fiscal 2002. This incentive compensation plan expired on July 31, 2002.

         To date, we have granted to directors, officers, employees and consultants incentive stock options to purchase shares of our common stock subject to and in accordance with the prevailing policies of the stock exchange on which our shares were then listed. Options are granted based on the assessment by our Board of Directors and/or compensation committee of the optionee's past and present contribution to the success of our company. These options are not transferable and are exercisable from the date granted until the earliest of (i) such number of years (up to ten years) from the date of the grant, or (ii) such number of days following the death of the optionee as is specified in each optionee's option agreement.

         One of our company's former directors, Mr. Bernard Pinsky, who resigned effective July 11, 2002, was paid his hourly rate as an attorney at law for his time expended on his duties as a director.

         Other than the management agreements, the advisory agreements and the stock incentive plans discussed herein, we presently have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

                              FINANCIAL STATEMENTS

      Our consolidated financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

      The following financial statements pertaining to SmarTire are filed as part of this prospectus:


NAME                                                                       PAGE

Consolidated  Balance Sheets at January 31, 2004 (Unaudited) and July 31,    F-2
2003

Consolidated  Statements  of  Operations  (Unaudited)  - Six Months Ended
January 31, 2004 and 2002                                                    F-3

Consolidated  Statements of Stockholders' Equity and Comprehensive Loss -
Six Months  Ended  January 31, 2004  (Unaudited)  and Year Ended July 31,
2003                                                                         F-4

Consolidated  Statements  of Cash Flows  (Unaudited)  - Six Months  Ended
January 31, 2004 and 2003                                                    F-5

Notes to  Consolidated  Financial  Statements  (Unaudited)  - Six  Months
Ended January 31, 2004 and 2003                                              F-6

Statement of Management Responsibility                                      F-17

Auditors' Report, dated September 12, 2003                                  F-18

Consolidated Balance Sheets at July 31, 2003 and July 31, 2002              F-19

Consolidated  Statements of Operations - Years Ended July 31, 2003,  July
31, 2002 and July 31, 2001                                                  F-20

Consolidated  Statements of Stockholders' Equity and Comprehensive Income
(Loss) - Years Ended July 31, 2003, July 31, 2002 and July 31, 2001         F-21

Consolidated  Statements of Cash Flows - Years Ended July 31, 2003,  July
31, 2002 and July 31, 2001                                                  F-23

Notes to  Consolidated  Statements - Years Ended July 31, 2003,  July 31,
2002 and July 31, 2001                                                      F-24

            Consolidated Financial Statements

            (Expressed in United States dollars)

            in accordance with United States Generally Accepted Accounting Principles


            SMARTIRE SYSTEMS INC.


            Periods ended January 31, 2004 and 2003

SMARTIRE SYSTEMS INC.
Consolidated Balance Sheets
(Expressed in United States dollars)
January 31, 2004 and July 31, 2003

======================================================================================
                                                           January 31,      July 31,
                                                               2004          2003
                                                           (Unaudited)
--------------------------------------------------------------------------------------
Assets

Current assets:
    Cash and cash equivalents                            $   1,367,190   $   1,843,694
    Receivables, net of allowance for doubtful accounts
      of nil (2003 - nil)                                      506,993         405,885
    Inventory                                                2,611,489         806,846
    Prepaid expenses                                           222,334         165,792
    ----------------------------------------------------------------------------------
                                                             4,708,006       3,222,217

Capital assets                                                 727,038         550,458

Deferred financing costs (note 8)                            1,240,677         183,259

Other assets (note 5)                                        2,736,648       3,129,658
--------------------------------------------------------------------------------------

                                                         $   9,412,369   $   7,085,592
======================================================================================

Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable and accrued liabilities             $     844,207   $     788,267
    Deferred revenue                                            11,342          10,018
    ----------------------------------------------------------------------------------
                                                               855,549         798,285

Convertible debentures, net of equity portion of
$2,457,023
    (2003 - $1,996,664) (note 6)                             1,079,166               3

Stockholders' equity:
    Share capital (note 7):
      Preferred shares, par value $1,000 Cdn per share:
        100,000 shares authorized
        Issued and outstanding; none
      Common shares, without par value:
         300,000,000 shares authorized (July 31, 2003 -
         200,000,000)
         78,346,064 shares issued and outstanding at
           January 31, 2004 (July 31, 2003 -55,039,065)     53,188,932      48,204,995
    Additional paid-in capital                               7,756,794       6,681,893
    Deficit                                                (53,199,552)    (48,031,230)
    Accumulated other comprehensive loss                      (268,520)       (568,354)
    ----------------------------------------------------------------------------------
                                                             7,477,654       6,287,304
--------------------------------------------------------------------------------------

                                                         $   9,412,369   $   7,085,592
======================================================================================


Going concern (note 3)


See accompanying notes to consolidated financial statements.



Approved on behalf of the Board

/s/ Robert V. Rudman Director           /s/ Bill Cronin    Director
-----------------------------           ---------------
Robert V. Rudman                        Bill Cronin

SMARTIRE SYSTEMS INC.
Consolidated Statements of Operations
(Expressed in United States Dollars)
(Unaudited)

=============================================================================================
                                       Three Months Ended               Six Months Ended
                                     January         January         January         January
                                        31,             31,             31,             31,
                                       2004            2003            2004            2003
---------------------------------------------------------------------------------------------
Revenue                          $    430,191         146,762    $    857,717    $    544,351

Cost of goods sold                    376,746         130,660         747,150         448,405
---------------------------------------------------------------------------------------------

                                       53,445          16,102         110,567          95,946
---------------------------------------------------------------------------------------------

Expenses:
    Depreciation and
      amortization                    359,538         292,819         674,490         587,250
        Engineering, research
      and development                 360,353         260,519         746,919         523,079
    General and administrative        571,159         705,638       1,281,006       1,615,362
    Marketing                         418,363         303,093         861,324         823,225
---------------------------------------------------------------------------------------------

                                    1,709,413       1,562,069       3,563,739       3,548,916
---------------------------------------------------------------------------------------------

Loss from operations               (1,655,968)     (1,545,967)     (3,453,172)     (3,452,970)

Other earnings (expenses):
    Interest income                     1,827             336           4,567           1,662
    Net interest and                 (315,609)       (620,884)     (1,746,053)       (811,782)
      financing expenses
    Foreign exchange gain              64,571          36,643          26,336          62,845
---------------------------------------------------------------------------------------------


                                     (249,211)       (583,905)     (1,715,150)       (747,275)
---------------------------------------------------------------------------------------------

Loss for the period              $ (1,905,179)   $ (2,129,872)   $ (5,168,322)   $ (4,200,245)
---------------------------------------------------------------------------------------------


Basic and diluted loss per
  share                          $      (0.02)   $      (0.10)   $      (0.08)   $      (0.21)
---------------------------------------------------------------------------------------------

Weighted average number of
common shares used in the
computation of
basic and diluted loss per
share                              76,501,711      21,928,214      67,843,796      20,319,792
=============================================================================================

See accompanying notes to consolidated financial statements.

       SMARTIRE SYSTEMS INC.
       Consolidated Statements of Stockholders' Equity and Comprehensive Loss (Expressed in United States dollars)

       Six months ended January 31, 2004 (unaudited) and year ended July 31, 2003 (audited)

       ----------------------------------------------------------------------------------------------------------------------


                                                                   Common shares
                                                             ---------------------------

                                                                                         Additional        Deferred
                                                                                         paid-in              stock
                                                                   Shares        Amount     capital    compensation     Deficit
          -------------------------------------------------- ------------- ------------- ----------- --------------- --------------
                                                                                   $          $              $            $

          Balance at July 31, 2002                             18,711,369    42,514,482     885,461       (17,005)    (38,116,601)
          -------------------------------------------------- ------------- ------------- ----------- --------------- --------------
          Issuance of common shares for cash upon private
             placements,  net of issuance costs of $289,172     6,964,286     1,810,828           -              -               -
          Intrinsic value of beneficial conversion feature
          of convertible debentures plus fair value of
          warrants issued                                               -             -   5,157,521              -               -
          Conversion of convertible debenture and accrued
             interest to common shares net of issuance costs
             of $628,526                                       24,381,133     3,024,395           -              -               -
          Exercise of warrants for cash, net of issuance
          costs                                                 3,300,000       298,940           -              -               -
             of $61,060
          Issuance of shares as fees on equity line of
          credit                                                  478,412       300,000           -              -               -
          Fair value of agent's warrants issued on private
             placements and convertible debentures                      -             -     502,367              -               -
          Debt settlement through issuance of common
             shares                                               353,865        77,850           -              -               -
          Issuance of shares and repricing of warrants to
             settle a potential claim                             850,000       178,500     136,544              -               -
          Compensation expense                                          -             -           -         17,005               -
          Loss for the period                                           -             -           -              -      (9,914,629)
          Translation adjustment                                        -             -           -              -               -
          -------------------------------------------------- ------------- ------------- ----------- --------------- --------------

          Balance at July 31, 2003                             55,039,065    48,204,995   6,681,893              -     (48,031,230)
          -------------------------------------------------- ------------- ------------- ----------- --------------- --------------
          Exercise of stock options for cash (note 7 (d))          79,400        15,880           -              -               -
          Intrinsic value of beneficial conversion feature
          of convertible debentures plus fair value of
             warrants issued (note 6)                                   -             -   2,457,023              -               -
          Conversion of convertible debenture and accrued
             interest to common shares pro-rata allocation
             between additional paid-in-capital and common
             shares net of issuance costs of $139,698
             (note 6)                                          12,064,368     1,433,537     122,766              -               -
          Exercise of warrants for cash, net of issuance
             costs of $76,290 (note 7(a))                      10,963,231     3,499,720  (1,568,625)             -               -
          Issuance of shares as fees for services received
          (note 7 (e))                                            200,000        34,800           -              -               -
          Fair value of agent's warrants issued on private
             placement of convertible debentures (note 6(a))            -             -      15,699             -                -
          Issuance of warrants for services received
          (note 7(e))                                                   -             -      48,038              -               -

          Loss for the period                                           -             -           -              -      (5,168,322)
          Translation adjustment                                        -             -           -              -               -
          -------------------------------------------------- ------------- ------------- ----------- --------------- --------------

          Balance at January 31, 2004 (Unaudited)              78,346,064    53,188,932   7,756,794              -     (53,199,552)
          -------------------------------------------------- ------------- ------------- ----------- --------------- --------------


                                                                 Accumulated
                                                                       other
                                                               comprehensive  Stockholders'    Comprehensive
                                                                        loss         equity    income (loss)
          -------------------------------------------------- ---------------- -------------- ----------------
                                                                     $               $              $
          Balance at July 31, 2002                                 (977,291)     4,289,046             nil
          -------------------------------------------------- ---------------- -------------- ----------------
          Issuance of common shares for cash upon private
             placements,  net of issuance costs of $289,172                -     1,810,828               -
          Intrinsic value of beneficial conversion feature
          of convertible debentures plus fair value of
          warrants issued                                                  -     5,157,521               -
          Conversion of convertible debenture and accrued
             interest to common shares net of issuance costs
             of $628,526                                                   -     3,024,395               -
          Exercise of warrants for cash, net of issuance
          costs of $61,060                                                 -       298,940               -
          Issuance of shares as fees on equity line of
            credit                                                         -       300,000               -
          Fair value of agent's warrants issued on private
             placements and convertible debentures                         -       502,367               -
          Debt settlement through issuance of common
             shares                                                        -        77,850               -
          Issuance of shares and repricing of warrants to
             settle a potential claim                                      -       315,044               -
          Compensation expense                                             -        17,005               -
          Loss for the period                                              -    (9,914,629)     (9,914,629)
          Translation adjustment                                     408,937       408,937         408,937
          -------------------------------------------------- ---------------- -------------- ----------------

          Balance at July 31, 2003                                  (568,354)    6,287,304      (9,505,692)
          -------------------------------------------------- ---------------- -------------- ----------------
          Exercise of stock options for cash (note 7 (d))                  -        15,880               -
          Intrinsic value of beneficial conversion feature
          of convertible debentures plus fair value of
          warrants issued (note 6)                                         -     2,457,023               -
          Conversion of convertible debenture and accrued
             interest to common shares pro-rata allocation
             between additional paid-in-capital and common
             shares net of issuance costs of $139,698
             (note 6)                                                      -      1,556,303              -
          Exercise of warrants for cash, net of issuance
          costs of $76,290 (note 7(a))                                     -      1,931,095              -
          Issuance of shares as fees for services received
          (note 7 (e))                                                     -         34,800              -
          Fair value of agent's warrants issued on private
             placement of convertible debentures (note 6(a))               -         15,699              -
          Issuance of warrants for services received
          (note 7(e))                                                      -         48,038              -
          Loss for the period                                              -     (5,168,322)    (5,168,322)
          Translation adjustment                                     299,834        299,834        299,834
          -------------------------------------------------- ---------------- -------------- ----------------

          Balance at January 31, 2004 (Unaudited)                   (268,520)     7,477,654     (4,868,488)
          -------------------------------------------------- ---------------- -------------- ----------------

SMARTIRE SYSTEMS INC.
Consolidated Statements of Cash Flows
(Expressed in United States dollars)
(Unaudited)
================================================================================
                                                          Six months ended
                                                     January 31,     January 31,

                                                        2004             2003
--------------------------------------------------------------------------------

Cash provided by (used for):

Operating activities:
                                                                           $
     Loss for the period                           $ (5,168,322)   $ (4,200,245)
     Items not affecting cash:
        Depreciation and amortization                   674,490         587,250
        Stock based compensation expense                     --           8,503
        Non-cash interest and finance charges         1,659,036         701,671
        Issuance of shares and warrants for
          services received                              82,838              --
     Change in non-cash working capital:
        Receivables                                     (76,354)          7,976
        Deferred revenue                                    712              --
        Inventory                                    (1,755,435)        133,796
        Prepaid expenses                                (46,430)        277,196
        Accounts payable and accrued liabilities         (2,338)        390,937
     ---------------------------------------------------------------------------

     Net cash used in operating activities           (4,631,803)     (2,092,916)

Investing activities:

     Purchase of capital assets                        (235,481)        (25,232)
     ---------------------------------------------------------------------------


     Net cash used in investing activities             (235,481)        (25,232)

Financing activities:
     Cash received on exercise of stock options          15,880              --
     Cash received on exercise of warrants            2,007,385              --
     Issuance of common shares                               --       1,450,000
     Proceeds from convertible debentures             2,725,000       1,118,000
     Financing costs                                   (409,796)       (238,177)
     Repayment of promissory note                            --        (500,000)
     ---------------------------------------------------------------------------

     Net cash provided by financing activities        4,338,469       1,829,823

Effect of exchange rate differences on cash
   and cash equivalents                                  52,311          (8,040)
--------------------------------------------------------------------------------

Net decrease in cash and cash equivalents              (476,504)       (296,365)

Cash and cash equivalents, beginning of period        1,843,694         525,968
--------------------------------------------------------------------------------

Cash and cash equivalents, end of period           $  1,367,190    $    229,603
================================================================================

Supplementary information:
     Interest and finance charges paid             $     75,998    $    811,782
Non-cash investing and financing activities:
     Conversion of convertible debentures to
     common shares                                    1,556,303              --
     Fair value of agents warrants issued in
     conjunction with private placements                 15,699         146,672
================================================================================
See accompanying notes to consolidated financial statements.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
Six Months ended January 31, 2004 and 2003
================================================================================


1.    BASIS OF PRESENTATION:

      These interim consolidated financial statements have been prepared using United States generally accepted accounting principles. The interim financial statements include all adjustments, consisting solely of normal recurring adjustments, which in management's opinion are necessary for a fair presentation of the financial results for the interim periods presented.

      The disclosures in these statements do not conform in all respects to the requirements of generally accepted accounting principles for annual financial statements. These statements follow the same accounting policies and methods of their application as the most recent annual financial statements. These statements should be read in conjunction with the significant accounting policies and other information in the Company's most recent annual financial statements which are for the year ended July 31, 2003.

2.    OPERATIONS:

      The Company and its subsidiaries develop and market products incorporating wireless data transmission and processing technologies, primarily for the automotive markets. The Company's primary product is a wireless tire monitoring system which it currently markets for use on passenger vehicles and other pneumatic tire applications. All sales of its product are made in this industry segment.

3.    GOING CONCERN:

      The Company requires additional financing to fund its operations. The Company has incurred recurring operating losses and has a deficit of $53,199,552. Although the Company has working capital of $3,852,457 as at January 31, 2004, during the six month period ended January 31, 2004, the Company used cash of $ 4,631,803 in operating activities.

      The Company is pursuing various alternatives to meet its intermediate and long-term financial requirements. During fiscal 2003, the Company realized gross proceeds of $8,078,000 from financing activities and arranged a $15 million equity line of credit to fund its operations. In addition, during the six months ended January 31, 2004, the Company realized gross proceeds of $4,748,265 from financing activities. There can be no assurance that additional financing will be available to the Company when needed or, if available, that it can be obtained on commercially reasonable terms. These consolidated financial statements have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that the Company's assets will be realized and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
Six Months ended January 31, 2004 and 2003
================================================================================

4.    SIGNIFICANT ACCOUNTING POLICY:

      Stock-based compensation:

      The Company has elected under FAS 123, Accounting for Stock-based Compensation, to account for employee stock options using the intrinsic value method. This method is described in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As the Company grants stock options with an exercise price not less than the market value of the underlying common shares on the date of grant, no compensation expense is required to be recognized under APB 25. FAS No. 123 uses the fair value method of calculating the cost of stock option grants. Had compensation cost for employee stock options been determined by this method, net earnings (loss) and net earnings (loss) per share would have been as follows:

----------------------------------------------------------------------------------------
                                   Three Months Ended             Six Months Ended
                               January 31,     January 31,   January 31,     January 31,
                                  2004            2003          2004            2003
----------------------------------------------------------------------------------------
Net earnings (loss):
    As reported                $(1,905,179)  $(2,129,872)   $(5,168,322)   $(4,200,245)
Stock-based compensation
expense recognized using
intrinsic method                  (120,882)        8,503             --          8,503

Stock-based compensation
expense determined under
fair value based method for
all awards                        (136,376)     (380,735)    (1,375,973)      (588,864)
----------------------------------------------------------------------------------------

    Pro forma                  $(2,162,437)  $(2,502,104)   $(6,544,295)   $(4,780,606)
========================================================================================

Basic and diluted loss per
share:
    As reported                      (0.02)        (0.10)         (0.08)         (0.21)
    Pro forma                        (0.03)        (0.11)         (0.10)         (0.24)
----------------------------------------------------------------------------------------

      The Company recognizes the compensation expense at the date of granting the stock options on a straight-line basis over the vesting period.

      The fair value of each option and warrant granted is estimated on the date of grant using the Black-Scholes option valuation model with the following range of weighted average assumptions.

================================================================================
                                               JANUARY 31,    JANUARY 31,
                                                      2004           2003
================================================================================

Expected dividend yield                                 0%             0%
Expected stock price volatility                       135%           128%
Risk-free interest rate                              4.16%          4.30%
Expected life of options and warrants              5 years     1.67 years

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
Six Months ended January 31, 2004 and 2003
================================================================================

4.    Stock-based compensation (continued):

      Weighted-average fair values of options granted during the period are as follows:

   =============================================================================
                                                   January 31,     January 31,
                                                      2004            2003
   =============================================================================

   Options  whose  exercise  price  at  date of
     grant:
          Equals the market price of stock        $       --      $      0.76
          Exceeds the market price of stock             0.20             1.77
          Is less than the market price of
            stock                                         --               --

   =============================================================================

      The Company recognizes compensation expense for stock options, common stock and other instruments issued to non-employees for services received based upon the fair value of the equity instruments issued as the services are performed and the instrument earned.

      If the exercise price of employee stock option award is not fixed in the functional currency of the Company or in the currency the employee is paid, the award is accounted for as a variable award until the award is exercised, forfeited, or expires. The Company measures compensation as the amount by which the quoted market value of the common shares of the Company's stock covered by the grant exceeds the option price, with changes in the market price included in the measurement of loss.

5.    OTHER ASSETS:

      On December 13, 2000, the Company entered into an Assignment and Amendment Agreement with TRW that transferred to the Company the license to manufacture and sell tire monitoring systems to the original equipment vehicle manufacturers of most medium and heavy duty trucks. Consideration consisted of 490,072 shares of common stock valued at $1,337,500, based on the market value of the Company's stock at the date of purchase, plus cash of $400,000.

      On August 31, 2001, the Company and TRW Inc. entered into an agreement to restructure their strategic alliance. Under the terms of restructuring, the Company and TRW agreed to terminate a number of agreements. The Company has the right to manufacture and sell tire monitoring systems to the original equipment vehicle manufacturers market ("OEM"). Consideration consisted of a promissory note of $2.8 million, carrying an interest rate of 6% per annum plus cash of $500,000. The balance of principal in the amount of $1,350,000 owed at July 31, 2002 was repaid during fiscal 2003 and interest of $97,542 on this balance was forgiven by TRW Inc.

      The rights are being amortized over five years on a straight-line basis.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
Six Months ended January 31, 2004 and 2003
================================================================================

5.    OTHER ASSETS (CONTINUED):

===========================================================================
                                                  Accumulated     Net book
JANUARY 31, 2004                         Cost     amortization       value
===========================================================================

OEM - most  medium and heavy duty
  trucks                            $ 1,737,500   $   990,297   $   747,203
OEM - all other vehicles              3,300,000     1,310,555     1,989,445
---------------------------------------------------------------------------

                                    $ 5,037,500$  $ 2,300,852   $ 2,736,648
===========================================================================


      Management believes that the net book value of its other assets of $ 2,736,648 as at January 31, 2004 is recoverable based on expectations of future cash flows from the Company's future sales of tire monitoring systems. Management's belief is based on an undiscounted cash flow analysis of management's current best estimate of projected annual sales to the passenger vehicle and light truck OEM market plus management's projected sales to the heavy truck OEM market.

6.    CONVERTIBLE DEBENTURES:

==============================================================================
                                                                      Equity
                                                                   component
                                                                (included in
                                                                  additional
                                     Face value          Debt        paid-in
                                        of debt     component        capital)
------------------------------------------------------------------------------

Balance as at July 31, 2003         $ 1,966,667   $         3   $ 5,326,854

11 % discounted convertible
debenture with cash finance
cost of $218,000 and discount
of $768,590 (a)                       3,493,590     1,036,567     2,457,023

Accretion of deemed debt                     --     1,584,263            --
discount to interest

Conversion of $1,541,667
principal amount of 7% and 8%
convertible debentures to            (1,541,667)   (1,541,667)     (139,698)
common shares (b)
------------------------------------------------------------------------------

Balance as at January 31, 2004      $ 3,918,590   $ 1,079,166   $ 7,644,179
==============================================================================

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
Six Months ended January 31, 2004 and 2003
================================================================================

6.    CONVERTIBLE DEBENTURES (CONTINUED):

      Financing costs of $46,566 related to the 8% debenture and 11% discounted convertible debenture still outstanding are netted against additional paid-in capital.

      (a) On December 24, 2003, the Company closed a private placement of discounted unsecured convertible debentures in the aggregate principal amount of $3,493,590. The Company issued the convertible debentures at a 22% original issue discount from the face principal amount (based on a notional interest rate of 11% per annum for each year of the two-year term of the debentures), resulting in gross proceeds of $2,725,000. The discount of $768,590 has been recorded in deferred financing charges and is being amortized over the maturity period. Advisors to the transaction received a cash commission of $218,000 and 109,000 three year share purchase warrants exercisable at a price of $0.25. The fair value of these warrants at the date of grant was estimated at $15,699. The fair value of these warrants was estimated on the date of issuance using the Black-Scholes option valuation model using the following weighted average assumptions: (expected dividend yield 0%, expected stock price volatility 141%; risk free interest rate 3.28%, expected life of warrants 3 years). In addition, expenses of $40,398 for professional fees related to this transaction were incurred. The discounted convertible debentures do not otherwise bear interest, and will mature on April 1, 2006. The outstanding principal amount of each debenture may be converted at any time into shares of our common stock, in whole or in part, at the option of the holder of the debenture at a set price of $0.22 per share. The Company will make the monthly redemption payments over two years in cash unless during the twenty trading day prior notice period immediately prior to the applicable monthly redemption date the Company irrevocably notifies the holder that it will issue underlying shares in lieu of cash at a conversion price equal to the lesser of:

            (i) the set price of $0.22 per share (subject to adjustment pursuant to the anti-dilution provisions contained in the debentures), and

            (ii) 85% of the average of the closing prices of the Company's common stock for twenty days immediately preceding the applicable monthly redemption date, provided that certain conditions are met, including the condition that the underlying shares of common stock shall have been registered under the Securities Act of 1933, as amended.

                  For accounting purposes, the proceeds from the issuance of these convertible debentures were allocated to the fair value of the warrants issued and the intrinsic value of the beneficial conversion feature which amounts to $861,351 and $1,595,672 respectively. The fair value of the warrants was calculated using the Black-Scholes model. The remaining proceeds of $1,036,567 was allocated to debt and is being accreted to the redemption value of the convertible debentures over the maturity period. During the six months ended January 31, 2004, interest accretion of $42,598 was charged to the statement of operations as interest expense.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
Six Months ended January 31, 2004 and 2003
================================================================================

6     CONVERTIBLE DEBENTURES (CONTINUED):

      (b) During the six months ended January 31, 2004, $1,541,667 of principal and $31,570 of interest were converted into common shares resulting in the issuance of 12,064,368 common shares. Interest accretion of $1,573,237 was charged to the statement of operations as interest expense upon conversion of convertible debentures.

      As at January 31, 2004, $425,000 remained outstanding from the July 16, 2003 convertible debenture and $3,493,590 remained outstanding from the December 24, 2003 convertible debenture. An additional $16,932 in professional fees that related to the July 16, 2003 debenture were incurred during the six months ended January 31, 2004.

7.    SHARE CAPITAL:

      (a) For the six months ended January 31, 2004, the Company realized gross cash proceeds of $2,007,385 and net cash proceeds of $1,931,095 from the exercise of 10,963,231 warrants. The fair value of these warrants of $1,568,625 was initially recorded as additional paid in capital. On the exercise of these warrants, $1,568,625 was reclassified to share capital. On October 27, 2003 the Company offered warrant holders who were issued warrants with an exercise price of $0.2645 on May 15, 2003 in connection with the convertible debenture offering a reduction in their exercise price to $0.20 plus one additional warrant at $0.20 if they exercised their warrants. A total of 3,290,596 warrants were exercised. In addition, the Company granted 194,000 additional warrants exercisable at a price of $0.20 per share for five years to a shareholder who also exercised their warrants. On November 6, 2003, the exercise price of the 7,478,635 warrants granted at $0.20 were reduced to $0.1771.

      (b) The Company paid $75,355 to Palisades Master Fund as an early participation bonus, being an amount equal to the difference between the aggregate exercise price that Palisades Master Fund paid upon the exercise of 3,290,596 outstanding warrants at $0.20 per share and the aggregate exercise price that Palisades Master Fund would have paid if it had the benefit of the reduced exercise price of $0.1771 per share. This bonus was accounted for as an interest and financing expense during the six months ended January 31, 2004.

      (c) On December 15, 2003, the Company's authorized common share capital was increased to 300,000,000, pursuant to a special resolution of the shareholders adopted at the annual and special annual meeting of the Company held on December 11, 2003.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
Six Months ended January 31, 2004 and 2003
================================================================================


7.    SHARE CAPITAL (CONTINUED):

      (d) A summary of stock option transactions and balances during the period ended January 31, 2004 is as follows:




                                                                   Weighted
                                                                    average
                                            Options                exercise
                                        Outstanding                   price
     -----------------------------------------------------------------------


        Balance at July 31, 2003
                                        1,714,400             $        2.54

         Options granted                                               0.20
                                        8,949,600

         Options exercised                (79,400)                    (0.20)

         Options forfeited                (32,300)                    (3.77)
     -----------------------------------------------------------------------

        Balance at January 31, 2004    10,552,300             $        0.57
     =======================================================================


            These options have a weighted average remaining life of 4.24 years.

      (e) During the six months ended January 31, 2004, 200,000 common shares with a fair market value of $0.174 per share and 300,000 share purchase warrants with an exercise price of $0.17 per share were issued for services received. The fair value of these warrants at the date of grant was estimated at $48,038. The fair value of these warrants was estimated on the date of issuance using the Black-Scholes option valuation model using the following weighted average assumptions: (expected dividend yield 0%, expected stock price volatility 152%; risk free interest rate 3.94%, expected life of warrants 5 years). As these warrants vest after one year, the fair value of these warrants are amortized over the vesting period and charged as an administration expense.

      (f) As at January 31, 2004, warrants outstanding were exercisable for 38,733,485 (July 31, 2003-32,154,507) common shares of the Company.
            The warrants entitle the holders to purchase common shares of the Company at prices ranging from $0.10 to $2.80 per share that expire on various dates until October 27, 2008.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
Six Months ended January 31, 2004 and 2003
================================================================================

7.    SHARE CAPITAL (CONTINUED)

      (g) On July 23, 2003, the Company entered into a common stock purchase agreement with Talisman Management in connection with our 36-month, $15,000,000 equity line of credit facility. The Company may, in its discretion, draw down amounts under the facility from time to time, subject to various conditions and certain limitations. The Company is currently not in a position to draw down any amounts under the facility, as it has not met all of the conditions for a draw down, including the requirement that the resale of the underlying common stock issuable to Talisman Management under the facility be registered pursuant to an effective registration statement under the Securities Act of 1933. During the six months ended January 31, 2004, the Company paid $58,176 to prepare the registration statement related to the $15,000,000 equity line of credit facility. These costs were recorded as deferred financing costs.

            The Company issued 1,250,000 warrants exercisable at a price of $0.1955 per share for three years as consideration for the equity line of credit. The fair value of these warrants at the date of grant is estimated at $178,259 by the Black-Scholes option valuation model. The fair value of the warrant was recorded as a deferred financing expense and will be amortized once the Company has drawn against the line of credit.

8.    DEFERRED FINANCING CHARGES:

      =======================================================================
                                                        Six             Year
                                                months ended           ended
                                                  January 31,   July 31, 2003
                                                        2004
      -----------------------------------------------------------------------

      Equity line of credit
            Fair  value of agents warrants
              (note 7 (j))                     $     178,259   $     178,259
            Professional fees                         63,176           5,000
      -----------------------------------------------------------------------
                                                     241,435         183,259
      -----------------------------------------------------------------------
      Discounted convertible debenture
        (note 6 (a))
            Discount                                 768,590              --
            Commission                               218,000              --
            Fair value of agents warrants             15,699              --
            Professional fees                         40,398              --
      -----------------------------------------------------------------------

                                                   1,042,687              --
            Amortization                             (43,445)             --
      -----------------------------------------------------------------------

                                                     999,242              --

      Total deferred financing charges         $   1,240,677   $     183,259
      -----------------------------------------------------------------------

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
Six Months ended January 31, 2004 and 2003
================================================================================


8.    DEFERRED FINANCING CHARGES (CONTINUED)

      The deferred charges related to the discounted convertible debenture are being amortized over the maturity period. During the six months ended January 31, 2004, $43,201 was amortized and charged to interest expense.

9.    RELATED PARTY TRANSACTIONS:

      During the six months ended January 31, 2004, the Company incurred expenses of $nil (2003 - $215,108) for consulting services and financing fees on the private sales of its convertible debentures for financing services to a company in which a former director (resigned in March, 2003) of the Company had significant influence.

10.   PRODUCT WARRANTIES:

      The Company provides for estimated warranty costs at the time of product sales. Warranty expense accruals are based on best estimate with reference to historical claims experience. As warranty estimates are based on forecasts, actual claim costs may differ from amounts provided. An analysis of changes in liability for product warranties follows:



      ==========================================================================
      Balance, July 31, 2003                                      $      20,438

      Provision increase                                                  9,343
      Expenditures                                                       (4,511)
      --------------------------------------------------------------------------

      Balance, January 31, 2004                                   $      25,270
      ==========================================================================

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
Six Months ended January 31, 2004 and 2003
================================================================================

11.   SEGMENTED INFORMATION

      The Company operates in the wireless tire monitoring technology industry. Management of the Company makes decisions about allocating resources based on this one operating segment. Geographic information is as follows:

      Revenue from external customers

      ==========================================================================
                             Three months ended          Six months ended
      ------------------------------------------------------------------------


                              January      January       January      January
                                 31,           31,           31,          31,
                                2004          2003          2004         2003
      ------------------------------------------------------------------------

      China             $    123,866  $          -  $    312,389  $         -
      United States          176,373        29,610       258,536      180,626
      Korea                   33,469             -        92,269            -
      United Kingdom          63,896        24,626       122,285       67,713
      Italy                        -        70,530             -      182,483
      Germany                      -        12,566             -       40,471
      Other                   32,587         9,430        72,238       73,058
      ------------------------------------------------------------------------

                        $    430,191  $    146,762  $    857,717  $   544,351
      ==========================================================================

      As at January 31, 2004, 56% (July 31, 2003-73%) of the Company's fixed assets were in Canada, 21% (July 31, 2003-27%) were in Europe and 23% were in Korea (July 31, 2003-nil).

      Major customers, representing 10% or more of total sales, include:

      ==========================================================================
                             Three months ended            Six months ended
      --------------------------------------------------------------------------
                          January 31,   January 31,   January 31,   January 31,
                                 2004          2003          2004          2003
      --------------------------------------------------------------------------

      Customer A       $      105,471             -  $    282,457  $          -
      Customer B               33,414             -        92,269             -
      Customer C                    -        70,530             -       182,483
      Customer D               51,913        22,254        79,473        56,698
      ==========================================================================

12.   COMPARATIVE FIGURES:

      Certain figures have been reclassified to conform with the financial statement presentation adopted for the current period.

               Consolidated Financial Statements
               (Expressed in United States dollars)

               SMARTIRE  SYSTEMS  INC.

               Years ended July 31, 2003, 2002 and 2001

STATEMENT OF MANAGEMENT RESPONSIBILITY


The management of SmarTire Systems Inc. is responsible for the preparation of the accompanying consolidated financial statements and the preparation and presentation of all information in the Annual Report. The consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States and are considered by management to present fairly the financial position and operating results of the Company.

The Company maintains various systems of internal control to provide reasonable assurance that transactions are appropriately authorized and recorded, that assets are safeguarded, and that financial records are properly maintained to provide accurate and reliable financial statements.

The Company's Audit Committee is composed of two non-management directors and the Chief Executive Officer of the Company and is appointed by the Board of Directors annually. The committee meets periodically with the Company's management and independent auditors to review financial reporting matters and internal controls and to review the consolidated financial statements and the independent auditors' report. The Audit Committee reported its findings to the Board of Directors who have approved the consolidated financial statements.


The Company's independent auditors, KPMG LLP, have examined the consolidated financial statements and their report follows.







Robert V. Rudman

Chief Executive Officer



Jeff Finkelstein

Chief Financial Officer

KPMG
                KPMG LLP                             Telephone (604) 691-3000
                CHARTERED ACCOUNTANTS                Telefax  (604) 691-3031
                Box 10426, 777 Dunsmuir Street       www.kpmg.ca
                Vancouver, BC  V7Y 1K3
                Canada


AUDITORS' REPORT TO THE DIRECTORS OF SMARTIRE SYSTEMS INC. We have audited the consolidated balance sheets of SmarTire Systems Inc. as at July 31, 2003 and 2002 and the consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the three year period ended July 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at July 31, 2003 and 2002 and the results of its operations and its cash flows for each of the years in the three year period ended July 31, 2003 in accordance with accounting principles generally accepted in the United States of America.

SIGNED "KPMG LLP"

Chartered Accountants

Vancouver, Canada
September 12, 2003

COMMENTS BY AUDITOR FOR U.S. READERS ON CANADA - U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in note 2 to the financial statements. Our report to the board of directors dated September 12, 2003 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

SIGNED "KPMG LLP"

Chartered Accountants


Vancouver, Canada
September 12, 2003


                KPMG LLP, a Canadian owned limited
                liability partnership established
                under the laws of Ontario, is the
                Canadian member firm of KPMG
                International, a Swiss nonoperating
                association.

SMARTIRE SYSTEMS INC.
Consolidated Balance Sheets
(Expressed in United States dollars)

July 31, 2003 and 2002
================================================================================
                                                          2003           2002
--------------------------------------------------------------------------------

Assets

Current assets:
   Cash and cash equivalents                      $  1,843,694   $    525,968
   Receivables, net of allowance for doubtful
   accounts of nil (2002 - nil)                        405,885        188,294
   Inventory (note 4)                                  806,846      1,277,953
   Prepaid expenses                                    165,792        374,731
   ----------------------------------------------------------------------------
                                                     3,222,217      2,366,946

Deferred financing expense (note 9(e))                 183,259              -

Capital assets (note 5)                                550,458        625,182

Other assets (note 6)                                3,129,658      3,757,473
-------------------------------------------------------------------------------

                                                  $  7,085,592   $  6,749,601
-------------------------------------------------------------------------------

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable and accrued liabilities       $    788,267   $  1,110,555
   Promissory note payable (note 6)                          -      1,350,000
   Deferred revenue                                     10,018              -
   ----------------------------------------------------------------------------
                                                       798,285      2,460,555

Convertible debentures, net of equity portion of
$1,966,664
   (2002 - nil) (note 8)                                     3              -

Stockholders' equity:
   Share capital (note 9):
     Preferred shares, par value $1,000 Cdn per
     share:
        20,000 shares authorized
        Issued and outstanding; none
     Common shares, without par value:
         200,000,000 shares authorized
         55,039,065 shares issued and
         outstanding at
           July 31, 2003 (July 31, 2002
           -18,711,369)                             48,204,995     42,514,482
   Additional paid-in capital                        6,681,893        885,461
   Deferred stock compensation                               -       (17,005)
   Deficit                                         (48,031,230)  (38,116,601)
   Accumulated other comprehensive loss               (568,354)     (977,291)
   ----------------------------------------------------------------------------
                                                     6,287,304      4,289,046
-------------------------------------------------------------------------------

                                                  $  7,085,592   $  6,749,601
-------------------------------------------------------------------------------

Going concern (note 2)
Commitments and contingencies (note 14)
Subsequent events (note 16)

See accompanying notes to consolidated financial statements.

Approved on behalf of the Board

------------------------------                   ---------------------------
Robert V. Rudman, Director                       Bill Cronin, Director

SMARTIRE SYSTEMS INC.
Consolidated Statements of Operations
(Expressed in United States dollars)

Years ended July 31, 2003, 2002 and 2001

================================================================================
                                           2003          2002           2001
-------------------------------------------------------------------------------

Revenue                             $ 1,802,596   $ 1,012,344   $   779,611

Cost of goods sold                    1,387,365       699,955        385,897
-------------------------------------------------------------------------------
                                        415,231       312,389        393,714

Expenses:
     Depreciation and amortization    1,236,870     1,152,378        446,096
     Engineering, research and
       development                    1,177,935     1,727,606      1,485,874
     General and administrative       2,939,260     2,631,215      2,701,621
     Marketing                        1,448,326     1,527,644      1,744,004
     --------------------------------------------------------------------------
                                      6,802,391     7,038,843      6,377,595
-------------------------------------------------------------------------------

Loss from operations                 (6,387,160)   (6,726,454)    (5,983,881)

Other earnings (expenses):
     Interest income                      2,835        18,735        359,799
     Net interest and financing
       expenses                      (3,722,505)     (145,472)             -
     Foreign exchange gain              192,201        24,015        117,063
     --------------------------------------------------------------------------
                                     (3,527,469)     (102,722)       476,862
-------------------------------------------------------------------------------

Loss for the year                   $(9,914,629)  $(6,829,176)  $ (5,507,019)
-------------------------------------------------------------------------------

Basic and diluted loss per share    $     (0.37)  $     (0.41)  $      (0.39)

Weighted average number of common
   shares:
     Basic                           26,771,427    16,743,977    14,296,240
     Diluted                         26,771,427    16,743,977    14,296,240

-------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

SMARTIRE SYSTEMS INC.
Consolidated Statements of Stockholders' Equity and Comprehensive Income (Loss) (Expressed in United States dollars)

Years ended July 31, 2003, 2002 and 2001

-------------------------------------------------------------------------------------------------------------------



                                                        Common shares
                                                   -------------------------
                                                        Shares       Amount   Additional       Deferred        Deficit
                                                                                 paid-in          stock
                                                                                 capital   compensation

-------------------------------------------------- ------------ ------------ ------------ -------------- --------------
                                                                        $             $          $              $
Balance at July 31, 2000                           14,497,797   35,965,583      581,442              -    (25,780,406)
-------------------------------------------------- ------------ ------------ ------------ -------------- --------------


Exercise of stock options for cash                     11,500       23,000            -              -              -
Exercise of warrants for cash                         160,000      240,000            -              -              -
Issuance of common shares on purchase of license
     from TRW Inc. (note 6)                           490,072    1,337,500            -              -              -
Deferred compensation expense related to stock
     option plans                                           -            -      102,020       (102,020)             -
Compensation expense                                        -            -            -         61,247              -
Loss for the period                                         -            -            -              -     (5,507,019)
Translation adjustment                                      -            -            -              -              -
-------------------------------------------------- ------------ ------------ ------------ -----------------------------

Balance at July 31, 2001                           15,159,369   37,566,083      683,462        (40,773)   (31,287,425)
-------------------------------------------------- ------------ ------------ ------------ -------------- --------------

Issuance of common shares for cash upon private
     placements, net of issuance costs of
     $551,569 (note 9(f))                           3,352,000    4,650,289            -              -              -
Exercise of warrants for cash, net of issuance
costs of $10,890 (note 9(f))                          200,000      298,110            -              -              -
Fair value of warrants issued on private
placement (note 9(f))                                       -            -      206,340              -              -
Forfeiture of stock options                                 -            -       (4,341)         4,341              -
Compensation expense                                        -            -            -         19,427              -
Loss for the period                                         -            -            -              -     (6,829,176)
Translation adjustment                                      -            -            -              -            -
-------------------------------------------------- ------------ ------------ ------------ -------------- --------------

Balance at July 31, 2002                           18,711,369   42,514,482      885,461        (17,005)   (38,116,601)
-------------------------------------------------- ------------ ------------ ------------ -------------- --------------

Issuance of common shares for cash upon private
     placements, net of issuance costs of
     $289,172 (note 9(a))                           6,964,286    1,810,828            -              -             -
Intrinsic value of beneficial conversion feature
of convertible debentures plus fair value of
     warrants issued (note 8)                               -            -     5,157,521             -             -
Conversion of convertible debenture and accrued
     interest to common shares net of issuance     24,381,133    3,024,395             -             -             -
     costs of $628,526 (note 8)
Exercise of warrants for cash, net of issuance
costs of $61,060 (note 9(b))                        3,300,000      298,940             -             -             -
Issuance of shares as fees on equity line of
credit (note 9(e))                                    478,412      300,000             -             -             -
-------------------------------------------------- ------------ ------------ ------------ -------------- --------------

Balance carried forward                            53,835,200   47,948,645     6,042,982       (17,005)   (38,116,601)



                                                       Accumulated  Stockholders'eqComprehensiveincome
                                                             other                         (loss)
                                                     comprehensive
                                                              loss
-------------------------------------------------- ---------------- -------------- ---------------
                                                           $              $                $
Balance at July 31, 2000                                 (533,274)   10,233,345        1,740,783
-------------------------------------------------- ---------------- -------------- ---------------


Exercise of stock options for cash                              -        23,000                -
Exercise of warrants for cash                                   -       240,000                -
Issuance of common shares on purchase of license
     from TRW Inc. (note 6)                                     -     1,337,500                -
Deferred compensation expense related to stock
     option plans                                               -             -                -
Compensation expense                                            -        61,247
Loss for the period                                             -     (5,507,019)     (5,507,019)
Translation adjustment                                   (272,924)      (272,924)       (272,924)
-------------------------------------------------- ---------------- -------------- ---------------

Balance at July 31, 2001                                 (806,198)    6,115,149       (5,779,943)
-------------------------------------------------- ---------------- -------------- ---------------

Issuance of common shares for cash upon private
     placements, net of issuance costs of
     $551,569
     (note 9(f))                                                -     4,650,289                -
Exercise of warrants for cash, net of issuance
costs of $10,890 (note 9(f))                                    -       298,110                -
Fair value of warrants issued on private
placement (note 9(f))                                           -       206,340                -
Forfeiture of stock options                                     -             -                -
Compensation expense                                            -        19,427                -
Loss for the period                                             -     (6,829,176)     (6,829,176)
Translation adjustment                                   (171,093)      (171,093)       (171,093)
-------------------------------------------------- ---------------- -------------- ---------------

Balance at July 31, 2002                                 (977,291)      4,289,046     (7,000,269)
-------------------------------------------------- ---------------- -------------- ---------------

Issuance of common shares for cash upon private
     placements, net of issuance costs of
     $289,172 (note 9(a))                                       -       1,810,828               -
Intrinsic value of beneficial conversion feature
of convertible debentures plus fair value of
     warrants issued (note 8)                                    -      5,157,521               -
Conversion of convertible debenture and accrued
     interest to common shares net of issuance                   -      3,024,395               -
     costs of $628,526 (note 8)
Exercise of warrants for cash, net of issuance
costs of $61,060 (note 9(b))                                     -        298,940               -
Issuance of shares as fees on equity line of
credit (note 9(e))                                               -        300,000               -
-------------------------------------------------- ---------------- -------------- ---------------

Balance carried forward                                  (977,291)     14,880,730               -


SMARTIRE SYSTEMS INC.
Consolidated Statements of Stockholders' Equity and Comprehensive Income (Loss) (Continued)
(Expressed in United States dollars)

Years ended July 31, 2003, 2002 and 2001

===================================================================================================================================

                                Common shares
                           -------------------------
                                Shares       Amount   Additional  Deferred       Deficit  Accumulated  Stockholders'  Comprehensive
                                                         paid-in     stock                      other        equity   income (loss)
                                                         capital   compen-                    compre-
                                                                    sation                   hensive
                                                                                                loss
-----------------------------------------------------------------------------------------------------------------------------------
                                             $             $         $            $           $                $           $

Balance brought forward     53,835,200   47,948,645    6,042,982   (17,005)  (38,116,601)    (977,291)    14,880,730             -

Fair value of agent's
    warrants issued on
    private placements
    and convertible
    debentures
    (notes 8 and 9)                  -            -      502,367         -             -            -        502,367             -
Debt settlement through
  issuance of common
  shares (note 9(d))           353,865       77,850            -         -             -            -         77,850             -
Issuance of shares and
     repricing of
     warrants to settle
     a potential claim
     (note 9(c))               850,000      178,500      136,544         -             -            -        315,044             -
Compensation expense                 -            -            -    17,005             -            -         17,005             -
Loss for the period                  -            -            -         -    (9,914,629)           -     (9,914,629)   (9,914,629)
Translation adjustment               -            -            -         -             -      408,937        408,937       408,937
-----------------------------------------------------------------------------------------------------------------------------------

Balance at July 31, 2003   55,039,065   48,204,995    6,681,893          -  (48,031,230)    (568,354)      6,287,304   (9,505,692)
===================================================================================================================================

See accompanying notes to consolidated financial statements.

SMARTIRE SYSTEMS INC.
Consolidated Statements of Cash Flows
(Expressed in United States dollars)
Years ended July 31, 2003, 2002 and 2001

----------------------------------------------------------------------------------
                                               2003            2002         2001
----------------------------------------------------------------------------------
Cash provided by (used for):
Operating activities:
   Loss for the year                      $(9,914,629)   $ (6,829,176) $(5,507,019)
   Items not affecting cash:
     Depreciation and amortization          1,236,870       1,152,378      446,096
     Stock-based compensation                  17,005          19,427       61,247
     Non-cash interest and finance          3,694,914               -            -
       charges
     Issuance of shares and repricing of
       warrants to settle a potential
       claim (note 9(c))                      315,044               -            -
   Change in non-cash working capital:
     Receivables                             (182,366)         (5,266)    (115,379)
     Deferred revenue                           9,423               -          -
     Deferred financing expense                (5,000)              -          -
     Inventory                                594,333         151,249   (1,310,788)
     Prepaid expenses                         240,861        (294,769)      15,963
     Accounts payable and accrued
       liabilities                           (434,556)        346,652      301,335
   -------------------------------------------------------------------------------

   Net cash used in operating activities   (4,428,101)     (5,459,505)  (6,108,545)

Investing activities:
   Purchase of capital assets                 (62,978)       (164,886)    (332,832)
   Purchase of other asset                          -        (500,000)    (400,000)
   -------------------------------------------------------------------------------

   Net cash used in investing activities      (62,978)       (664,886)    (732,832)

Financing activities:
   Issuance of common shares, net of
     cash costs (note 9(a))                 1,932,000       5,165,629      263,000
   Cash received on exercise of warrants
     (note 9(b))                              334,400               -            -
   Net cash proceeds from convertible
     debentures (note 8)                    4,964,801               -            -
   Issuance of promissory note (note 7)       210,000               -            -
   Repayment of promissory notes (notes
     6 and 7)                              (1,600,000)     (1,450,000)           -
   -------------------------------------------------------------------------------

   Net cash provided by financing
     activities                             5,841,201       3,715,629      263,000

Effect of exchange rate differences on
  cash and cash equivalents                   (32,396)          4,473     (244,429)
----------------------------------------------------------------------------------

Net increase (decrease) in cash and cash
  equivalents                               1,317,726      (2,404,289)  (6,822,806)

Cash and cash equivalents, beginning of
  year                                        525,968       2,930,257    9,753,063
----------------------------------------------------------------------------------

Cash and cash equivalents, end of year    $ 1,843,694    $    525,968  $ 2,930,257
----------------------------------------------------------------------------------

Supplementary information:
   Interest and finance charges paid      $    27,591    $     92,093  $    12,408
Non-cash investing and financing
  activities:
   Purchase of other asset through
     issuance of promissory note                    -       2,800,000            -
   Fair value of agents warrants issued
     in conjunction with financings           502,367         206,340            -
   Shares issued for financing services             -          28,358            -
     on private placement
   Settlement of debt through issuance
     of common shares (note 9(d))              77,850               -            -
   Conversion of convertible debentures
     to common shares                       3,024,395               -            -
   Issuance of shares as consideration
     for equity line of credit                300,000               -            -

----------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

1.    OPERATIONS:

      The Company and its subsidiaries develop and market products incorporating wireless data transmission and processing technologies, primarily for the automotive markets. The Company's primary product is a wireless tire monitoring system which it currently markets for use on passenger vehicles and other pneumatic tire applications. All sales of its product are made in this industry segment.


2.    GOING CONCERN:

      The Company requires additional financing to fund its operations. The Company has incurred recurring operating losses and has a deficit of $48,031,230 and working capital of $2,423,932 as at July 31, 2003. During the year ended July 31, 2003, the Company used $4,428,101 cash in operating activities.


      The Company is pursuing various alternatives to meet its intermediate and long-term financial requirements. During fiscal 2003, the Company realized gross cash proceeds of $8,078,000 and arranged a $15.0 million equity line of credit to fund its operations. There can be no assurance that additional financing will be available to the Company when needed or, if available, that it can be obtained on commercially reasonable terms. These consolidated financial statements have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that the Company's assets will be realized and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.


3.    SIGNIFICANT ACCOUNTING POLICIES:

      (a)   Basis of presentation:

            These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, SmarTire USA Inc., SmarTire Europe Limited, and SmarTire Technologies Inc. All intercompany balances and transactions have been eliminated.

      (b)   Research and development costs:

            Research and development costs are expensed as incurred. Equipment used in research and development is capitalized only if it has an alternative future use.

      (c)   Cash and cash equivalents:

            Cash and cash equivalents includes investments in short-term investments with a term to maturity when acquired of 90 days or less.

      (d)   Inventory:

            Inventory is valued at the lower of cost and net realizable value. Cost is determined using the weighted average method and includes invoice cost, duties and freight. Provision for obsolescence is estimated by management based on historical values and expected future sales.

      (e)   Capital assets:

            Capital assets are recorded at cost. Depreciation of computer hardware and software and office and shop equipment is provided for on the declining balance basis at 30% per annum. Leasehold improvements are depreciated over the lesser of their useful lives or the term of the lease.

      (f)   Other assets:

            Other assets include the license to manufacture and sell tire monitoring systems to the original equipment vehicle manufacturers (note 6). Other assets are recorded at cost and are being amortized over five years on a straight-line basis.

      (g)   Impairment of long-lived assets:

            The Company monitors the recoverability of long-lived assets, based on estimates using factors such as expected future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the related assets or to be realized on sale. The Company recognizes an impairment loss if the projected undiscounted future cash flows is less than the carrying amount. The amount of the impairment charge, if any, is measured equal to the excess of the carrying value over the expected future cash flows discounted using the Company's average cost of funds.

      (h)   Revenue recognition:

            The Company recognizes revenue when there is persuasive evidence of an arrangement, goods are shipped and title passes, collection is probable, and the fee is fixed or determinable. Customer acceptance is used as the criterion for revenue recognition when the product sold does not have an established sales history to allow management to reasonably estimate returns and future provisions. Provisions are established for estimated product returns and warranty costs at the time the revenue is recognized. The Company records deferred revenue when cash is received in advance of the revenue recognition criteria being met. Revenue from engineering services is recognized on services as they are rendered and pre-defined milestones are achieved. Engineering services revenue for the year were $173,400 (2002 and 2001 - nil).

      (i)   Loss per share:

            Basic loss per share computations are based on the weighted average number of shares outstanding during the year. If in a period the Company has outstanding dilutive stock options and warrants, diluted loss per share is calculated using the treasury stock method.

      (j)   Income taxes:

            The Company accounts for income taxes in accordance with the asset and liability method. Under this method, deferred income taxes are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts and their respective income tax bases and for loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period of enactment. Deferred income tax assets are evaluated and if their realization is not considered to be "more likely than not", a valuation allowance is provided.

      (k)   Warranty costs:

            The Company accrues warranty costs upon the recognition of related revenue, based on its best estimates, with reference to past experience.

      (l)   Foreign currency translation:

            The Company's functional or primary operating currency is the Canadian dollar. The Company's financial statements are prepared in Canadian dollars before translation to the US dollar reporting currency. The Company translates transactions in currencies other than the Canadian dollar at the exchange rate in effect on the transaction date. Monetary assets and liabilities denominated in a currency other than the Canadian dollar are translated at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in earnings. Amounts reported in Canadian dollars have been translated into US dollars as follows: assets and liabilities are translated into US dollars at the rate of exchange in effect at the balance sheet date and revenue and expense items are translated at the average rates for the period. Unrealized gains and losses resulting from the translation into the reporting currency are accumulated in accumulated other comprehensive loss, a separate component of stockholders' equity.

      (m) Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management at the date of the financial statements to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts to revenues and expenses during the reporting period. Significant areas requiring the use of estimates include estimating the net realizable value of inventory and the future cash flows for assessing the net recoverable amount of long-lived assets. Actual results may differ from those estimates.

      (n)   Stock-based compensation:

            The Company has elected under FAS 123, Accounting for Stock-based Compensation, to account for employee stock options using the intrinsic value method. This method is described in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As the Company grants stock options with an exercise price not less than the market value of the underlying common shares on the date of grant, no compensation expense is required to be recognized under APB 25. FAS No. 123 uses the fair value method of calculating the cost of stock option grants. Had compensation cost for employee stock options been determined by this method, net earnings (loss) and net earnings
            (loss) per share would have been as follows:

     =========================================================================
                                              2003         2002        2001
       -----------------------------------------------------------------------

     Net earnings (loss):
       As reported                   $  (9,914,629)  $(6,829,176)  $(5,507,019)
       Stock-based compensation
       expense
         recognized using intrinsic
         value method                       17,005        19,427        61,247
       Stock-based compensation
       expense
         determined under fair
         value based
         method for all awards            (738,339)   (1,076,749)   (1,316,930)
       -----------------------------------------------------------------------

       Pro forma                     $  10,635,963)  $(7,886,498)  $(6,762,702)
     =========================================================================

     Basic and diluted earnings
     (loss) per share:
       As reported                           (0.37)        (0.41)        (0.39)
       Pro forma                             (0.40)        (0.47)        (0.47)
     =========================================================================

            The Company recognizes the compensation expense at the date of granting the stock options on a straight-line basis over the vesting period.

            The fair value of each option and warrant granted is estimated on the date of grant using the Black-Scholes option valuation model with the following range of weighted average assumptions.

     ========================================================================
                                                 2003        2002      2001
     -----------------------------------------------------------------------

      Expected dividend yield                      0%          0%          0%
      Expected stock price volatility        128-155%        129%        220%
      Risk-free interest rate                3.6-4.3%       4.35%       5.60%
      Expected life of options and
        warrants                            2-5 years  1.67 years  2.00 years
     ========================================================================


     Weighted-average fair values of options granted during the year are as follows:

     ========================================================================
                                                  2003       2002       2002
     ------------------------------------------------------------------------

      Options whose  exercise price at date
      of grant:
         Equals the market price of stock    $    0.72   $      -   $   3.88
         Exceeds the market price of stock        1.77       2.07       3.04
         Is less than the  market  price of          -          -       3.25
         stock

     ========================================================================

            The Company recognizes compensation expense for stock options, common stock and other instruments issued to non-employees for services received based upon the fair value of the equity instruments issued as the services are performed and the instrument earned.

            If the exercise price of employee stock option award is not fixed in the functional currency of the Company or in the currency the employee is paid, the award is accounted for as a variable award until the award is exercised, forfeited, or expires unexercised. The Company measures compensation as the amount by which the quoted market value of the common shares of the Company's stock covered by the grant exceeds the option price, with changes in the market price included in the measurement of loss.

      (o)   Comprehensive income:

            Under SFAS 130, Reporting Comprehensive Income, the Company is required to report comprehensive income, which includes net loss as well as changes in equity from non-owner sources. The other changes in equity included in comprehensive income for the periods presented comprise the foreign currency cumulative translation adjustments. Accumulated other comprehensive loss is presented in the consolidated statements of stockholders' equity and comprehensive income (loss).

      (p)   Recent accounting pronouncements:

            In December 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("FAS") No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure ("FAS No. 148"), which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, FAS No. 148 amends the disclosure requirements of FAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. FAS No. 148 is effective for fiscal years ending after December 15, 2002 with earlier application permitted. The Company has adopted the disclosure provisions of FAS No. 148 in these consolidated financial statements.

            In November 2002, FASB issued Emerging Issues Task Force 00-21, Revenue Arrangements with Multiple Deliverables ("EITF 00-21"). EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue generating activities. In some arrangements, the different revenue-generating activities are sufficiently separable, and there may be sufficient evidence of their fair values to separately account for some or all of the deliverables. In other arrangements, some or all of the deliverables are not independently functional, or there is not sufficient evidence of their fair values to account for them separately. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company is currently evaluating the impact of this accounting pronouncement on our financial results.

            In July 2002, the FASB issued FAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("FAS No. 146"),which addressees accounting and reporting for costs associated with exit or disposal activities. FAS No. 146 relates to the recognition of a liability for a cost associated with an exit or disposal activity and requires that a liability be recognized for those costs only when the liability is incurred, that is, when it meets the definition of a liability under the FASB's conceptual framework. FAS No. 146 also established fair value as the objective for initial measurement of liabilities related to exit or disposal activities. As a result, FAS No. 146 significantly reduces an entity's ability to recognize a liability for future expenses related to a restructuring. FAS No.146 is effective for exit or disposal activities that are initiated after December 31, 2002. The application of FAS No. 146 has not impacted these consolidated financial statements.

            In October 2001, the FASB issued FAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("FAS No. 144"), that replaces FAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed O". FAS No. 144 applies to the assessment of the impairment in the carrying value of long-lived assets, excluding goodwill and certain other specified items, including those to be disposed of by sale, including discontinued operations. FAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount and fair value less costs to sell. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. FAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company has adopted FAS No. 144 which had no material effect on the Company's financial results.

            In August 2001, the FASB issued FAS No. 143, Accounting for Asset Retirement Obligations ("FAS No. 143"), which requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. FAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company has adopted FAS No. 143 in fiscal 2003 which had no material effect on the Company's financial results.


4.   INVENTORY:

     ==========================================================================
                                                           2003           2002
     --------------------------------------------------------------------------

     Raw materials                                  $   318,512    $   143,368
     Work in progress                                    59,599              -
     Finished goods                                     428,735      1,134,585
     --------------------------------------------------------------------------

                                                    $   806,846    $ 1,277,953
     ==========================================================================


5.   CAPITAL ASSETS:

     ==========================================================================
     2003                                     Cost    Accumulated     Net book
                                                     amortization        value
     --------------------------------------------------------------------------

     Computer hardware and software     $  600,781   $    415,801   $  184,980
     Office and shop equipment             886,748        609,095      277,653
     Leasehold improvements                192,515        104,690       87,825
     --------------------------------------------------------------------------

                                        $1,680,044   $  1,129,586   $  550,458
     ==========================================================================

     ==========================================================================
     2002                                     Cost    Accumulated     Net book
                                                     amortization        value
     --------------------------------------------------------------------------

     Computer hardware and software     $  503,407   $    307,693  $   195,714
     Office and shop equipment             764,573        438,806      325,767
     Leasehold improvements                170,997         67,296      103,701
     --------------------------------------------------------------------------

                                        $1,438,977   $    813,795  $   625,182
     ==========================================================================


6.   OTHER ASSETS:

     On December 13, 2000, the Company entered into an Assignment and Amendment Agreement with TRW that transferred to the Company the license to manufacture and sell tire monitoring systems to the original equipment vehicle manufacturers of most medium and heavy duty trucks. Consideration consisted of 490,072 shares of common stock valued at $1,337,500, based on the market value of the Company's stock at the date of purchase, plus cash of $400,000.

      On August 31, 2001, the Company and TRW Inc. entered into an agreement to restructure their strategic alliance. Under the terms of restructuring, the Company and TRW agreed to terminate a number of agreements. The Company has the right to manufacture and sell tire monitoring systems to the original equipment vehicle manufacturers market ("OEM"). Consideration consisted of a promissory note of $2.8 million, carrying an interest rate of 6% per annum plus cash of $500,000. The balance of principal in the amount of $1,350,000 owed at July 31, 2002 was repaid during fiscal 2003 and interest of $97,542 on this balance was forgiven by TRW Inc.

      The rights are being amortized over five years on a straight-line basis.

     ==========================================================================
     2003                                     Cost    Accumulated     Net book
                                                     amortization        value
     --------------------------------------------------------------------------

     OEM - most medium and heavy
     duty trucks                       $ 1,737,500  $     845,850  $   891,650
     OEM - all other vehicles            3,300,000      1,061,992    2,238,008
     --------------------------------------------------------------------------

                                       $ 5,037,500  $   1,907,841  $ 3,129,658
     ==========================================================================

     ==========================================================================
     2002                                     Cost    Accumulated     Net book
                                                     amortization        value
     --------------------------------------------------------------------------

     OEM - most medium and heavy duty
         trucks                        $ 1,737,500  $     612,606  $ 1,124,894
     OEM - all other vehicles            3,300,000        667,421    2,632,579
     ==========================================================================

                                       $ 5,037,500  $   1,280,027  $ 3,757,473
     --------------------------------------------------------------------------

      Management believes that the net book value of its other assets of $3,129,658 as at July 31, 2003 is recoverable based on expectations of future cash flows from the Company's future sales of tire monitoring systems. Management's belief is based on an undiscounted cash flow analysis of management's current best estimate of projected annual sales to the passenger vehicle and light truck OEM market plus management's projected sales to the heavy truck OEM market.


7.    PROMISSORY NOTE:

      On April 23, 2003, the Company received gross proceeds of $250,000 upon the issuance of a secured short-term promissory note to an accredited investor. Advisors to the placement received a cash commission of $40,000 and 100,000 warrants. The fair value of these warrants at the date of grant was estimated at $22,870 using the Black-Scholes option valuation model using the weighted average assumptions as disclosed in note 3(n). On June 16, 2003, the Company repaid the promissory note of $250,000 plus interest of $3,773. The fair value of the warrant and the commission were expensed.

8.    CONVERTIBLE DEBENTURES:

     --------------------------------------------------------------------------
                                         Face value         Debt        Equity
                                            of debt    component     component
                                                                   (additional
                                                                       paid-in
                                                                      capital)
     --------------------------------------------------------------------------

     Balance as at July 31, 2002        $        -  $         -  $          -

     10% redeemable convertible
     debentures
        with cash financing cost of        750,000       66,000       684,000
        $76,177 (a)

     5% redeemable convertible
     debentures
        with cash financing cost of
        $94,000 and
        discount of $32,000 (b)            400,000      257,143       142,857

     7% and 8% convertible debentures
     with
        cash financing cost of           4,500,000            3     4,499,997
        $483,022 (c)
     --------------------------------------------------------------------------

     Initial allocation                  5,650,000      323,146     5,326,854

     Accretion of deemed debt
     discount to
        interest                                 -    3,329,778             -

     Conversion of 10%, 5% and
     $2,533,333 of
        7% convertible debentures to
        common
        shares                          (3,683,333)  (3,652,921)            -
     --------------------------------------------------------------------------

     Balance as at July 31, 2003       $ 1,966,667  $         3  $  5,326,854
     --------------------------------------------------------------------------

      Financing cost of $169,333 related to debentures still outstanding are netted against additional paid-in capital. As described below, financing cost including cash cost and fair value of agents' warrants of $628,526 related to debentures converted to share capital is reclassified to share capital.

      (a) In the first private placement, the Company realized gross cash proceeds of $500,000 and $250,000, respectively, from the issuance of 10% redeemable convertible notes of the Company plus 150,000 share purchase warrants on the completion of a private placement effected pursuant to Regulation S under the Securities Act of 1933. The agreements were signed on September 20, 2002 and the notes were to mature on December 20, 2002. Each warrant initially entitled the holder to purchase one of the Company's common shares and is exercisable at a price of $1.25 on or before September 20, 2005, on which date the warrant will expire. These warrants were subsequently repriced to $0.10 on May 6, 2003 as described in note 9(c).

            For accounting purposes, the Company calculated the fair value of warrants issued using the Black-Scholes model and the intrinsic value of the beneficial conversion feature, which in aggregate totals $684,000, and initially recorded these values as additional paid-in capital. The intrinsic value is the amount by which the fair value of the underlying common shares at the date of the agreement exceeds the conversion price. The remaining balance of $66,000 was recorded as a liability. The carrying value of the liability was to be accreted to the redemption value of the debentures over the period from September 26, 2002 to its initial maturity date of December 20, 2002. Advisors to the private placement received a cash commission of $60,000 or 8% on the face value of the notes and 120,000 share purchase warrants exercisable at a price equal to the lesser of conversion price of the convertible notes into common shares or $0.50. The warrants are exercisable over five years and expire on November 4, 2007. The fair value of these warrants at the date of grant was $51,393. The fair value of the warrants was estimated on the date of issuance using the Black-Scholes option valuation model. On November 4, 2002, the holder converted these convertible notes into 1,500,000 units. On conversion of these senior convertible notes, the carrying value of debt and accrued interest was reclassified to common shares included in stockholders' equity (note 9). Interest accretion of $684,000 was charged to the statement of operations as interest expense during the year ended July 31, 2003. In the second private placement, the Company issued senior (b) subordinated redeemable convertible debentures to a private investment company bearing interest at 5% per annum. The Company closed the first tranche on November 21, 2002 and the second tranche on January 31, 2003. In each tranche, the Company received proceeds of $184,000 for the issuance of a debenture in the principal amount of $200,000. Total net cash proceeds after finance charges were $274,000. Each debenture was issued at an 8% discount from the face principal amount. Advisors to the placement received a cash commission of $64,000 and 68,325 warrants. Additional expenses of $30,000 were incurred for this transaction. The fair value of these warrants at the date of grant was estimated at $15,626. The fair value of these warrants was estimated on the date of issuance using the Black-Scholes option valuation model using the weighted average assumptions as disclosed in note 3(n). For accounting purposes, the Company calculated the intrinsic value of the beneficial conversion feature which amounted to $142,857 and initially recorded its value as additional paid-in capital. The remaining balance of $257,143 was recorded as liability.

            The commission and fair value of the warrant were recorded as financing costs. These debentures were converted to common shares between February 10, 2003 and May 16, 2003 at conversion prices ranging from $0.064 to $0.28. Interest accretion of $142,857 was charged to the statement of operations as interest expense during the year ended July 31, 2003.

      (c) On June 17, 2003, the Company closed a private placement of 7% convertible debentures in three tranches pursuant to Rule 506 of Regulation D under the Securities Act of 1933, for gross proceeds of $2,800,000. Principal and all accrued and unpaid interest is due on May 19, 2005. On July 17, 2003, the Company closed another private placement of 8% convertible debentures pursuant to Rule 506 of Regulation D under the Securities Act of 1933, for gross proceeds of $1,700,000. Principal and all accrued and unpaid interest is due on July 16, 2006. Net cash proceeds from the convertible debentures were $4,016,978. In connection with the offering of the convertible debentures, the Company issued 23,846,153 common share purchase warrants of which 10,769,231 warrants entitle the holders to purchase common shares of the Company at $0.2645 per share until May 15, 2008 and 13,076,922 warrants entitle the holders to purchase common shares of the Company at $0.1771 per share until July 17, 2008. Advisors to the transactions received a cash commission of $360,000 and 180,000 share purchase warrants: 112,000 share purchase warrants at a price of $0.13 per share for a period of five years, and 68,000 share purchase warrants exercisable at a price of $0.13 for a period of three years. The fair value of these warrants at the date of grant was estimated at $77,640 using the Black-Scholes option valuation model using weighted average assumptions as disclosed in note 3(n). Additional expenses related to this offering were $123,022 plus 100,000 share purchase warrants exercisable at a price of $0.135 per share for a period of five years. The financing cost will be amortized over the life of the convertible debentures as finance costs. Principal under the convertible debentures in the aggregate amount of $3,500,000 may be converted by the holder, in whole or in part and from time to time at a conversion price of $0.13 per share; principal under the convertible debentures in the aggregate amount of $1,000,000 may be converted at a conversion price equal to the lesser of $0.13 per share and 70% of the average closing bid price during the five trading days immediately preceding the date of issuance of such convertible debentures, subject to a floor price of $0.06 per share. Interest on the debentures is payable quarterly on March 1, June 1, September 1 and December 1, and at maturity, in cash or, at the Company's option, in shares of the Company's common stock at an interest conversion price equal to 90% of the lesser of the average closing bid price during the 20 trading days immediately preceding the interest payment date, or the average closing bid price during the 20 trading days immediately preceding the date on which the shares are issued if such shares are issued and delivered after the interest payment date. The Company's right to elect to pay accrued interest in shares of its common stock is subject to certain conditions, including the requirement that there shall be an effective registration statement qualifying the resale of the common stock to be issued to the holders of the convertible debentures in lieu of a cash interest payment. All overdue accrued and unpaid interest under the convertible debentures will be subject to a late fee at the rate of 18% per annum. Principal of $266,667, and all accrued and unpaid interest, under the convertible debentures will be due and payable at maturity on May 19, 2005.

            Each of the convertible debentures contains a contractual restriction on beneficial share ownership. It provides that the holder may not convert convertible debentures, or receive shares of our common stock as payment of interest, to the extent that the conversion or the receipt of the interest payment would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of the Company's then issued and outstanding shares of common stock. For these purposes, beneficial ownership is to be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

            The Company may not prepay any portion of the principal amount on any convertible debenture without the prior written consent of the holder of the debenture.

            The Company will be considered in default of the convertible debentures if certain events occur. Once an event of default occurs, the holder of a convertible debenture can elect the Company to immediately repay a mandatory prepayment amount as outlined in the agreement.

            If an event of default occurs, the holder of a convertible debenture can elect to require the Company to immediately repay a mandatory prepayment amount equal to the greater of:

            (i) 120% of the principal amount of the debenture, plus all accrued and unpaid interest and any other amounts outstanding in respect of the debenture; or

            (ii) 120% of the principal amount of the debenture, plus all accrued and unpaid interest and any other amounts outstanding in respect of the debenture, divided by the conversion price of the debenture, and multiplied by the greater of:

                  A. the last reported closing bid price for our common stock on the date on which the payment is due, or

                  B. the last reported closing bid price for our common stock on the date on which the payment actually paid.

            For accounting purposes, the proceeds from the issuance of these convertible debentures were primarily allocated to fair value of warrants issued and the intrinsic value of the beneficial conversion feature, which amounts to $2,799,997 and $1,699,999 respectively. The fair value of the warrants was calculated using the Black Scholes model assumptions as disclosed in note 3(n). The remaining value of the proceeds of $4 was allocated to debt and is being accreted to the redemption value of the convertible debentures over the period from the date of issuance to the initial maturity dates of May 19, 2005 and July 16, 2006.

            During the year, $2,533,333 of principal and $12,846 of interest were converted into common shares resulting in the issuance of 19,564,102 common shares. Interest accretion of $2,533,322 was charged to the statement of operations as interest expense upon conversion of convertible debentures. As at July 31, 2003, $1,966,667 of the convertible debenture remained outstanding, of which $266,667 remained outstanding from the June 17, 2003 convertible debenture and $1,700,000 remained outstanding from the July 16, 2003 convertible debenture.


9.    SHARE CAPITAL:

      During the year ended July 31, 2003, the Company realized gross cash proceeds of $2,100,000 and net cash proceeds of $1,932,000 from the completion of five separate private placements, each effected pursuant to Regulation S under the Securities Act of 1933.

     --------------------------------------------------------------------------
                                                      Number of         Amount
                                                         shares
     --------------------------------------------------------------------------

     Issuance of first private placement for
       cash (net of cash financing cost of $20,000)     500,000   $    230,000

      Issuance of second private placement for
      cash (net of cash financing cost of $96,000)    1,750,000      1,104,000

     Issuance of third private placement for
     cash (net of cash financing cost of $20,000)       714,286        230,000

     Issuance of fourth private placement for
     cash (net of cash financing cost of $28,000)     3,500,000        322,000

     Issuance of fifth private placement for
     cash (net of cash financing cost of $4,000)        500,000          46,000
     --------------------------------------------------------------------------

                                                      6,964,286   $   1,932,000
     --------------------------------------------------------------------------


      The fair value of warrants issued to advisors to the private placement, as described below is $121,172 and is netted against share capital as share issuance cost.

      (a) The first private placement resulted in the issuance of 2,000,000 units at a price of $0.50 per unit. Each unit consisted of one common share and one share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.50 per share until November 4, 2005. The Company realized gross proceeds of $250,000 from this private placement; the balance of the aggregate purchase price for the units was paid for by the application of $750,000 of principal under the senior convertible notes issued by the Company on September 20, 2002 (note 8(a)). On conversion of senior convertible notes, the carrying value of the debt and equity component of the debt were reclassified to common shares included in stockholders' equity. This conversion was made in accordance with original terms of the agreement. An additional 17,672 common shares were issued as a payment of accrued interest at a deemed price of $0.50 per share. The warrants were repriced to have an exercise price of $0.10 per share on May 6, 2003 (note 9(c)). Advisors to the private placement were paid a commission of $20,000 and were issued 40,000 share purchase warrants exercisable at $0.50 per share. The fair value of these warrants at the date of grant was estimated at $17,131. The fair value of these warrants is estimated on the date of issuance using the Black-Scholes option valuation model using the weighted average assumptions as disclosed in note 3(n). The fair value of the warrant and the commission were recorded as share issue costs.

            The Company realized gross cash proceeds of $1,200,000 and net cash proceeds of $1,104,000 from the second private placement. In this private placement, the Company issued and sold 750,000 units at $0.67 per unit and 1,000,000 units at $0.70 per unit. Each unit consists of one common share and one share purchase warrant. Of the share purchase warrants issued, 750,000 entitle the holder to purchase one additional common share at an exercise price of $0.85 per share for a period of three years and 1,000,000 of the share purchase warrants entitle the holder to purchase one additional common share at an exercise price of $0.70 per share for a period of three years. The warrants were repriced to have an exercise price of $0.10 per share on May 6, 2003. Advisors to the private placement were paid a commission of $96,000 and issued 140,000 share purchase warrants, 60,000 exercisable at $0.67 per share and 80,000 exercisable at $0.70 per share. The fair value of these warrants at the date of grant was estimated at $78,148 by the Black-Scholes option valuation model using the weighted average assumptions as disclosed in note 3(n). The fair value of the warrants and the commission were recorded as share issue costs.

            The Company realized gross cash proceeds of $250,000 and net cash proceeds of $230,000 from the third private placement. In this private placement, the Company issued and sold 714,286 units at $0.35 per unit. Each unit consists of one common share and one share purchase warrant exercisable at a price of $0.42 per share for a period of three years. The warrants were repriced to have an exercise price of $0.10 per share on May 6, 2003. Advisors to the private placement received a commission of $20,000 and 57,143 share purchase warrants exercisable at a price of $0.35 per share for five years by the Black-Scholes option valuation using the weighted average assumptions as disclosed in note 3(n). The fair value of the warrants and the commission were recorded as share issue costs.

            The Company realized gross cash proceeds of $350,000 and net cash proceeds of $322,000 from the fourth private placement. In this private placement, the Company issued and sold 3,500,000 units at $0.10 per unit. Each unit consists of one common share and one half share purchase warrant exercisable at a price of $0.16 per share for a period of two years. Advisors to the private placement received a cash commission of $28,000 and 14,000 share purchase warrants exercisable at a price of $0.10 per share for five years. The fair value of these warrants at the date of grant was estimated at $4,408 by the Black-Scholes option valuation using the weighted average assumptions as disclosed in note 3(n). The fair value of the warrants and the commission were recorded as share issue costs.

            The Company realized gross cash proceeds of $50,000 and net cash proceeds of $46,000 from the fifth private placement. In this private placement, the Company issued and sold 500,000 units at $0.10 per unit. Each unit consists of one common share and two share purchase warrants exercisable at a price of $0.12 until April 30, 2004. Advisors to the private placement received a cash commission of $4,000 and 40,000 share purchase warrants exercisable at a price of $0.10 per share for five years. The fair value of these warrants at the date of grant was estimated at $8,846 by the Black-Scholes option valuation using the weighted average assumptions as disclosed in note 3(n). The fair value of the warrants and the commission were recorded as share issue costs.

      (b) The Company also realized gross cash proceeds of $360,000 and net cash proceeds of $334,400 from the exercise of 3,300,000 warrants. Advisors to the transactions received a cash commission of $25,600 and 224,000 share purchase warrants exercisable at a price of $0.10. The fair value of these warrants at the date of grant was estimated at $35,460 by the Black-Scholes option valuation using the weighted average assumptions as disclosed in note 3(n). The fair value of the warrants were recorded as share issue costs.

      (c) On May 6, 2003, the Company issued 850,000 shares at a deemed price of $0.21 per share to an accredited investor and repriced 1,000,000 warrants previously issued to the investor on December 20, 2002, thereby reducing the exercise price of the warrant from $0.70 per share to $0.10 per share. An aggregate of 3,614,286 additional warrants previously issued to other investors were also repriced to an exercise price of $0.10 per share. These transactions were all effected pursuant to Regulation S under the Securities Act of 1933, and were effected in consideration of certain releases provided by the investors to the Company in respect of certain potential unquantified claims threatened by the investors against the Company. The fair value of these shares and incremental fair value of the repriced warrants is recorded as an administration expense in the fourth quarter. The fair value of the shares is $178,500 based on the deemed price of $0.21 and the incremental fair value of the warrants is $136,544. The fair value of the warrant is estimated on the date of issuance by the Black-Scholes option valuation model using the weighted average assumptions as disclosed in note 3(n). The fair value of these warrants and the value of shares issued were recorded as an administrative expense.

      (d) On April 3, 2003, the Company issued to the former managing director of SmarTire Europe Limited a total of 353,865 common shares at a deemed price of $0.21 per share, in partial payment and settlement of the Company's obligation to pay him a termination allowance in connection with the termination of his management agreement, without cause, on October 15, 2002.

      (e) The Company has also arranged a $15.0 million and $5.0 million equity line of credit facility from separate private investment companies:

      (e) (i) On May 19, 2004, the Company arranged a $15 million equity line of credit from a private investment company. The Company may, at its discretion, draw down amounts under the facility from time to time, subject to various conditions and certain limitations until July 23, 2006. The Company will receive the proceeds of each draw down under the equity line of credit facility in payment for shares of its common stock, to be issued to the investor in two tranches for each draw down. The number of shares of the Company's common stock issuable will be determined based on a pre-set pricing period, subject to a threshold price. The Company may not draw down the facility unless the shares issuable upon the draw down of the credit facility have been registered on an effective registration statement filed in the appropriate form under the Securities Act of 1933. On September 3, 2003, the Company filed a registration statement with the Securities and Exchange Commission to register the $15 million equity line of credit. The registration statement is not effective yet. Only one draw down is permitted under the equity line during each draw down pricing period of 20 consecutive trading days, and there must be at least six trading days between each draw down pricing period. Further, each draw down (in the minimum amount of $300,000) will be limited to the greater of: (a) 300,000 and
                  (b) 12.5% of the average of the daily volume weighted average prices of the Company's common stock during the 30 day period preceding the draw down notice, multiplied by the total aggregate trading volume of the Company's common stock during each 30 day period.

                  The Company issued 1,250,000 warrants exercisable at a price of $0.1955 per share for three years as consideration of the equity line of credit. The fair value of these warrants at the date of grant is estimated at $178,259 by the Black-Scholes option valuation using the weighted average assumptions as disclosed in note 3(n). The fair value of the warrant is recorded as a deferred financing expense and will be amortized once the Company has drawn against the line of credit.

      (e) (ii) The Company has also arranged an additional $5.0 million equity line of credit. The Company may draw down the facility at its discretion provided that each draw down is at least seven trading days apart, and the maximum amount that may be drawn down at any one time is limited to $70,000 and advance notice is required. The term of the equity line of credit is 24 months. At the time of draw down against the line of credit the Company will issue common shares equal to that amount advanced divided by 99% of the stock price on the five consecutive days after the date of notice. On each date of advance of funds, the Company is to pay 1.5% of the advanced funds as a commission. On the date of the execution of the contract, the Company issued shares worth $290,000 based on the trading price of the stock of the Company on that day. Shares worth $10,000 were issued to the placement agent on February 26, 2003. As a result, the Company has recorded the fair value of the common shares as an expense, since the Company has no intentions of drawing down against this facility in the near future. The Company may draw down the facility at its discretion upon effectiveness of the registration statement to be filed by the Company in the appropriate form under the Securities Act of 1933 for the purpose of registering the shares issuable upon the draw down of the credit facility. To date, the Company has not taken any steps to file the registration statement, and has not drawn down any portion of this facility.

      (f) For the year ended July 31, 2002, the Company realized net cash proceeds of $4,856,629 from the completion of three separate private placements, each effected pursuant to Regulation S under the Securities Act of 1933. In the first private placement, the Company issued and sold 1,830,000 units for net cash proceeds of $2,955,469. Each unit was issued at a price of $1.70 and consisted of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one common share of the Company and is exercisable at a price of:

      A.    $2.30 if exercised on or before June 30, 2002;

      B. $2.80 if exercised after June 30, 2002 and on or before February 28, 2003; and

      C. $3.30 if exercised after February 28, 2003 but on or before October 31, 2003, on which date the warrant will expire.

            Advisors to the private placement were issued 58,100 share purchase warrants exercisable at a price of $1.70 and a cash commission of $149,770 plus expenses of $5,761. The warrants are exercisable over three years from the date of issuance.

            In the second private placement, the Company issued and sold 750,000 common shares at a price of $1.75 per share for net cash proceeds of $1,173,660. Advisors to the private placement were issued 52,500 share purchase warrants exercisable at a price of $1.75 and a cash commission of $131,250 plus expenses of $7,590. The warrants are exercisable over three years from the date of issuance. The fair value of these warrants at the date of grant was $95,715.

            In the third private placement, the Company issued and sold 750,000 common shares at a price of $1.00 per share for net cash proceeds of $727,500. Advisors to the private placement were issued 22,000 common shares plus a cash commission of $22,500. The fair value of these shares at the date issued was $28,358.

            The Company also realized net proceeds of $298,110 from the exercise of 200,000 warrants. On May 19, 2002, 140,000 warrants were exercised at $1.50. On June 26, 2002, 60,000 warrants issued in the Company's first private placement in fiscal 2002 were repriced from $2.30 to $1.65 and exercised and an additional 30,000 share purchase warrants exercisable at a price of $2.80 per share were issued. The new warrants are exercisable over three years from the date of issuance. Advisors to the private placement earned a cash commission of $10,890.

      (g)   Stock-based compensation plans:

            At July 31, 2003, the Company had six stock-based compensation plans that are described below:

            (i) Under the "1998 US Stock Incentive Plan" the Company may grant options to its employees for up to 300,000 common shares.

                  Under the "1998 Stock Incentive Plan" the Company may grant options to its employees for up to 600,000 common shares.

            (ii) Under the "2000 US Stock Incentive Plan" the Company may grant options to its employees for up to 200,000 common shares.

                  Under the "2000 Stock Incentive Plan" the Company may grant options to its employees for up to 800,000 common shares.

            (iii) Under the "2002 US Stock Incentive Plan" the Company may grant options to its employees for up to 100,000 common shares.

                  Under the "2002 Stock Incentive Plan" the Company may grant options to its employees for up to 900,000 common shares.

            The options currently outstanding under "1998 US Stock Incentive Plan" and the "2000 and 2002 Stock Incentive Plan" generally vest from two to four years, with the first 20% to 33% vesting at the date of grant and the balance vesting annually at each anniversary date of the grant thereafter. The exercise price of each option is based on the fair value of the common stock at the date of grant. These options have a five year term.

===============================================================================================================
                                         2003                       2002                         2001
                                -----------------------     ----------------------      -----------------------
                                    Shares    Weighted          Shares    Weighted         Shares     Weighted
                                               average                     average                     average
                                              exercise                    exercise                    exercise
                                                 price                       price                      price
---------------------------------------------------------------------------------------------------------------
 Outstanding, beginning of       1,677,250      $3.08        1,458,750       $3.20        997,625       $3.09
 year
      Options granted              778,300       1.42          484,700        2.88        498,600        3.44
      Options exercised                  -          -                -           -        (11,500)      (2.00)
      Options forfeited           (741,150)     (2.80)        (266,200)      (3.40)       (25,975)      (2.99)
---------------------------------------------------------------------------------------------------------------

 Outstanding, end of year        1,714,400      $2.54        1,677,250       $3.08       1,458,750      $3.20
===============================================================================================================

=======================================================================================================
                                    Options outstanding                        Options exercisable
                       ------------------------------------------    ----------------------------------
Range of                     Number      Weighted      Weighted            Number             Weighted
exercise prices           of shares       average       average       exercisable              average
                                        remaining      exercise                               exercise
                                      contractual         price                                  price
                                             life
-------------------------------------------------------------------------------------------------------
$0.36 - 2.89              1,053,306          3.61         $1.84           662,326                $1.75
$2.90 - 5.63                661,094          2.27          3.64           528,293                 3.57
-------------------------------------------------------------------------------------------------------

$0.36 - 5.63              1,714,400          3.09         $2.54         1,190,619                $2.56
=======================================================================================================


            The Company normally issues options to directors at fixed exercise prices. 75,000 options issued to directors and outstanding as at July 31, 2003 (2002 - 120,000) vest immediately, but if not exercised each year, there is an annual 20% increase in the exercise price until the options expire. For accounting purposes these options are considered to be variable in nature and compensation expense is recorded to the extent of increases in the market value of the underlying common shares as compared to the exercise price at each reporting period.

            Where options issued after January 18, 2001 have an exercise price in a currency that is not either the (a) functional currency of the Company, or (b) the currency in which the employee is paid, the options are to be accounted for as variable plan options and compensation expense will be recorded equal to changes in the market value of the underlying common shares at each reporting period. During the year ended July 31, 2003 and 2002, the Company granted options in U.S. dollars when the functional currency of the Company is the Canadian dollar. Most employees of the Company are paid in either Canadian dollars or British pounds sterling. Accordingly, these employee options are considered to be variable options.

            The compensation expense (recovery) for these variable options for the year ended July 31, 2003 is nil [2002 - ($3,190); 2001 -
            $3,190]. In addition, compensation expense is recognized to the extent that options are granted having an exercise price less than the market price of the underlying common stock on the date of grant.

      (h)   Warrants:

            As at July 31, 2003, warrants outstanding were exercisable for 32,154,507 (2002 - 2,030,317) common shares of the Company. The warrants entitle the holders to purchase common shares of the Company at prices ranging from $0.10 to $2.80 per share and expire on various dates until July 24, 2008.

            The exercise price of warrants issued were not less than the market price of the Company's common shares at the date of issuance.

10.   FINANCIAL INSTRUMENTS:

      (a)   Fair value of financial instruments:


            The carrying values of cash and cash equivalents, receivables, accounts payable and accrued liabilities, promissory notes payable and convertible debentures approximate their fair values due to being in a ready cash form or the short-term maturity of these instruments.

      (b)   Credit risk:

            The majority of the Company's activities are concentrated in the automotive industry and sales are primarily to a few major customers (note 15). To reduce credit risk, management performs ongoing credit evaluations of its customers' financial condition. The Company maintains reserves for potential credit losses based on a risk assessment of its customers.

      (c)   Foreign currency risk:

            The Company operates internationally which gives rise to the risk that cash flows may be adversely impacted by exchange rate fluctuations. To July 31, 2003, the Company has not entered into derivatives or other hedging instruments to mitigate its foreign exchange risk.


11.   RELATED PARTY TRANSACTIONS:

During the year ended July 31, 2003, the Company paid $271,921 (2002 - $115,900) for consulting services and financing fees on the private sales of its common stock and issued 621,143 share purchase warrants at exercise prices ranging from $0.10 to $0.70 for financing services to a company in which a former director (resigned in March, 2003) of the Company had significant influence. These options expired unexercised 30 days after the former director ceased to be a director of the Company.

12.  INCOME TAXES:

         Effective tax rate:
     (a)

         The effective income tax rates differ from the Canadian statutory rates for the following reasons:

        =======================================================================
                                            2003         2002          2001
        -----------------------------------------------------------------------

        Canadian statutory tax rate           38.5%         41.7%          45.6%

        Computed tax expense          $ (3,817,132)  $(2,847,766)  $ (2,511,200)
        Foreign losses tax affected        192,027       128,066        260,118
        at lower rates
        Reduction in effective tax               -       483,059      1,600,378
        rates
        Permanent and other                387,870       975,676        115,318
        differences
        Change in valuation allowance    3,237,235     1,260,965        535,386
        -----------------------------------------------------------------------

                                      $          -   $         -   $          -
        =======================================================================


      (b) Deferred tax assets and liabilities:

        =======================================================================
                                            2003         2002          2001
         ----------------------------------------------------------------------

         Deferred tax assets:
           Fixed and other assets,
           accounting
             depreciation in excess
               of tax                 $    861,607   $   519,987   $    328,787
           Loss carryforwards           14,148,423    11,472,671     10,137,211
           Scientific research and
           development
             expenses                      359,733       319,525        352,985
           Share issue costs               373,523       192,718        218,050
           Others                                -         1,150        208,053
         ----------------------------------------------------------------------

         Total gross deferred tax
           assets                        15,743,286    12,506,051    11,245,086
         Valuation allowance            (15,743,286)  (12,506,051)  (11,245,086)
         ----------------------------------------------------------------------

         Net deferred tax assets      $          -   $          -  $          -
        =======================================================================


      In assessing the realizability of future tax assets, Management considers whether it is more likely than not that some portion or all of the future tax assets will be realized. The ultimate realization of the future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

            For Canadian tax purposes, the Company has approximately $27,200,000 of non-capital losses for income tax purposes available at July 31, 2003 to reduce taxable income of future years. These losses will expire as follows:

        ----------------------------------------------------------------------

         2004                                                    $  2,600,000
         2005                                                       3,000,000
         2006                                                       7,200,000
         2007                                                         200,000
         2008                                                       4,100,000
         2009                                                       5,200,000
         2010                                                       4,900,000
        ----------------------------------------------------------------------

                                                                 $  27,200,000
        ----------------------------------------------------------------------


            Additionally, for Canadian tax purposes, the Company has scientific research and development expenditures of $1,010,000 available to reduce future taxable income indefinitely.

            For United States tax purposes, the Company has approximately $5,700,000 of net operating losses for income tax purposes available at July 31, 2003 to reduce taxable income of future years. These losses will expire as follows:

        ----------------------------------------------------------------------

         2012                                                   $     100,000
         2013                                                       1,000,000
         2019                                                       1,800,000
         2020                                                       1,300,000
         2021                                                         400,000
         2022                                                         800,000
         2023                                                         300,000
        ----------------------------------------------------------------------

                                                                $   5,700,000
        ----------------------------------------------------------------------


            For United Kingdom tax purposes, the Company has approximately $8,600,000 of non-capital losses for income tax purposes available at July 31, 2003 to reduce taxable income of future years. These losses may be carried forward indefinitely.

13.   EARNINGS (LOSS) PER SHARE:

      The weighted average number of shares outstanding used in the computation of earnings (loss) per share were as follows:

      --------------------------------------------------------------------------
                                                   2003        2002       2001
      --------------------------------------------------------------------------

       Weighted-average shares used in
       computation of basic earnings (loss)
       per share                             26,771,427  16,743,977  14,296,240

       Weighted average shares from assumed
         conversion of dilutive warrants
         and options                                  -           -           -
      --------------------------------------------------------------------------

       Fully diluted weighted average
       number of common shares               26,771,427  16,743,977  14,296,240
      --------------------------------------------------------------------------


14.   COMMITMENTS AND CONTINGENCIES:

      (a) The Company is committed to the following payments under operating leases, and service agreements for premises and certain equipment and consultants:

         ---------------------------------------------------------------------

          2004                                                   $  1,371,320
          2005                                                        344,569
          2006                                                        142,200
          2007                                                        123,803
          2008                                                        123,803

         ---------------------------------------------------------------------


      (b) Cash and short-term investments are used to secure credit card advances in the amount of $25,000 (2002 - $40,777).

      (c) Included in accounts payable is $250,000 payable within the next four months to a supplier for non-recoverable engineering fees.

      (d)   Product warranties:

            The Company provides for estimated warranty costs at the time of product sale. Warranty expense accruals are based on best estimate with reference to historical claims experience. As warranty estimates are based on forecasts, actual claim costs may differ from amounts provided. An analysis of changes in liability for product warranties follows:

         =====================================================================

          Balance, August 1, 2001                                $     6,522

          Provision increase                                           3,284
          Expenditures                                                  (692)
         ---------------------------------------------------------------------

          Balance, July 31, 2002                                       9,114

          Provision increase                                          29,946
          Expenditures                                               (18,622)
         ---------------------------------------------------------------------

          Balance, July 31, 2003                                 $    20,438
         =====================================================================


15.   SEGMENTED INFORMATION:

      The Company operates in the wireless tire monitoring technology industry. Management of the Company makes decisions about allocating resources based on this one operating segment. Geographic information is as follows:

      Revenue from external customers:

     =========================================================================
                                                   Revenue from
                                                external customers
                                      ----------------------------------------
                                            2003           2002          2001
     -------------------------------------------------------------------------

     United States                  $    509,228  $     524,516  $    581,514
     United Kingdom                      261,905        266,638       198,097
     Italy                               391,169         12,629             -
     China                               243,866              -             -
     Other                               396,428        208,561             -
     -------------------------------------------------------------------------

                                    $  1,802,596  $   1,012,344  $    779,611
     =========================================================================

     73% of the Company's fixed assets are in Canada and 27% are in Europe.

     Major customers, representing 10% or more of total sales, include:

     =========================================================================
                                            2003           2002          2001
     -------------------------------------------------------------------------

     Customer A                     $          -  $      27,995       143,788
     Customer B                           44,910         36,003       246,803
     Customer C                          127,413        143,487       126,742
     Customer D                          109,270        187,314             -
     Customer E                          391,169              -             -

     =========================================================================


16.   SUBSEQUENT EVENTS:

      (a) Subsequent to the year end, the Company registered 2,000,000 and 8,000,000 common shares for its "2003 US Stock Incentive Plan" and "2003 Non U.S. Stock Incentive Plan" respectively.

      (b) Subsequent to the year end, the Company issued 200,000 common shares with a fair market value of $0.17 per share and 300,000 share purchase warrants with an exercise price of $0.17 per share for services received. The Company also issued 2,564,075 common shares to convert $333,775 of debt and interest.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

         You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of SmarTire, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

         No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by SmarTire Systems Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under our Bylaw, subject to the Business Corporations Act (Yukon Territory) and subject to court approval in certain circumstances, we must indemnify each of our current or former directors and officers, and any a person who acts or has acted at our request as a director or officer of a corporation of which we are or were a shareholder or creditor, and any such indemnified person's heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of serving or having served as a director or officer of our company or such corporation, if: (a) he or she acted honestly and in good faith with a view to the best interests of our company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

         Under section 126 of the Business Corporations Act (Yukon Territory), court approval is required for us to indemnify any of the foregoing persons in respect of an action by or on behalf of our company, or by or on behalf of any corporation of which we are or were a shareholder or creditor, to procure a judgment in our or its favor, as the case may be. Court approval may be granted for us to indemnify any such person against all costs, charges and expenses reasonably incurred by him or her in connection with the action only if: (a) he or she acted honestly and in good faith with a view to the best interests of our company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

         Section 126 of the Business Corporations Act (Yukon Territory) goes on to provide that, in any event, any of the foregoing persons is entitled to be indemnified by us in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defence of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of our company or a corporation of which we are or were a shareholder or creditor, if he or she: (a) was substantially successful on the merits in his or her defence of the action or proceeding; (b) is fairly and reasonably entitled to indemnity, (c) acted honestly and in good faith with a view to the best interests of our company; and
(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

         Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees. (NEED TO UPDATE)


SEC registration fees                                              $1,200

Printing and engraving expenses                                 $5,000(1)

Accounting fees and expenses                                   $10,000(1)

Legal fees and expenses                                        $35,000(1)

Transfer agent and registrar fees                               $5,000(1)

Fees and expenses for qualification under state
securities laws                                                        $0

Miscellaneous                                                   $1,000(1)

Total                                                             $57,200

(1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

         On May 20, 2004, 1,000,000 warrants were exercised at an exercise price of $0.12 per share to a non-U.S. person upon exercise of warrants previsouly granted to it. The shares were issued in an offshore transaction relying on Regulation S under the Securities Act of 1933.

         On May 19,  2004,  we  entered  into a  $15.0  million  standby  equity distribution agreement with Selling stockholder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. We may draw down the facility at its discretion provided that each draw down is at least seven trading days apart, and the maximum amount that may be drawn down at any one time is limited to $500,000 and advance notice is required. The term of the equity line of credit is 24 months. At the time of draw down against the line of credit we will issue common shares equal to that amount advanced divided by 98% of the lowest bid price on the five consecutive days after the date of notice. On each date of advance of funds, we are to pay 5% placement fee. We may draw down the facility at its discretion upon effectiveness of the registration statement to be filed in the appropriate form under the Securities Act of 1933 for the purpose of registering the shares issuable upon the draw down of the credit facility.

         On April 30, 2004, 500,000 warrants were exercised at an exercise price of $0.104 per share to a U.S. person upon exercise of warrants previously granted to it. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

         By conversion notice effective April 15, 2004, a holder of 8% convertible debentures (described below) elected to convert $100,000 of principal and $6,067 in accrued interest outstanding under the convertible debentures. In response, we issued 823,680 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

         On April 2, 2004, we issued a total of 1,399,676 shares of our common stock, at a deemed issue price of $0.1040 per share, to the holders of the discounted convertible debentures (described below), upon exercise of our right to effect payment of the first monthly redemption amount due under the discounted convertible debentures in shares of our common stock. We relied on section 3(a)(9) and/or section 4(2) of the Securities Act of 1933 in issuing these shares.

         On March 2, 2004, we issued a total of 1,033,851 shares of our common stock, at a deemed issue price of $0.1408 per share, to the holders of the discounted convertible debentures (described below), upon exercise of our right to effect payment of the first monthly redemption amount due under the discounted convertible debentures in shares of our common stock. We relied on section 3(a)(9) and/or section 4(2) of the Securities Act of 1933 in issuing these shares.

         On March 2, 2004, we issued a total of 1,033,851 shares of our common stock, at a deemed issue price of $0.1408 per share, to the holders of the discounted convertible debentures (described below), upon exercise of our right to effect payment of the first monthly redemption amount due under the discounted convertible debentures in shares of our common stock. We relied on section 3(a)(9) and/or section 4(2) of the Securities Act of 1933 in issuing these shares.

         On February 3, 2004, we issued a total of 812,045 shares of our common stock, at a deemed issue price of $0.1613 per share, to six of the holders of the discounted convertible debentures (described below), upon exercise of our right to effect payment of the first monthly redemption amount due under the discounted convertible debentures in shares of our common stock. We relied on section 3(a)(9) and/or section 4(2) of the Securities Act of 1933 in issuing these shares.

         By conversion notice effective January 27, 2004, a holder of 8% convertible debentures (described below) elected to convert $84,000 of principal and $3,621 in accrued interest outstanding under the convertible debentures. In response, we issued 667,331 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

         By conversion notice dated January 12, 2004, a holder of 8% convertible debentures (described below) elected to convert $130,000 of principal and $5,171 in accrued interest outstanding under the convertible debentures. In response, we issued 1,030,965 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

         On December 24, 2003, we closed a private placement of discounted convertible debentures in the aggregate principal amount of $3,493,590, maturing April 1, 2006, to seven accredited investors pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, for gross proceeds of $2,725,000. Principal under each discounted convertible debenture may be converted by the holder in whole or in part and from time to time at a conversion price of $0.22 per share, subject to adjustment as set forth in the convertible debentures. The discounted convertible debentures are subject to mandatory redemption in equal monthly payments. We may elect to make the monthly redemption payments in shares of our common stock at a conversion price equal to the lesser of (a) the set price of $0.22 per share (subject to adjustment pursuant to the anti-dilution provisions contained in the debentures), and (b) 85% of the average of the 20 closing prices of our common stock immediately preceding the applicable monthly redemption date, provided that certain conditions are met. In connection with this private placement, each purchaser of discounted convertible debentures also received a warrant to purchase that number of shares of our common stock equal to 50% the principal amount of such purchaser's convertible debentures divided by the set conversion price of $0.22 per share. Warrants to purchase an aggregate total of 7,939,978 shares of our common stock were issued, and are exercisable until December 24, 2006 at an exercise price of $0.25 per share.

         On December 24, 2003, we issued to HPC Capital Management, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a warrant to purchase up to 109,000 shares of our common stock, exercisable until December 24, 2006, at an exercise price of $0.25 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of placement fee in connection with the private placement of the discounted convertible debentures.

         On November 10, 2003, in consideration for their agreement to immediately exercise a total of 7,478,635 outstanding warrants at a reduced exercise price of $0.1771 per share, we issued to three of the four purchasers of our 7% convertible debentures (described below), a total of 7,478,635 additional warrants exercisable for a period of five years at an exercise price of $0.1771 per share. The outstanding warrants that were exercised were originally issued with an exercise price of $0.2645 per share. We issued a total of 7,478,635 shares of our common stock upon the exercise of the outstanding warrants for gross proceeds of $1,324,466, and the 7,478,635 additional warrants, pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933. Each of the purchasers represented that it is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933.

         On October 27, 2003, in consideration for its agreement to immediately exercise a total of 3,290,596 outstanding warrants at a reduced exercise price of $0.20 per share, we issued to one of the four purchasers of the 7% convertible debentures, Palisades Master Fund, a total of 3,290,596 additional warrants exercisable for a period of five years at an exercise price of $0.20 per share. The outstanding warrants that were exercised were originally issued with an exercise price of $0.2645 per share. We issued a total of 3,290,596 shares of our common stock upon the exercise of the outstanding warrants for gross proceeds of $658,119, and the 3,290,596 additional warrants, pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933. The purchaser represented that it is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933. In light of the reduced exercise price of the additional warrants issued to the other three warrant holders, we subsequently agreed to reduce the exercise price of the 3,290,596 additional warrants issued to
Palisades Master Fund, and the exercise price of 194,000 warrants previously issued to HPC Capital Management, from $0.20 to $0.1771 per share. All other terms of the warrants, including their expiry date, remain the same. In addition, we paid $75,354.65 to Palisades Master Fund as an early participation bonus, being an amount equal to the difference between the aggregate exercise price that Palisades Master Fund paid upon the exercise of its 3,290,596 outstanding warrants at $0.20 per share and the aggregate exercise price that Palisades Master Fund would have paid if it had had the benefit of the reduced exercise price of $0.1771 per share.

         On October 27, 2003, in consideration of its agreement to immediately exercise a total of 194,000 outstanding warrants, we issued to HPC Capital Management, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a total of 194,000 additional warrants, exercisable for a period of five years at an exercise price of $0.20 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933. HPC Capital Management represented that it is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933.

         By conversion notice dated October 21, 2003, a holder of 8% convertible debentures (described below) elected to convert $75,000 of principal and $1,600 in accrued interest outstanding under the convertible debentures. In response, we issued 585,525 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

         By conversion notice dated October 10, 2003, a holder of 7% convertible debentures (described below) elected to convert $66,667 of principal and $1,503 in accrued interest outstanding under the convertible debentures. In response, we issued 522,626 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

         By conversion notice dated October 9, 2003, a holder of 8% convertible debentures (described below) elected to convert $300,000 of principal and $5,333 in accrued interest outstanding under the convertible debentures. In response, we issued 2,343,858 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

         By conversion notice dated October 6, 2003, a holder of 8% convertible debentures (described below) elected to convert $156,000 of principal and $2,808 in accrued interest outstanding under the convertible debentures. In response, we issued 1,219,366 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

         By conversion notice dated October 3, 2003, a holder of 7% convertible debentures (described below) elected to convert $100,000 of principal and $2,119 in accrued interest outstanding under the convertible debentures. In response, we issued 784,164 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933

         By conversion notice dated October 1, 2003, a holder of 8% convertible debentures (described below) elected to convert $200,000 of principal and $3,778 in accrued interest outstanding under the convertible debentures. In response, we issued 1,562,763 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

         By conversion notice dated September 24, 2003, a holder of 8% convertible debentures (described below) elected to convert $100,000 of principal and $2,061 in accrued interest outstanding under the convertible debentures. In response, we issued 783,930 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

         By conversion notice dated September 10, 2003, a holder of 7% convertible debentures (described below) elected to convert $130,000 of principal and $1,560 in accrued interest outstanding under the convertible debentures. In response, we issued 1,010,612 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

         By conversion notices dated September 9, 2003 and September 10, 2003, a holder of 7% convertible debentures (described below) elected to convert $70,000 and $50,000 of principal and $840 and $611 in accrued interest outstanding under the convertible debentures. In response, we issued 932,769 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

         By conversion notice dated August 27, 2003, a holder of 7% convertible debentures (described below) elected to convert $80,000 of principal and $764 in accrued interest outstanding under the convertible debentures. In response, we issued 620,694 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

         On August 15, 2003, we issued to Epoch Financial Group, Inc., an accredited investor, a warrant to purchase up to 300,000 shares of our common stock, exercisable at any time during the five-year period ending on August 15, 2008, at an exercise price of $0.17 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of an engagement fee.

         On August 14, 2003, we issued to HPC Capital Management, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a total of 200,000 fully-paid and non-assessable shares of our common stock at a deemed price of $0.17 per share. We issued these shares pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of an engagement fee.

         By conversion notice dated July 30, 2003, a holder of 7% convertible debentures (described below) elected to convert $50,000 of principal and $486 in accrued interest outstanding under the convertible debentures. In response, we issued 391,674 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

         By conversion notice dated July 28, 2003, a holder of 7% convertible debentures (described below) elected to convert $300,000 of principal and $2,392 in accrued interest outstanding under the convertible debentures. In response, we issued 2,323,648 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

         On July 25, 2003, we issued at the direction of West Sussex Trading, Inc. a total of 224,000 warrants to three accredited investors in partial payment of placement fees, relying on Rule 506 of Regulation D, Section 4(2) of the Securities Act of 1933 and/or Regulation S under the Securities Act of 1933. Each warrant is exercisable until July 25, 2008 at an exercise price of $0.10 per share.

         On May 19, 2004, we entered into a $15.0 million equity line of credit facility with an accredited investor relying on Rule 506 of Regulation D and/or
Section 4(2) of the Securities Act of 1933. We may, in our discretion, draw down amounts under the facility from time to time, subject to various conditions and certain limitations. We will receive the proceeds of each draw down under the equity line of credit facility in payment for shares of our common stock, to be issued to the investor in two tranches for each draw down. The number of shares of our common stock so issuable will be determined with reference to a draw down pricing period of 20 consecutive trading days, as specified in the draw down notice, subject to a threshold price to be designated by us in connection with the draw down as the lowest price at which we will sell shares of common stock to the investor. Each draw down will be limited to the greater of: (a) $300,000 and (b) 12.5% of the average of the daily volume weighted average prices of our common stock during the 30-day period preceding the draw down notice, multiplied by the total aggregate trading volume of our common stock during such 30-day period; subject to a minimum draw down amount of $300,000. Only one draw down is permitted under the equity line during each draw down pricing period of 20 consecutive trading days, and there must be at least six trading days between each draw down pricing period. We may not draw down the facility unless the shares issuable upon the draw down of the credit facility have been registered on an effective registration statement filed in the appropriate form under the Securities Act of 1933.

         On May 19, 2004, relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, we issued to the investor under the $15.0 million equity line of credit, as a commitment fee, a warrant to purchase up to 1,000,000 shares of our common stock, exercisable until July 23, 2006 at an exercise price of $0.1955 per share.

         On May 19, 2004, we issued to HPC Capital Management, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a warrant to purchase up to 250,000 shares of our common stock, exercisable until July 23, 2006, at an exercise price of $0.1955 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of placement fee in connection with the $15.0 million equity line of credit.

         On July 17, 2003, we closed a private placement of 8% convertible debentures to four accredited investors pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, for gross proceeds of $1,700,000. Principal under the convertible debentures in the aggregate principal amount of $1,700,000 may be converted by the holder in whole or in part and from time to time at a conversion price of $0.13 per share, and interest may be converted at a price per share equal to 90% of the average closing bid price of our common stock during the 20 trading days immediately preceding the conversion date, in each case subject to adjustment as set forth in the convertible debentures. In connection with this private placement, each of the purchasers of the 8% convertible debentures also received warrants to purchase that number of shares of our common stock determined by dividing the principal amount of such purchaser's convertible debentures by the base conversion price of $0.13 per share, for an aggregate total of 13,076,922 warrants exercisable until July 17, 2008 at $0.1771 per share.

         On July 17, 2003, we issued to HPC Capital Management, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a warrant to purchase up to 68,000 shares of our common stock, exercisable until July 17, 2008, at an exercise price of $0.1771 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of placement fee in connection with the private placement of 8% convertible debentures.

         By conversion notice dated July 14, 2003, a holder of 7% convertible debentures (described below) elected to convert $200,000 of principal and $1,180 in accrued interest outstanding under the convertible debentures. In response, we issued 1,540,205 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

         By conversion notice dated July 11, 2003, a holder of 7% convertible debentures (described below) elected to convert $305,555 of principal and $2,258 in accrued interest outstanding under the convertible debentures. In response, we issued 2,366,124 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

         By conversion notice dated July 10, 2003, a holder of 7% convertible debentures (described below) elected to convert $279,167 of principal and $1,628 in accrued interest outstanding under the convertible debentures. In response, we issued 2,166,062 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

         By conversion notice dated June 30, 2003, a holder of 7% convertible debentures (described below) elected to convert $200,000 of principal and $1,580 in accrued interest outstanding under the convertible debentures. In response, we issued 1,543,469 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

         By conversion notices dated June 17, 2003, three holders of 7% convertible debentures (described below) elected to convert a total of $356,111 of principal and $957 in accrued interest outstanding under the convertible debentures. In response, we issued a total of 2,729,486 shares of our common stock to the debenture holders relying on Rule 506 of Regulation D and/or
Section 4(2) of the Securities Act of 1933.

         By conversion notice dated June 12, 2003, a holder of 7% convertible debentures (described below) elected to convert $260,000 of principal and $358 in accrued interest outstanding under the convertible debentures. In response, we issued 2,008,821 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

         By conversion notices dated June 11, 2003, two holders of 7% convertible debentures (described below) elected to convert a total of $387,500 of principal and $1,249 in accrued interest outstanding under the convertible debentures. In response, we issued a total of 2,988,859 shares of our common stock to the debenture holders relying on Rule 506 of Regulation D and/or
Section 4(2) of the Securities Act of 1933.

         By conversion notice dated June 9, 2003, a holder of 7% convertible debentures (described below) elected to convert $195,000 of principal and $758 in accrued interest outstanding under the convertible debentures. In response, we issued 1,505,754 shares of our common stock to the debenture holder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

         On May 27, 2003, we issued 1,050,000 shares of common stock to a non-U.S. person upon exercise of warrants previously granted to it. The shares were issued in an offshore transaction relying on Regulation S under the Securities Act of 1933.

         On May 27, 2003, we issued to Impact Capital Partners Limited, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, warrants to purchase up to an aggregate of 168,325 shares of our common stock, exercisable at any time during the five-year period ending on May 27, 2008, at exercise prices of: (a) with respect to 23,881 warrants, $0.74 per share; (b) with respect to 44,444 warrants, $0.40 per share; and (c) with respect to 100,000 warrants, $0.22 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) under the Securities Act of 1933, in partial payment of a placement fee in connection with the private placement of certain convertible debentures and the issuance of a short-term secured promissory note to Selling stockholder.

         On May 15, 2003, June 11, 2003 and June 17, 2003, we closed the constituent tranches of a three-tranche private placement of 7% convertible debentures to four accredited investors pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, for gross proceeds of $2,800,000. Principal under the convertible debentures in the aggregate principal amount of $2,800,000 may be converted by the holder in whole or in part and from time to time at a conversion price of $0.13 per share, and interest may be converted at a price per share equal to 90% of the average closing bid price of our common stock during the 20 trading days immediately preceding the conversion date, in each case subject to adjustment as set forth in the convertible debentures. In connection with this private placement, each of the purchasers of the 7% convertible debentures also received warrants to purchase that number of shares of our common stock determined by dividing 50% of the principal amount of such purchaser's convertible debentures by the base conversion price of $0.13 per share, for an aggregate total of 10,769,231 warrants exercisable until May 19, 2008 at $0.2645 per share.

         By conversion notice dated May 16, 2003, Cornell Capital Partners elected to convert $100,000 of principal and $5,854.02 in accrued interest outstanding under certain convertible debentures (described below) that were issued on November 21, 2002 and January 31, 2003. The conversion price was $0.20. In response, we issued 529,270 shares to Cornell Capital Partners relying on Section 4(2) of the Securities Act of 1933.

         On May 15, 2003, we issued to HPC Capital Management, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a warrant to purchase up to 112,000 shares of our common stock, exercisable at any time during the five-year period ending on May 15, 2008, at an exercise price of $0.13 per share. We also issued to HPC Capital Management a warrant to purchase up to 14,000 shares of our common stock exercisable at any time until May 15, 2008 at an exercise price of $0.10 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of placement fees: (a) with reference to the warrant to purchase up to 112,000 shares of common stock, in connection with the private placement of the 7% convertible debentures; and (b) with reference to the warrant to purchase up to 14,000 shares of our common stock, in connection with a private placement of 3,500,000 units (each consisting of one common share and one-half of a non-transferable share purchase warrant), issued on March 31, 2003 at a price of $0.10 per unit in an offshore transaction pursuant to Regulation S under the Securities Act of 1933.

         On May 15, 2003, we issued to Dunwoody Brokerage Services, Inc., a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a warrant to purchase up to 100,000 shares of our common stock, exercisable at any time during the five-year period ending on May 15, 2008, at an exercise price of $0.135 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) under the Securities Act of 1933, in partial payment of a placement fee in connection with the private placement of the 7% convertible debentures.

         By conversion notice dated May 14, 2003, Cornell Capital Partners elected to convert $125,000 of principal outstanding under certain convertible debentures (described below) that were issued on November 21, 2002 and January 31, 2003. The conversion price was $0.20. In response, we issued 625,000 shares to Cornell Capital Partners relying on Section 4(2) of the Securities Act of 1933.

         On May 7, 2003, we issued at the direction of West Sussex Trading, Inc. a total of 40,000 warrants to three accredited investors in partial payment of placement fees in connection with the private placement of 500,000 units on May 5, 2003 described below, relying on Rule 506 of Regulation D, Section 4(2) of the Securities Act of 1933 and/or Regulation S under the Securities Act of 1933. Each warrant is exercisable until May 7, 2008 at an exercise price of $0.10 per share.

         On May 7, 2003, we issued at the direction of West Sussex Trading, Inc. a total of 57,143 warrants to four accredited investors in partial payment of placement fees, relying on Rule 506 of Regulation D, Section 4(2) of the Securities Act of 1933 and/or Regulation S under the Securities Act of 1933. Each warrant is exercisable until May 7, 2008 at an exercise price of $0.35 per share.

         On May 5, 2003, we issued 500,000 units at a price of $0.10 per unit in an offshore transaction pursuant to Regulation S under the Securities Act of 1933. We realized gross cash proceeds of $50,000 from this private placement. Each unit consists of one share of our common stock and two non-transferable share purchase warrants. Each whole warrant entitles the holder to purchase an additional share of our common stock at a price of $0.12 per share until April 30, 2004. In connection with this private placement, we have paid placement and advisory fees of $4,000.

         On May 6, 2003, we issued 850,000 shares at a deemed price of $0.21 per share to an accredited investor and, as disclosed below, we repriced 1,000,000 warrants previously issued to the investor on December 20, 2002, thereby reducing the exercise price of the warrant from $0.70 per share to $0.10 per share. An aggregate of 3,614,286 additional warrants previously issued to four other investors in connection with the offshore private placements effected by us on November 4, 2002, December 20, 2002 and February 14, 2003 (each of which are discussed below), were also repriced to have an exercise price of $0.10 per share. These transactions were all effected pursuant to Regulation S under the Securities Act of 1933, and were effected in consideration of certain releases provided by the investors to our company in respect of certain potential unquantified claims threatened by the investors against our company.

         On March 31, 2003, we issued 3,500,000 units at a price of $0.10 per unit in an offshore transaction pursuant to Regulation S under the Securities Act of 1933. Each unit consists of one common share and one-half of a non-transferable share purchase warrant. Each whole warrant entitles the holder to purchase an additional share of our common stock at a price of US$0.16 per share until March 31, 2005. We have paid a placement fee of $28,000 in connection with this private placement.

         By conversion notice dated March 14, 2003, Cornell Capital Partners elected to convert $125,000 of principal outstanding under the convertible debentures that were issued on November 21, 2002. The conversion price was $0.064, which is equal to 80% of the lowest closing bid price for the five day period prior to March 14, 2003. On March 20, 2003, we issued 1,953,125 shares to Cornell Capital Partners relying on Section 4(2) of the Securities Act of 1933.

         On April 3, 2003, we issued to Ian Bateman a total of 353,865 shares of our common stock at a deemed price of $0.17 per share, in partial payment and settlement of our obligation to pay him a termination allowance in connection with the termination of his management agreement, without cause, on October 15, 2002. We issued these shares to Mr. Bateman in an offshore transaction pursuant to Regulation S under the Securities Act of 1933.

         On February 24, 2003, we issued 32,258 shares of our common stock to the placement agent that we have engaged in connection with the $5.0 million equity line of credit facility described below, as a commitment fee in consideration of the placement agent's agreement to act in such capacity. We issued the shares to the placement agent, an accredited investor, at a deemed price of $0.31 per share relying on Rule 506 and/or Section 4(2) of the Securities Act of 1933.

         On February 19, 2003, we entered into a $5.0 million equity line of credit facility with an accredited investor relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. This replaces and supersedes the equity line of credit facility we entered into on November 21, 2002. We may draw down the facility at its discretion provided that each draw down is at least seven trading days apart, and the maximum amount that may be drawn down at any one time is limited to $70,000 and advance notice is required. The term of the equity line of credit is 24 months. At the time of draw down against the line of credit we will issue common shares equal to that amount advanced divided by 99% of the stock price on the five consecutive days after the date of notice. On each date of advance of funds, we are to pay 1.5% of the advanced fund as a commission. On the date of the execution of the contract, we issued shares worth $300,000 based on the trading price of our stock on that day. We may draw down the facility at its discretion upon effectiveness of the registration statement to be filed in the appropriate form under the Securities Act of 1933 for the purpose of registering the shares issuable upon the draw down of the credit facility.

         On February 14, 2003, we issued 714,286 units at a price of $0.35 per unit in an offshore transaction pursuant to Regulation S under the Securities Act of 1933. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.42 per share until February 13, 2006. Effective May 6, 2003, these warrants were repriced at $0.10 per share. Advisors to the private placement are entitled to a commission of $20,000 plus 57,143 purchase warrants exercisable at $0.35 per share until February 13, 2008. Of the 57,143 share purchase warrants, 9,524 were issued pursuant to one accredited person pursuant to Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933 and 47,619 were issued to three persons in an offshore transaction pursuant to Regulation S of the Securities Act of 1933.

         On February 12, 2003, Cornell Capital Partners elected to convert $40,000 of principal outstanding under the convertible debentures that were issued on November 21, 2002. The conversion price was $0.256, which is equal to 80% of the lowest closing bid price for the five day period prior to February 12, 2003. We issued 156,250 shares to Cornell Capital Partners relying on Rule 506 and/or Section 4(2) of the Securities Act of 1933.

         On February 10, 2003, Cornell Capital Partners elected to convert $10,000 of principal outstanding under the convertible debentures that were issued on November 21, 2002. The conversion price was $0.28, which is equal to 80% of the lowest closing bid price for the five day period prior to February 10, 2003. We issued 35,714 shares to Cornell Capital Partners relying on Rule 506 and/or Section 4(2) of the Securities Act of 1933.

         On February 3, 2003, we granted stock options to purchase an aggregate of up to 26,300 shares of our common stock at $0.37 per share. The options have a five year term and were granted to two of our directors in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

         On January 31, 2003, we issued a convertible debenture to Selling stockholder, an accredited investor, relying on Rule 506 of Regulation D and/or
Section 4(2) of the Securities Act of 1933. This constituted the second and final tranche of a $400,000 private placement effected by us pursuant to a Securities Purchase Agreement dated November 21, 2002. We issued a single convertible debenture maturing November 21, 2004 and having a face principal amount of $200,000. The convertible debenture was issued at an 8% discount, for gross proceeds of $184,000. Our obligations under the convertible debentures were secured against all of our present and after-acquired personal property, assets and undertaking. Such security interest was subordinated to the security interest previously granted by us to TRW Inc. in all of our present and after-acquired personal property, assets and undertaking.

         On January 30, 2003, we granted stock options to purchase an aggregate of up to 118,000 shares of our common stock. 114,000 options vest immediately and if exercised before January 30, 2004 the exercise price is $0.36, if exercised after January 30, 2004 but before January 30, 2005 the exercise price is $0.43 and if exercised after January 30, 2005, the exercise price is $0.52. Of the other 4,000 options, 1,334 vest immediately at an exercise price of $0.36, 1,333 vest on January 2, 2004 at an exercise price of $0.43 and 1,333 vest on January 2, 2005 at an exercise price of $0.52. The options have a five year term and were granted to five of our directors, officers and/or employees in reliance upon either Regulation S or Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

         On January 15, 2003, we issued 300,000 share purchase warrants in payment of a placement fee related to the private placement of units on November 4, 2002 and December 20, 2002. We issued 236,667 warrants in an offshore transaction to three non-U.S. persons in reliance upon Regulation S of the Securities Act of 1933. We issued 63,333 warrants to one accredited person pursuant to Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. 160,000 of the warrants are exercisable at $0.50 per share until November 4, 2007, 60,000 of the warrants are exercisable at $0.67 until December 15, 2007 and 80,000 of the warrants are exercisable at $0.70 per share until December 15, 2007.

         On January 2, 2003, we granted stock options to acquire an aggregate of up to 18,000 shares of our common stock. 6,000 of the options are exercisable at $1.00 per share, 6,000 vest on January 2, 2004 and are exercisable at $1.20 per share and 6,000 vest on January 2, 2005 and are exercisable at $1.44 per share. The options have a five year term and were granted to an employee in reliance on Regulation S and/or Section 4(2) of the Securities Act of 1933.

         On December 20, 2002, we issued 750,000 units at a price of $0.67 per unit in an offshore transaction pursuant to Regulation S under the Securities Act of 1933. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.85 per share until December 15, 2005. Effective May 6, 2003, these warrants were repriced at $0.10 per share. Advisors to the private placement were paid placement and advisory fees of $40,000.

         On December 20, 2002, we issued 1,000,000 units at a price of $0.70 per unit in an offshore transaction pursuant to Regulation S under the Securities Act of 1933. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.70 per share until December 15, 2005. Effective May 6, 2003, these warrants were repriced at $0.10 per share. Advisors to the private placement were paid placement and advisory fees of $56,000.

         On November 21, 2002, we entered into a $5.0 million equity line of credit facility with Selling stockholder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. We may draw down the facility at its discretion provided that each draw down is at least seven trading days apart, and the maximum amount that may be drawn down at any one time is limited to $70,000 and advance notice is required. The term of the equity line of credit is 24 months. At the time of draw down against the line of credit we will issue common shares equal to that amount advanced divided by 99% of the stock price on the five consecutive days after the date of notice. On each date of advance of funds, we are to pay 1.5% of the advanced fund as a commission. On the date of the execution of the contract, we issued shares worth $300,000 based on the trading price of our stock on that day. We may draw down the facility at its discretion upon effectiveness of the registration statement to be filed in the appropriate form under the Securities Act of 1933 for the purpose of registering the shares issuable upon the draw down of the credit facility. We subsequently terminated this equity line of credit facility and entered into a new $5.0 million equity line of credit facility as described above.

         On December 4, 2002, we issued 446,154 shares of our common stock to the lender under the equity line of credit at a deemed price of $0.65 per share, in payment of a commitment fee. We relied on Rule 506 of Regulation D and/or
Section 4(2) of the Securities Act of 1933 to effect this issuance.

         On November 21, 2002, we entered into a Securities Purchase Agreement whereby we agreed to issue up to $400,000 in convertible debentures, issuable in two tranches of $200,000 each to Selling stockholder relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. Upon closing of the first tranche of the private placement on November 21, 2002, we issued a single convertible debenture maturing November 21, 2004 and having a face principal amount of $200,000. The convertible debenture was issued at an 8% discount, for gross proceeds of $184,000. Our obligations under the convertible debentures were secured against all of our present and after-acquired personal property, assets and undertaking. Such security interest was subordinated to the security interest previously granted by us to TRW Inc. in all of our present and after-acquired personal property, assets and undertaking.

         On November 4, 2002, we issued, in an offshore transaction pursuant to Regulation S under the Securities Act of 1933, two million units at a price of $0.50 per unit. We realized gross cash proceeds of $250,000 from the private placement; the balance of the aggregate purchase price for the units was paid for by the application of $750,000 of principal under the senior convertible notes issued on September 20, 2002 (described below). Each unit consists of one common shares and one share purchase warrant. Each warrant entitled the holder to purchase one additional common share at an exercise price of $0.50 per share until November 4, 2005. Effective May 6, 2003, these warrants were repriced at $0.10 per share. An additional 17,672 common shares were issued as a payment of accrued interest at a deemed price of $0.50 per share. Advisors to the private placement were paid placement and advisory fees of $80,000 and issued 160,000 share purchase warrants exercisable at $0.50 per share for a period of five years pursuant to Rule 506, Section 4(2) under the Securities Act of 1933 and/or Regulation S.

         On September 20, 2002, we realized gross cash proceeds of $750,000 from the issuance of 10% redeemable convertible notes plus 150,000 share purchase warrants from the completion of a private placement effected in an off-shore transaction to a non-U.S. person, pursuant to Regulation S under the Securities Act of 1933. Interest on these notes is payable when the notes are fully converted or redeemed.

         On July 17, 2002, we issued 750,000 shares of common stock to a non-U.S. person in an offshore transaction pursuant to Regulation S at a price of $1.00 per share. In connection with such private placement, on July 31, 2002, we issued 22,000 shares of common stock to a different non-U.S. person in an offshore transaction pursuant to Regulation S at a price of $1.29 per share, as a placement fee.

         On June 27, 2002, we issued 30,000 common share purchase warrants to a non-U.S. person in an offshore transaction pursuant to Regulation S under the Securities Act of 1933. Each warrant entitles the holder to purchase one common share in the capital of the issuer at an exercise price of $2.80 per share until June 27, 2005, on which date the warrant will expire.

         On June 26, 2002, we issued 60,000 shares of common stock to a non-U.S. person upon exercise of warrants previously granted to it. We received total consideration of $99,000. The shares were issued in an offshore transaction relying on Regulation S under the Securities Act of 1933.

         On May 14, 2002, we issued 140,000 shares of common stock to a non U.S person upon exercise of warrants previously granted to it. We received total consideration of $210,000. The shares were issued in an offshore transaction relying on Regulation S under the Securities Act of 1933.

         On March 26, 2002, we issued 750,000 common shares at a price of $1.75 to a non-U.S. person in an offshore transaction pursuant to Regulation S. We also issued warrants for the purchase of 52,500 common shares to a non-U.S. person in an offshore transaction pursuant to Regulation S. The warrants were issued in payment of a placement fee related to the sale of the common shares. Each warrant entitles the holder to purchase one common share at an exercise price of $1.75 until March 26, 2005, on which date the warrant will expire.

         On February 13, 2002, we issued warrants for the purchase of 11,200 common shares to a non-U.S. person in an offshore transaction pursuant to an exemption from registration as provided by Regulation S under the Securities Act of 1933. The warrants were issued in payment of a placement fee related to the sale of units described below. Each warrant entitles the holder to purchase one common share of the Company at an exercise price of $1.70 until February 13, 2005, on which date the warrant will expire.

         On January 18, 2002, we issued 46,900 share purchase warrants to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act of 1933 . This warrant was issued in payment of a placement fee related to the sale of units described below. Each warrant entitles the holder to purchase one common share in the capital of the issuer at an exercise price of $1.70 until January 18, 2005, on which date the warrant will expire.

         Between  November  8, 2001 and  January 8,  2002,  we issued a total of
1,830,000 units to a select group of offshore investors in an offshore transaction pursuant to an exemption from registration as provided by Regulation S under the Securities Act of 1933. Each unit was issued at a price of $1.70 and consists of one common share and one common share purchase warrant. Each warrant is exercisable at a price of: (a) $2.30 if exercised on or before June 30, 2002;
(b) $2.80 if exercised after June 30, 2002 and on or before February 28, 2003; and (c) $3.30 if exercised after February 28, 2003 but on or before October 31, 2003, on which date the warrant will expire. Gross proceeds of the placement were $3,111,000, resulting in net proceeds of $2,955,469 after payment of placement fees and expenses related to the offering.

         In May 2001, we issued 40,072 shares of common stock at a deemed price of $2.50 per share to TRW Inc. as primary consideration in the Assignment and Amendment Agreement with TRW Inc. that transfers to us the license to manufacture and sell tire monitoring systems to the original equipment manufacturers of most medium and heavy trucks. These securities were issued on reliance on the exemptions from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

         On December 18, 2000, we issued 450,000 shares of common stock at a deemed price of $2.75 per share to TRW Inc. as primary consideration in the Assignment and Amendment Agreement with TRW Inc. that transfers to us the license to manufacture and sell tire monitoring systems to the original equipment manufacturers of most medium and heavy trucks. These securities were issued in reliance on the exemptions from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

         On October 2, 2000, we issued 160,000 shares of common stock to a non-U.S. person upon exercise of warrants previously granted to it. In exchange for the issuance, we received total consideration of $240,000. These securities were issued under an exemption provided by Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended.

         On April 7,2000, we issued 3,500 shares of our common stock to one of our employees at $2.00 per share as compensation for services rendered. We issued to the employee in an offshore transaction relying on Regulation S and/or
Section 4(2) of the Securities Act of 1933.

         Between March 27 and April 3, 2000, we issued 1,910,250 shares of common stock to certain accredited European investors at a price of $2.00 per share. Net proceeds of the placement were $3,340,473 after payment of placement fees. The shares were issued in an offshore transaction relying on Regulation S under the Securities Act of 1933.

         On December 16, 1999, we issued 25,000 shares of common stock at a value of $1.50 per share to Transense Technologies plc pursuant to a license agreement. Under the agreement, we purchased 250,000 units of Transense, each comprised of one share and one two-year purchase warrant, for a total purchase price of L150,000 (Pounds Sterling). The purchase price was paid two-thirds in cash and one-third in SmarTire shares. The offer and sale of these securities was made in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933.

         On December 15, 1999, we issued to one of our employees 10,000 shares of our common stock at $1.50 per share as compensation for services rendered. The shares were issued to the employee in an offshore transaction relying on Regulation S under the Securities Act of 1933.

         In September and October of 1999, we issued 1,505,000 shares of common stock at a price of $2.00 per share, resulting in net proceeds of $2,799,300 after payment of placement fees. The shares were issued to three institutional investors located in Europe in an unregistered private placement. The shares were issued in an offshore transaction relying on Regulation S under the Securities Act of 1933.

Item 27           EXHIBITS

         3.1 Certified of Incorporation of TTC/Truck Tech Corp. dated September 8, 1987(1)

         3.2      Memorandum and Articles of TTC/Truck Tech Corp.(1)

         3.3      Memorandum of TTC/Truck Tech Corp. dated September 2, 1987(1)

         3.4      Altered  Memorandum of TTC/Truck Tech Corp.  dated October 25,
                  1991(1)

         3.5 Certificate of Change of Name from TTC/Truck Tech Corp. to UniComm Signal Inc. dated April 13, 1994 (1)

         3.6 Certificate of Change of Name from UniComm Signal Inc. to SmarTire Systems Inc. dated December 24, 1997(1)

         3.7 Special Resolution and Altered Memorandum of UniComm Signal Inc. dated October 28, 1994(1)

         3.8 Special Resolution and Altered Memorandum of UniComm Signal Inc. dated January 17, 1997(1)

         3.9 Special Resolution and Altered Memorandum of SmarTire Systems Inc. dated November 17, 1995(1)

         3.10 Special Resolution and Altered Memorandum of SmarTire Systems Inc. dated January 16, 1998(1)

         3.11 Special Resolution and Altered Memorandum of SmarTire Systems Inc. dated December 5, 2000(4)

         3.12 Substituted Articles of SmarTire Systems Inc. adopted December 5, 2000(4)

         3.13. Articles of Continuance, dated January 29, 2003 and effective February 6, 2003 (11)

         3.14 Certificate of Amendment issued to SmarTire Systems Inc. by the Yukon Registrar of Corporations effective December 15, 2003, and attached Articles of Amendment of SmarTire Systems Inc. dated December 11, 2003(21)

         3.15 Certificate of Registration of Restated Articles issued to SmarTire Systems Inc. by the Yukon Registrar of Corporations effective December 15, 2003, and attached Restated Articles of Incorporation of SmarTire Systems Inc. dated December 11, 2003(21)

         3.17     By-Law No. 1, dated February 6, 2003(11)

         5.1 Opinion of Sichenzia Ross Friedman Ference LLP regarding the legality of the securities being registered**

         10.1 Product Licensing Agreement dated May 5, 1998 between SmarTire Systems Inc. and Advantage Enterprises Inc.(2)(3)

         10.2 Management Agreement between SmarTire Systems Inc. and Shawn Lammers dated as of August 1, 1999(3)

         10.3 Management Agreement between SmarTire Systems Inc. and Robert Rudman dated as of August 1, 1999(3)

         10.4 Management Agreement between SmarTire Europe Limited and Ian Bateman dated as of December 9, 1999(3)

         10.5 ASIS Development / Purchase Agreement dated as of December 13, 1999 between SmarTire Systems Inc. and Sensonor ASA(3)(2)

         10.6 License Agreement dated September 20, 1999 between SmarTire Systems Inc. and Transense Technologies plc.(3)(2)

         10.7 Management agreement between SmarTire Systems Inc. and Erwin Bartz dated as of January 3, 2001(5)

         10.8 License agreement dated August 31, 2001 between SmarTire Systems Inc. and TRW Inc.(6)(2)

         10.9 License agreement dated August 31, 2001 between TRW Inc. and SmarTire Systems Inc.(6)(2)

         10.10 Form of private placement subscription agreement between SmarTire Systems Inc. and purchasers of securities in SmarTire Systems Inc.'s first private placement completed in January 2002(7)

         10.11    Advisory  fee  payment  and  subscription   agreement  between
                  SmarTire Systems Inc. and West Sussex Trading, Inc. dated January 17, 2002 related to partial consideration paid under SmarTire Systems Inc.'s private placement completed in January 2002(7)

         10.12 Advisory fee payment and subscription agreement between SmarTire Systems Inc. and Seraph Capital AG dated February 12, 2002 related to partial consideration paid under SmarTire Systems Inc.'s private placement completed in January 2002(7)

         10.13 Private placement subscription agreement between SmarTire Systems Inc. and West LB Panmure Limited dated March 21, 2002 related to SmarTire Systems Inc.'s March 2002 private placement(7)

         10.14    Advisory  fee  payment  and  subscription   agreement  between
                  SmarTire Systems Inc. and Seraph Capital AG dated March 26, 2002 related to partial consideration paid under SmarTire Systems Inc.'s March 2002 private placement(7)

         10.15 Management agreement between SmarTire Systems Inc. and Al Kozak dated as of May 1, 2002(8)

         10.16 Memorandum of understanding between SmarTire Systems Inc. and Visteon Corporation(8)

         10.17    Form of securities purchase agreement between SmarTire Systems
                  Inc.  and  purchasers  of  the  10%   convertible   redeemable
                  promissory note due December 20, 2002(8)

         10.18    Form  of  10%  convertible   redeemable  promissory  note  due
                  December 20, 2002(8)

         10.19 Advisory agreement between SmarTire Systems Inc. and West Sussex Trading Inc. dated September 4, 2002 related to consideration payable under SmarTire Systems Inc.'s private placement of the 10% convertible redeemable promissory notes due December 20, 2002(8)

         10.20 Advisory agreement between SmarTire Systems Inc. and Impact Capital Limited dated October 25, 2002(9)

         10.21 Management agreement between SmarTire Systems Inc. and Jeff Finkelstein dated as of October 25, 2002(9)

         10.22 Supply agreement between SmarTire Systems Inc. and Pirelli Pneumatici dated September 24, 2002(9)(2)

         10.23 Security Agreement between SmarTire Systems Inc. and Cornell Capital Partners, L.P., dated as of November 21, 2002(10)

         10.24    Restated   Securities   Purchase  Agreement  between  SmarTire
                  Systems Inc. and Cornell Capital Partners, L.P., dated as of November 21, 2002(10)

         10.25 Escrow Agreement between SmarTire Systems Inc., Wachovia Bank N.A. and Cornell Capital Partners, L.P., dated as of November 21, 2002(10)

         10.26    Investor   Registration   Rights  Agreement  between  SmarTire
                  Systems Inc. and Cornell Capital Partners, L.P., dated as of November 21, 2002(10)

         10.27 Secured Convertible Debenture issued by SmarTire Systems Inc. to Cornell Capital Partners, .L.P, dated as of November 21, 2002(10)

         10.28 Equity Line of Credit Agreement between SmarTire Systems Inc. and Cornell Capital Partners, L.P., dated as of November 21, 2002(10)

         10.29 Placement Agent Agreement between SmarTire Systems Inc., Cornell Capital Partners, L.P., and Aegis Capital Corp., dated as of November 21, 2002(10)

         10.30    Escrow  Agreement  between  SmarTire  Systems  Inc.,   Cornell
                  Capital Partners, L.P., Butter Gonzalez LLP and Wachovia Bank, N.A., dated as of November 21, 2002(10)

         10.31 Registration Rights Agreement between SmarTire Systems Inc. and Cornell Capital Partners, L.P., dated as of November 21, 2002(10)

         10.32 Collaborative Agreement between SmarTire Systems Inc. and Visteon Corporation, dated December 9, 2002(10)

         10.33 Manufacturing, Co-Marketing and Development Agreement, dated February 6, 2003, between SmarTire Systems Inc. and Hyundai Autonet Co., Ltd.(12)

         10.34 Settlement Agreement, dated as of March 3, 2003, between SmarTire Systems Inc. and TRW Automotive U.S. LLC.(11)

         10.35 Extension and Settlement Agreement, dated March 10, 2003, between SmarTire Systems Inc. and TRW Automotive U.S. LLC.(11)

         10.36 Equity Line of Credit Agreement between SmarTire Systems Inc. and Cornell Capital Partners, L.P., dated as of February 19, 2003(10)

         10.37 Placement Agent Agreement between SmarTire Systems Inc., Cornell Capital Partners, L.P., and Aegis Capital Corp., dated as of February 19, 2003(10)

         10.38    Escrow  Agreement  between  SmarTire  Systems  Inc.,   Cornell
                  Capital Partners, L.P., Butter Gonzalez LLP and Wachovia Bank, N.A., dated as of February 19, 2003(10)

         10.39 Registration Rights Agreement between SmarTire Systems Inc. and Cornell Capital Partners, L.P., dated as of February 19, 2003(10)

         10.40 Secured Short-Term Promissory Note dated April 23, 2003, issued to Cornell Capital Partners, L.P.(12)

         10.41 Security Agreement dated April 23, 2003 between SmarTire Systems Inc. and Cornell Capital Partners, L.P.(12)

         10.42 Engagement Letter, dated October 25, 2002 with Impact Capital Partners Limited(13)

         10.43    Engagement   Letter,   dated  March  14,  2003  with  Dunwoody
                  Brokerage  Services,  Inc.  and  Jenkins  Capital  Management,
                  LLC(13)

         10.44 Letter agreement among SmarTire Systems Inc., Dunwoody Brokerage Services, Inc. and Jenkins Capital Management, LLC terminating the Engagement Letter among the parties dated March 14, 2003(13)

         10.45 Engagement Letter between SmarTire Systems Inc. and HPC Capital Management, dated March 19, 2003 **

         10.46 Securities Purchase Agreement, dated May 15, 2003, among SmarTire Systems Inc. and Palisades Master Fund, L.P., Alpha Capital AG, Crescent International Ltd., and Goldplate Investment Partners(13)

         10.47 Registration Rights Agreement, dated May 15, 2003, among SmarTire Systems Inc. and Palisades Master Fund, L.P., Alpha Capital AG, Crescent International Ltd., and Goldplate Investment Partners(13)

         10.48 Escrow Agreement, dated May 15, 2003, among SmarTire Systems Inc. and Palisades Master Fund, L.P., Alpha Capital AG, Crescent International Ltd. , Goldplate Investment Partners and Feldman Weinstein, LLP, as escrow agent(13)

         10.49    Form of 7% Convertible Debenture(13)

         10.50    Form of Stock Purchase Warrant(13)

         10.51 Warrant Certificate dated May 16, 2003 registered in the name of Dunwoody Brokerage Services, Inc.(13)

         10.52 Stock Purchase Warrant dated May 16, 2003 registered in the name of HPC Capital Management(13)

         10.53 Placement Fee Payment and Subscription Agreement, dated May 27, 2003, with Impact Capital Partners Limited(13)

         10.54 Form of Stock Purchase Warrant for Impact Capital Partners Limited.(13)

         10.55 Second Extension and Settlement Agreement, dated May 15, 2003, with TRW Automotive U.S. LLC(13)

         10.56    Memorandum of Agreement with SensoNor, ASA(13)

         10.57 Securities Purchase Agreement, dated as of July 17, 2003, among SmarTire Systems Inc. and Palisades Master Fund, L.P., Alpha Capital AG, Crescent International Ltd., and Goldplate Investment Partners(14)

         10.58 Registration Rights Agreement, dated as of July 17, 2003, among SmarTire Systems Inc. and Palisades Master Fund, L.P., Alpha Capital AG, Crescent International Ltd., and Goldplate Investment Partners(14)

         10.59 Escrow Agreement, dated as of July 17, 2003, among SmarTire Systems Inc. and Palisades Master Fund, L.P., Alpha Capital AG, Crescent International Ltd., Goldplate Investment Partners and Feldman Weinstein, LLP, as escrow agent(14)

         10.60    Form of 8% convertible debenture(14)

         10.61    Form of Stock Purchase Warrant(14)

         10.62 Stock Purchase Warrant, dated as of July 17, 2003, registered in the name of HPC Capital Management(14)

         10.63 Standby Equity Distribution Agreement, dated as of May 19, 2004, between SmarTire Systems Inc. and Selling stockholder Limited**

         10.64    Registration  Rights  Agreement,  dated  as of May  19,  2004,
                  between   SmarTire   Systems  Inc.  and  Selling   stockholder
                  Limited**

         10.65    Escrow  Agreement,  dated as of May 19, 2004,  among  SmarTire
                  Systems  Inc.,   Selling   stockholder   Limited  and  Feldman
                  Weinstein, LLP, as escrow agent**

         10.66 Stock Purchase Warrant, dated as of May 19, 2004, registered in the name of Selling stockholder Limited(14)

         10.67 Stock Purchase Warrant, dated as of May 19, 2004, registered in the name of HPC Capital Management(14)

         10.68    Advisory  fee  payment  and  subscription   agreement  between
                  SmarTire Systems Inc. and West Sussex Trading, Inc. dated July 25, 2003(14)

         10.69 Direction and Assignment Agreement among SmarTire Systems Inc., West Sussex Trading, Inc. and Lawrence Becerra dated July 25, 2003(14)

         10.70 Form of Direction and Assignment Agreement among SmarTire Systems Inc., West Sussex Trading, Inc. and each of William A. Page and John Finbury, dated July 25, 2003(14)

         10.71 Form of Direction and Assignment Agreement among SmarTire Systems Inc., West Sussex Trading, Inc. and each of Lawrence Becerra, William A. Page and Kapplan Properties Ltd., dated May 7, 2003(14)

         10.72 Direction and Assignment Agreement among SmarTire Systems Inc., West Sussex Trading, Inc. and John Finbury dated May 7, 2003(14)

         10.73 Form of Direction and Assignment Agreement among SmarTire Systems Inc., West Sussex Trading, Inc. and each of Lawrence Becerra, William A. Page and Kapplan Properties Ltd., dated January 10, 2003(14)

         10.74 Direction and Assignment Agreement among SmarTire Systems Inc., West Sussex Trading, Inc. and John Finbury, dated as of January 10, 2003(14)

         10.75 Management Agreement between SmarTire Systems Inc. and John Taylor-Wilson, dated as of August 1, 2003(14)

         10.76 Engagement Letter between SmarTire Systems Inc. and HPC Capital Management, dated August 12, 2003**

         10.77 Financial Consulting Agreement between SmarTire Systems Inc. and Epoch Financial Group, Inc., dated August 15, 2003(14)

         10.78 Stock Purchase Warrant, dated August 15, 2003, registered in the name of Epoch Financial Group, Inc.(14)

         10.79 Agreement in Principle between SmarTire Systems Inc. and Beijing Boom Technology Limited dated September 8, 2003(15)(2)

         10.80 Master Distribution Agreement between SmarTire Systems Inc. and Beijing Boom Technology Co. Ltd. dated October 17, 2003.(16) (Portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to a Request for Confidential Treatment filed under 17 C.F.R.ss.ss.200.80(b)(4) and 240.24b-2.)

         10.81 Contract Manufacturing Services Agreement between SmarTire Systems Inc. and Hyundai Autonet Company dated October 17, 2003.(17)(2)

         10.82 Letter Agreement dated October 27, 2003 between SmarTire Systems Inc. and HPC Capital Management.(18)

         10.83 Stock Purchase Warrant, dated October 27, 2003, registered in the name of HPC Capital Management.(18)

         10.84 Letter Agreement dated October 27, 2003 between SmarTire Systems Inc. and Palisades Master Fund, L.P.(18)

         10.85 Stock Purchase Warrant, dated October 27, 2003, registered in the name of Palisades Master Fund, L.P.(18)

         10.86 Letter Agreement dated November 6, 2003 between SmarTire Systems Inc. and Crescent International Ltd.(19)

         10.87 Stock Purchase Warrant, dated November 10, 2003, registered in the name of Crescent International Ltd. (19)

         10.88 Letter Agreement dated November 6, 2003 between SmarTire Systems Inc. and Alpha Capital AG(19)

         10.89 Stock Purchase Warrant, November 10, 2003, registered in the name of Alpha Capital AG(19)

         10.90 Letter Agreement dated November 6, 2003 between SmarTire Systems Inc. and Goldplate Investment Partners(19)

         10.91 Stock Purchase Warrant, dated November 10, 2003, registered in the name of Goldplate Investment Partners(19)

         10.92 Amending Letter Agreement dated November 10, 2003 between SmarTire Systems Inc. and HPC Capital Management(19)

         10.93 Amended Stock Purchase Warrant, dated as of October 27, 2003, registered in the name of HPC Capital Management(19)

         10.94 Amending Letter Agreement dated November 10, 2003 between SmarTire Systems Inc. and Palisades Master Fund, L.P.(19)

         10.95 Amended Stock Purchase Warrant, dated as of October 27, 2003, registered in the name of Palisades Master Fund, L.P.(19)

         10.96    Development   Agreement   dated  September  12,  2003  between
                  SmarTire Systems Inc. and Vansco Ltd.(20)

         10.97 Co-Marketing and Development Agreement dated October 10, 2003 between Haldex Brake Products Ltd. and SmarTire Systems Inc.(20)

         10.98 Supply Agreement dated October 10, 2003 between SmarTire Systems Inc. and Haldex Brake Products Ltd.(20)

         10.99 Securities Purchase Agreement, dated as of December 19, 2003, among SmarTire Systems Inc. and Palisades Master Fund, L.P., Alpha Capital AG, Crescent International Ltd., Goldplate Investment Partners, Gamma Opportunity Capital Partners, LP, PEF Advisors Ltd. and Bristol Investment Fund, Ltd.(22)

         10.100 Registration Rights Agreement, dated as of December 24, 2003, among SmarTire Systems Inc. and Palisades Master Fund, L.P., Alpha Capital AG, Crescent International Ltd., Goldplate Investment Partners, Gamma Opportunity Capital Partners, LP, PEF Advisors Ltd. and Bristol Investment Fund, Ltd. (22)

         10.101 Escrow Agreement, dated as of December 24, 2003, among SmarTire Systems Inc. and Palisades Master Fund, L.P., Alpha Capital AG, Crescent International Ltd., Goldplate Investment Partners, Gamma Opportunity Capital Partners, LP, PEF Advisors Ltd., Bristol Investment Fund, Ltd. and Feldman Weinstein, LLP, as escrow agent(22)

         10.102   Form of Discounted Convertible Debenture(22)

         10.103   Form of Addendum to Discounted Convertible Debenture(22)

         10.104   Form of Stock Purchase Warrant(22)

         10.105 Placement Fee Payment and Subscription Agreement, dated as of December 24, 2003, between SmarTire Systems Inc. and HPC Capital Management (22)

         10.106 Stock Purchase Warrant, dated as of December 24, 2003, registered in the name of HPC Capital Management (22)

         10.107 Amendment Agreement between SmarTire Systems Inc. and Talisman Management Limited dated January 21, 2004, amending the Common Stock Purchase Agreement between the parties dated as of July 23, 2003(23)

         10.108 Amendment Agreement between SmarTire Systems Inc. and Talisman Management Limited dated January 21, 2004, amending the Registration Rights Agreement between the parties dated as of July 23, 2003(23)

         10.109   Form of Promissory note issued to Cornell Capital
                  Partners, LP(24)

         10.110   Standby Equity Distribution Agreement dated May 19, 2004**

         10.111   Registration Rights Agreement dated May 19, 2004**

         10.112   Escrow Agreement with Cornell Capital

         21.1     SmarTire Technologies Inc.

         21.2     SmarTire USA Inc.

         21.3     SmarTire Europe Limited

         23.2     Consent of KPMG LLP**

         24.1 Power of Attorney (contained on the signature pages of this registration statement)

         ** Filed herewith.

         (1) Incorporated by reference to SmarTire Systems Inc.'s Form 10-KSB filed with the Securities and Exchange Commission on August 18, 1998.

         (2) Portions of the Exhibit have been omitted pursuant to an order granting confidential treatment under the Securities Exchange Act of 1934.

         (3) Incorporated by reference to SmarTire Systems Inc.'s Form 10-QSB filed with the Securities and Exchange Commission on March 16, 2000.

         (4) Incorporated by reference to SmarTire Systems Inc.'s definitive Proxy Statement and Information Circular on Schedule 14A filed with the Securities and Exchange Commission on October 31, 2000.

         (5) Incorporated by reference to SmarTire Systems Inc.'s Form 10-KSB filed with the Securities and Exchange Commission on October 26, 2001.

         (6) Incorporated by reference to SmarTire Systems Inc.'s Form 10-KSB/A filed with the Securities and Exchange Commission on August 19, 2002.

         (7) Incorporated by reference to SmarTire Systems Inc.'s Form 10-QSB filed with the Securities and Exchange Commission on June 14, 2002.

         (8) Incorporated by reference to SmarTire Systems Inc.'s Form 10-KSB filed with the Securities and Exchange Commission on October 25, 2002.

         (9) Incorporated by reference to SmarTire Systems Inc.'s Form 10-QSB filed with the Securities and Exchange Commission on December 13, 2002.

         (10) Incorporated by reference to SmarTire Systems Inc.'s Form SB-2 filed with the Securities Exchange Commission on January 23, 2003.

         (11) Incorporated by reference to Post-Effective Amendment No. 1 to SmarTire Systems Inc.'s Form SB-2 filed with the Securities Exchange Commission on March 14, 2003.

         (12) Incorporated by reference to Post-Effective Amendment No. 3 to SmarTire Systems Inc.'s Form SB-2 filed with the Securities Exchange Commission on May 2, 2003.

         (13) Incorporated by reference to SmarTire Systems Inc.'s Form SB-2 filed with the Securities Exchange Commission on June 4, 2003.

         (14) Incorporated by reference to SmarTire Systems Inc.'s Form SB-2 filed with the Securities Exchange Commission on August 18, 2003.

         (15) Incorporated by reference to SmarTire Systems Inc.'s Form 8-K filed with the Securities and Exchange Commission on September 10, 2003.

         (16) Incorporated by reference to SmarTire Systems Inc.'s Form 8-K/A filed with the Securities and Exchange Commission on January 7, 2004.

         (17) Incorporated by reference to SmarTire Systems Inc.'s Form 8-K filed with the Securities and Exchange Commission on October 24, 2003.

         (18) Incorporated by reference to Pre-Effective Amendment No. 1 to SmarTire Systems Inc.'s registration statement on Form SB-2/A filed with the Securities Exchange Commission on November 4, 2003.

         (19) Incorporated by reference to SmarTire Systems Inc.'s Form 8-K filed with the Securities and Exchange Commission on November 13, 2003.

         (20) Incorporated by reference to SmarTire Systems Inc.'s Form 10-QSB filed with the Securities and Exchange Commission on December 12, 2003.

         (21) Incorporated by reference to SmarTire Systems Inc.'s Form 8-K filed with the Securities and Exchange Commission on December 23, 2003.

         (22) Incorporated by reference to SmarTire Systems Inc.'s Form SB-2 filed with the Securities Exchange Commission on January 15, 2004.

         (23) Incorporated by reference to SmartTire System Inc.'s Form SB-2 filed with the Securities and Exchange Commission on February 6, 2004

         (24) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on April 28, 2004.

Item 28 UNDERTAKINGS

The undersigned Company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

         (a) any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors,

officers and controlling persons of SmarTire pursuant to the foregoing provisions, or otherwise, SmarTire has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by SmarTire of expenses incurred or paid by a director, officer or controlling person of SmarTire in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, SmarTire will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

         For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Richmond, British Columbia on June 1, 2004.

SMARTIRE SYSTEMS INC.

/s/Robert Rudman
-------------------------------------------------------
By: Robert Rudman, President, Chief Executive Officer and Chairman

/s/Jeff Finkelstein
-------------------------------------------------------
By: Jeff Finkelstein, Chief Financial Officer,
Principal Financial Officer and Principal Accounting Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Robert Rudman as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/Robert Rudman
-------------------------------------------------------
Robert Rudman, President, CEO, Chairman and Director
June 1, 2004

/s/Al Kozak
-------------------------------------------------------
Al Kozak, Chief Operating Officer and Director
June 1, 2004

/s/John Bolegoh
-------------------------------------------------------
John Bolegoh, Technical Support Manager and Director
June 1, 2004

/s/William Cronin
-------------------------------------------------------
William Cronin, Director
June 1, 2004

/s/Johnny Christiansen
-------------------------------------------------------
Johnny Christiansen, Director
June 1, 2004

/s/Martin Gannon
-------------------------------------------------------
Martin Gannon, Director
June 1, 2004